EXHIBIT 10.5

LOAN AGREEMENT
Dated as of December 2, 2016
between
MAGUIRE PROPERTIES-355 S. GRAND, LLC,
as Borrower,
and
H/2 FINANCIAL FUNDING I LLC,
as Lender

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

Exhibits

I	Organizational Chart
II	Form of Subordination, Non-Disturbance and Attornment Agreement
III	Form of Tenant Notice
IV	Form of Notice of Borrowing

Schedules

A	Property
B	Property Agreements
C	Monthly Property Tax Deposits
D	Unfunded Obligations
E	Exception Report
F	[Reserved]
G	Rent Roll
H	Material Agreements
I	Deferred Maintenance Conditions

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of December 2, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement” or sometimes “Loan Agreement”), between H/2 FINANCIAL FUNDING I LLC, a Delaware limited liability company, as lender (together with its successors and assigns and such other co-Lender as may exist from time to time, collectively, “Lender”), and MAGUIRE PROPERTIES-355 S. GRAND, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, collectively, “Borrower”).
RECITALS
Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the property known as Wells Fargo Center, located at 355 S. Grand Avenue, Los Angeles, California, and comprising approximately 1,163,108 square feet and approximately 1,514 parking stalls, including approximately 744 parking stalls located at 235 South Hill Street, Los Angeles, California.
Lender is willing to make the Loan on the terms and subject to the conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, the Notes and the other Loan Documents.
In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:
DEFINITIONS
(a)    When used in this Agreement, the following capitalized terms have the following meanings:
“235 Garage” shall mean the portion of the Property utilized as a garage with approximately 744 parking stalls located at 235 South Hill Street, Los Angeles, California.
“333 Garage” means the portion of the property known as Wells Fargo Center – North, located at 333 S. Grand Avenue, Los Angeles, California utilized as a garage with approximately 1312 parking stalls.
“355 Garage” shall mean the portion of the Property utilized as a garage with approximately 740 parking stalls located at 355 S. Grand Avenue, Los Angeles, California.
“355 Property” shall mean the portion of the Property known as Wells Fargo Center South Tower, located at 355 S. Grand Avenue, Los Angeles, California, and comprising approximately 1,163,108 square feet.
“Acceptable Blanket Policy” shall have the meaning specified in Section 5.15(g) hereof.

“Acceptable Counterparty” means any counterparty to an Interest Rate Cap Agreement that has and maintains (a) a long-term unsecured debt rating or counterparty rating of A or higher from S&P and (b) a long-term unsecured debt rating of A2 or higher from Moody’s.
“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest and other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.
“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly and/or indirectly twenty-five percent (25%) or more of all equity interests in such Person or is under common ownership, directly or indirectly, with twenty-five percent (25%) or more of all equity interests of such Person, and/or (ii) is in Control of, is Controlled by or is under common Control with such Person, and/or (iii) is the spouse, issue or parent of such Person or of an Affiliate of such Person.
“Agent” has the meaning set forth in Section 9.39.
“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“ALTA” means the American Land Title Association, or any successor thereto.
“Alteration” means any demolition, alteration, installation, improvement or expansion of or to the Property or any portion thereof.
“Annual Budget” means an annual capital and operating expenditure budget for the Property prepared by Borrower that specifies amounts sufficient to operate and maintain the Property during the applicable year covered by such budget at a standard at least equal to that maintained on the Closing Date.
“Applicable Federal Backstop Percentage” has the meaning set forth in Section 5.15(a)(ix).
“Appraisal” means an appraisal of the Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).
“Approved Annual Budget” has the meaning set forth in Section 5.17.
“Approved Brokerage Agreement” means, (i) as of the Closing Date, the Initial Approved Management Agreement, and (ii) following the Closing Date, any other brokerage agreement that is approved by Lender, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Leasing Costs” means out-of-pocket expenses which are actually incurred by Borrower, including, without limitation, any costs and expenses for Tenant Improvements, Tenant Allowances, Leasing Commissions, Capital Expenditures and other similar costs incurred to prepare space for occupancy by the applicable Tenant, architectural design costs, lease takeover/buyout costs related to inducing a Tenant to take space at the Property and the reasonable costs and expenses of Borrower in negotiating, preparing and executing the applicable Lease, in each case, in connection with, or pursuant to, Leases executed or renewed (or the space under an existing Lease is expanded) after the Closing Date in accordance with the terms of this Agreement and as set forth in and required by such Leases and brokerage agreements.
“Approved Listing Agent” means Brookfield Properties Management (CA) Inc., a Delaware corporation and an Affiliate of Borrower, or any other Affiliate of a Brookfield Party or any other listing agent approved by Lender in accordance with the terms of this Agreement, in each case unless and until Lender requests the termination of such listing agent pursuant to Section 5.23.
“Approved Management Agreement” means that certain Management and Leasing Agreement, dated as of November 8, 2013, between Borrower and the Initial Approved Property Manager (as amended in accordance with the terms hereof from time to time, the “Initial Approved Management Agreement”), and any other property management agreement with an Approved Property Manager in substantially the form of the Initial Approved Management Agreement or that is otherwise approved by Lender in accordance with the terms of this Agreement, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Approved Parking Management Agreement” means, collectively, (i) that certain Management Agreement (Wells Fargo Center), effective as of August 1, 2014, by and among North Tower, LLC, a Delaware limited liability company (“North Tower Owner”), Borrower and Initial Approved Parking Manager, (ii) that certain Management Agreement (X-2 Garage), effective as of August 1, 2014, by and between Borrower and Initial Approved Parking Manager, and (iii) any other parking management agreement that is substantially in the form of either of the agreements set forth in clauses (i) and (ii) above, or that is approved by Lender in accordance with the terms of this Agreement, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Approved Parking Manager” means ABM Onsite Services – West, Inc., a Delaware corporation (“Initial Approved Parking Manager”), or any other management company approved by Lender in accordance with the terms of this Agreement, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.24(c).
“Approved Property Manager” means Brookfield Properties Management (CA) Inc., a Delaware corporation and an Affiliate of Borrower (the “Initial Approved Property Manager”), or any other Affiliate of a Brookfield Party or any other management company approved by Lender in accordance with the terms of this Agreement, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

“Approved Replacement Guarantor” means a Person that satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee” (i) who either Controls Borrower or owns a direct or indirect interest in Borrower, (ii) either (a) satisfies the Guarantor Net Worth Covenant and is otherwise reasonably acceptable to Lender or (b) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity, is acceptable to Lender in Lender’s sole discretion, (iii) is formed in (or, if such Person is an individual, is a citizen of), maintains its principal place of business in (or, if such Person is an individual, maintains a primary residence in), and is subject to service in the United States or Canada, (iv) has sufficient assets in the United States or Canada to meet the Guarantor Net Worth Covenant and (v) if required pursuant to a pooling and servicing agreement entered into in connection with a Secondary Market Transaction, which satisfies the Rating Condition of each applicable Rating Agency.
“Assignment of Contracts” shall mean that certain Assignment of Plans, Specifications, Permits, Contracts, Licenses, Entitlements and Intangibles dated as of the date hereof by Borrower in favor of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Assignment of Interest Rate Cap Agreement” means each collateral assignment of an interest rate cap agreement executed by Borrower and an Acceptable Counterparty in accordance herewith, each of which must be in the form executed by Borrower and the initial Acceptable Counterparty on the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Assignment of Leases” shall mean a certain Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Assumed Leasing Costs” means, with respect to any Lease, an amount equal to (x) $12.00, multiplied by (y) the number of rentable square feet demised pursuant to the terms of such Lease, multiplied by (z) the number of years that are in the initial term of such Lease, excluding all unexercised extension options.
“Atrium” means the Retail Pavilion (as defined in the Reciprocal Easement and Operating Agreement listed on Exhibit B, item 2 hereof).
“Atrium Renovation” means a renovation of the Atrium.
“Backward-Looking Special Purpose Entity Representations and Warranties” shall have the meaning set forth in Section 4.17(d) hereof.
“Bankruptcy Code” has the meaning set forth in Section 7.1(d).
“Basic Carrying Costs Escrow Account” has the meaning set forth in Section 3.4(a).
“Border Zone Property” has the meaning set forth in Section 4.28(e).

“Borrower” has the meaning set forth in the first paragraph of this Agreement.
“Borrower Party” or “Borrower Parties” shall mean each of Borrower, any Approved Property Manager that is an Affiliate of Borrower (including, without limitation, the Initial Approved Property Manager), Single-Purpose Equityholder and Guarantor.
“Borrower Related Party” means, collectively and individually, any Borrower Party and any Affiliate of any of the foregoing, and any officer, director, manager, agent, employee of the foregoing, and any Person acting at the direction of any of the foregoing.
“Breakage Costs” has the meaning set forth in Section 1.8(g).
“Brookfield Parties” means, each of Brookfield Property Partners, L.P., a Bermuda limited partnership and Brookfield Asset Management, Inc., an Ontario corporation.
“Budgeted Operating Expenses” means, with respect to any calendar month, an amount equal to the Operating Expenses budgeted for such calendar month as set forth in the then-applicable Approved Annual Budget, subject to an increase in Operating Expenses not to exceed an aggregate increase of all Operating Expenses of ten percent (10%) of the Operating Expenses set forth in the then-applicable Approved Annual Budget without the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned; provided that no such consent shall be required in connection with expenditures for non-discretionary items and expenditures required to be made by reason of the occurrence of any unexpected event that threatens imminent harm to persons or property at the Property and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto.
“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, “Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London.
“CapEx Sharing Agreement” has the meaning set forth in Section 5.20(f).
“Capital Expenditure” means hard and soft costs (including, without limitation, architectural, engineering and special permitting related costs) incurred by Borrower with respect to replacements and capital repairs made to the Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.
“Cash Flow Sweep Period” means each of the following:
(i) from and after December 2, 2019 (the “First Cash Flow Test Date”), the period commencing upon a Low Debt Yield Period Trigger and ending on a Low Debt Yield Period Cure (and, from and after December 2, 2019, if the financial reports required under Sections 5.12 and 5.13 are not delivered to Lender as and when required hereunder, a Cash Flow Sweep Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Cash Flow Sweep Period is ongoing). For avoidance of doubt, Lender shall determine whether a Low Debt Yield Period Trigger exists as of the First Cash Flow Test Date based on the Test Period occurring immediately prior to the First Cash Flow Test Date;
(ii) the period of time commencing upon the occurrence of any Event of Default, and ending upon such time as Lender has accepted in writing a cure of such Event of Default (it being understood that Lender shall have no obligation to accept a cure by Borrower of an Event of Default) and so long as no other Event of Default then exists and is continuing; and
(iii) the period of time commencing upon the date that Latham delivers to Borrower the Termination Notice (as such term defined in the Latham Lease) pursuant to the terms of the Latham Lease and ending on a Low Debt Yield Period Cure; provided, that, at all times after Latham delivers the Termination Notice, the calculation of In-Place NOI shall exclude base rent under the Latham Lease.
“Cash Flow Sweep Reserve Account” has the meaning set forth in Section 3.8(a).
“Cash Management Account” has the meaning set forth in Section 3.1(a).
“Cash Management Agreement” means that certain cash management agreement, to be entered into by and among Borrower, Lender and the Cash Management Bank that maintains the Cash Management Account in accordance with the terms of this Agreement, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Cash Management Bank” means, individually and collectively, Wells Fargo Bank, N.A., or another the Eligible Institution(s) at which the Collateral Accounts (other than the Clearing Account) are maintained.
“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of the Property.
“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director” or (v) any other reason for which the prior written consent of Lender shall have been obtained.
“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

“Clearing Account” has the meaning set forth in Section 3.1(a).
“Clearing Account Agreement” has the meaning set forth in Section 3.1(a).
“Clearing Account Bank” means Bank of the West or another Eligible Institution chosen by Borrower and reasonably satisfactory to Lender.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means all assets owned from time to time by Borrower including the Property, the Revenues and all other tangible and intangible property in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.
“Collateral Account” means, each of the accounts and sub-accounts established pursuant to Article III hereof, other than the Operating Account.
“Component Spread” has the meaning set forth in Section 1.1(f).
“Condemnation” means a taking or voluntary conveyance of all or part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.
“Condemnation/Casualty Threshold Amount” means an amount equal to $10,000,000.00.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consultant” shall mean a third party construction consultant as may be selected by Lender and approved by Borrower (which approval shall not be unreasonably withheld, conditioned or delayed).
“Consultant Fee” means the fees charged to Lender by Consultant.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.
“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise, subject to, if applicable, major decision approval rights in favor of another Person (“Controlled” and “Controlling” each have the meanings correlative thereto).
“Controlled Affiliate” means a Person that is in Control of, is Controlled by or is under common Control with any Borrower Party.
“Damages” to a Person means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise; provided, however, that “Damages” shall not include special, consequential or punitive damages, except to the extent imposed upon Lender by one or more third parties.
“DBRS” means DBRS, Inc. or its applicable affiliate.
“Debt” means, with respect to any Person, without duplication:
(i)    all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;
(ii)    all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;
(iii)    all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due or delinquent;
(iv)    all Contingent Obligations of such Person;
(v)    all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;
(vi)    all contractual indemnity obligations of such Person pursuant to which such Person actually then owes an amount to another Person; and
(vii)    any material actual liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Debt Service” means, with respect to any particular period of time, the scheduled interest payments due and payable under the Note.
“Debt Service Coverage Ratio” means a ratio for the applicable date of determination thereof, as reasonably determined by Lender in which:
(i)    the numerator is the In-Place NOI calculated as of such date of determination; and
(ii)    the denominator is the annual Debt Service assuming an interest rate equal to the sum of a Strike Rate of three percent (3.00%) plus the Spread.
“Debt Yield” means, as of the date of determination, the fraction expressed as a percentage equal to (i) In-Place NOI for the most recently ended Test Period by (ii) the Principal Indebtedness as of such date of determination.
“Debt Yield Threshold” means (i) with respect to the second Extension Term, seven and one half of one percent (7.50%), and (ii) with respect to the third Extension Term, eight percent (8.0%).
“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.
“Default Rate” means, with respect to any Note or Note Component, the greater of (x) three percent (3.0%) per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder and (y) one percent (1.0%) per annum in excess of the Prime Rate from time to time; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by Legal Requirements, the Default Rate shall be limited to the maximum rate permitted by Legal Requirements.
“Deferred Maintenance Conditions” means those items described in Schedule I.
“Eligible Account” means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution that has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) that, in either case, has corporate trust powers, acting in its fiduciary capacity.
“Eligible Institution” means either an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A–1” by S&P, “P–1” by Moody’s and “F–1” by Fitch, and whose long-term senior unsecured debt obligations are rated at least “A-” by S&P, “A” by Fitch, and “A2” by Moody’s and whose deposits are insured by the FDIC or (ii) that is otherwise approved by Lender in writing, which approval shall not be unreasonably withheld.

“Eligibility Requirements” means, with respect to any Person, a Person that (i) has total assets (excluding such Person’s interest in Borrower) (in name or under management and which shall include unencumbered, irrevocable and uncalled capital commitments) in excess of $650,000,000.00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $300,000,000.00, and (ii) is a Qualified Transferee.
“Embargoed Person” means any Person subject to trade restrictions under any Federal Trade Embargo.
“Engineering Report” means a structural and seismic engineering report or reports (including a “probable maximum loss” calculation, if applicable) with respect to the Property prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.
“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.
“Environmental Indemnity” means that certain Environmental Indemnity Agreement, executed by Borrower and Guarantor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, or (iv) the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.
“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-05 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.
“Event of Default” has the meaning set forth in Section 7.1.
“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule E, setting forth any exceptions to the representations set forth in Article IV.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.8, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 1.8(b) and (d) any Taxes imposed under FATCA.
“Exculpated Person” means each Person that is an affiliate, equityholder, beneficiary, trustee, member, officer, director, agent, manager, independent manager, employee or partner of Borrower or Guarantor.
“Executed Leases” means the Leases entered into by Borrower or Borrower’s predecessor-in-interest prior to the date hereof and that are in full force and effect as of the date hereof.

“Extension DSCR” means the quotient of (i) the In-Place NOI for the applicable Extension Term divided by (ii) the anticipated annual debt service on the Principal Indebtedness during the applicable Extension Term assuming an interest rate equal to the sum of the Strike Rate plus the Spread.
“Extension Term” has the meaning set forth in Section 1.2.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Trade Embargo” means any federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.
“Fee Letter” means that certain Fee Letter, dated as of the date hereof, by Borrower in favor of Lender.
“FF&E” has the meaning set forth in Section 1.5(b)(iii)(M).
“Fiscal Quarter” means each three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned.
“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld, delayed or conditioned.
“Fitch” means Fitch, Inc. and its successors.
“Force Majeure” means a delay due to strikes, lockouts, labor disputes, inability to obtain materials generally in the market, failure of power or other necessary utilities, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental actions, terrorist acts, civil commotion, insurrection, revolution, sabotage or fire or other casualty or other event or circumstance beyond the reasonable control of Borrower; provided, that Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower. For the purposes of this Agreement, any period of Force Majeure shall apply only to such Person’s performance of the obligations necessarily affected by such circumstance and shall continue only so long as such Person is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof, and, in no event, for longer than one hundred twenty (120) days from the commencement of the Force Majeure period.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), as applicable, of the Department of Treasury of the United States of America, and any successor form.
“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.
“Form W-8IMY” means Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting) of the Department of the Treasury of the United States of America, and any successor form.
“Form W-9” means Form W-9 (Request for Taxpayer Identification Number and Certification) of the Department of the Treasury of the United States of America, and any successor form.
“Future Advance” means each additional funding of Loan proceeds after the Closing Date.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Agent notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.
“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).
“Gross Revenue” shall mean all revenue or other proceeds derived from the ownership, operation, financing or sale of the Property (or any portion thereof) from whatever source, (including, without limitation, rents, Termination Fees, and any revenue or proceeds received by any Borrower Related Party on behalf of, or as agent for, Borrower relating to the Property), any revenue received in connection with any tax certiorari proceeding and any amounts received by any Borrower Related Party, on behalf of, or as agent for, Borrower as a result of any litigation or other legal, administrative or other proceeding (net of reasonable costs and expenses incurred by such Borrower Related Party in accordance herewith in recovering such amounts); provided, however, Gross Revenue shall not include any Loss Proceeds (other than business interruption and/or rental loss insurance proceeds) or disbursements from any Reserve Account.
“Guarantor” means Brookfield DTLA Holdings LLC, a Delaware limited liability company.
“Guarantor Net Worth Covenant” means the covenant regarding Guarantor’s Net Worth (as such term is defined in the Recourse Guaranty) set forth in Section 3.2(g) of the Recourse Guaranty.
“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under the Property is prohibited or requires investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Property that are used at the Property in compliance with Environmental Laws and in a manner that does not result in a Material Adverse Effect.
“Initial Approved Management Agreement” has the meaning set forth in the definition of “Approved Management Agreement”.
“Initial Approved Parking Manager” has the meaning set forth in the definition of “Approved Parking Manager”.
“Initial Approved Property Manager” has the meaning set forth in the definition of “Approved Property Manager”.
“In-Place NOI” means, with respect to any Test Period, Net Operating Income for such Test Period, subject to the following adjustments, each for the prior Fiscal Quarter, times four:
(i)    actual in place base rents and other contractual revenue (including, but not limited to parking income and tenant reimbursement revenue) actually paid under Qualified Leases; provided, that the calculation shall take into account pro forma base rents under Qualified Leases entered into during the applicable Test Period, as if the Tenant thereunder was paying full, unabated rent for the entire Test Period, plus trailing twelve (12) month expense reimbursements from such Tenants, plus trailing twelve (12) month ordinary recurring operating income from the Property, each determined in accordance with GAAP; minus trailing twelve (12) month operating, renting, administrative, management, legal and other ordinary expenses of Borrower and the Property, determined in accordance with GAAP (expressly excluding depreciation, amortization and other non-cash items, debt service payments on the Loan and Capital Expenditures and non-recurring expenditures); and
(ii)    when calculating the amount set forth in clause (i) above, management fees shall be adjusted to reflect a management fee equal to the greater of (a) the actual management fee (provided that the actual management fee is a market management fee that is comparable to management fees then being paid to property managers of projects that are similar in scope and nature to the Property, as determined by Lender in its reasonable discretion), and (b) the Maximum Management Fee.
In-Place NOI shall be determined by Lender its reasonable discretion and shall be binding and conclusive absent manifest error.
“Increased Costs” has the meaning set forth in Section 1.8(g).
“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs, Spread Maintenance Premiums and other amounts due or to become due to Lender pursuant to this Agreement, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Note or any of the other Loan Documents.
“Indemnified Liabilities” has the meaning set forth in Section 9.19(b).
“Indemnified Parties” has the meaning set forth in Section 9.17(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Director” shall mean a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director and is not, will not be while serving as an Independent Director (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director to become a “special member” upon the last remaining member of Borrower ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:
(i)    a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;
(ii)    a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;

(iii)    a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or
(iv)    a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.
A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a Single-Purpose Entity affiliated with the corporation or limited liability company in question shall not be disqualified from serving as an Independent Director of such corporation or limited liability company, provided that the fees that such natural person earns from serving as Independent Director of affiliates of such the corporation or limited liability company in any given year constitute in the aggregate less than 5% of such natural person’s annual income for that year. The same natural persons may not serve as Independent Directors of a corporation or limited liability company and, at the same time, serve as Independent Directors of an equityholder or member of such corporation or limited liability company.
A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.
“Initial Advance” mean the initial disbursement of the proceeds of the Loan by Lender to Borrower on the Closing Date in an amount equal to the Initial Advance Amount.
“Initial Advance Amount” means an amount equal to Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00).
“Initial Maturity Date” has the meaning set forth in the definition of “Maturity Date”.
“Institutional Lender” means one or more of the following, in each case, that (x) is a Person that is regularly engaged in the making of commercial loans and (y) meets the Eligibility Requirements:
(i)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, university endowment, government entity or plan;
(ii)    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended; or

(iii)    any entity Controlled by any of the entities described in clauses (i) and (ii) above.
“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over the Property, or any other body exercising similar functions.
“Interest Accrual Period” means each period from and including the sixth day of a calendar month through and including the fifth day of the immediately succeeding calendar month; provided, that, prior to an initial Secondary Market Transaction, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period (but Borrower’s obligation to pay interest and any other amounts shall be without duplication). Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.
“Interest Determination Date” means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.
“Interest Rate” has the meaning set forth in Section 1.6(a).
“Interest Rate Cap Agreement” means an interest rate cap confirmation between an Acceptable Counterparty and Borrower, relating to the initial term of the Loan or the Extension Term, as applicable, pursuant to Section 1.9 hereof, in each case, which interest rate cap confirmation shall be in form and substance reasonably acceptable to Lender.
“Latham” shall mean Latham & Watkins LLP, a Delaware limited liability partnership.
“Latham Lease” shall mean that certain Wells Fargo Center Office Lease, dated as of June 21, 2007, by and between Borrower, as landlord, and Latham, as tenant, as amended by that certain Amendment to Lease, dated as of October 6, 2008, that certain letter agreement, dated as of August 10, 2009 and by that certain Second Amendment to Lease, dated as of June 19, 2014, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.
“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Commissions” means leasing commissions required to be paid by Borrower, as landlord, in connection with the leasing of space to Tenants at the Property pursuant to Leases entered into by Borrower in accordance herewith and payable in accordance with third‑party/arm’s‑length written brokerage agreements or in accordance with the Initial Approved Management Agreement, provided that the Leasing Commissions payable pursuant to the Initial Approved Management Agreement are commercially reasonable based upon the then current brokerage market for property of a similar type and quality to the Property in the geographic market in which the Property is located (or, in the case of Leasing Commissions payable pursuant to such Initial Approved Management Agreement, not in excess of the Leasing Commissions set forth in such Initial Approved Management Agreement as of the Closing Date).
“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting Borrower, Guarantor, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.
“Lender” has the meaning set forth in the first paragraph of this Agreement.
“Lender 80% Determination” means a reasonable determination by Lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method satisfactory to Lender, the fair market value of the Property securing the Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Code) is at least 80% of the Loan’s adjusted issue price within the meaning of the Code.
“Liberty” has the meaning set forth in Section 5.15(a)(ix).
“LIBOR” means the greater of (x) 0.00% and (y) the rate per annum calculated as set forth below:
(i)    On each Interest Determination Date, LIBOR for the applicable period will be the rate for deposits in United States dollars for a one-month period which appears as the London interbank offered rate on the display designated as “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as the London interbank offered rate as of 11:00 a.m., London time, on such date.
(ii)    With respect to an Interest Determination Date on which no such rate appears as the London interbank offered rate on “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as described above, LIBOR for the applicable period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period (each a

“Reference Bank Rate”). Lender shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate. If at least two such quotations are provided, LIBOR for such period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lender, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a one-month period.
All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).
“LIBOR Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.
“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).
“Loan” has the meaning set forth in Section 1.1(a).
“Loan Documents” means this Agreement, the Note, the Mortgage (and related financing statements), the Environmental Indemnity, Assignment of Contracts, Assignment of Leases, the Subordination of Property Management Agreement, the Cash Management Agreement, the Clearing Account Agreement, the Recourse Guaranty, the Recycled Entity Certificate, each Assignment of Interest Rate Cap Agreement, the Fee Letter, the Post-Closing Agreement and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above or hereafter entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.
“Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of the Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender), respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).
“Low Debt Yield Period Cure” means that, as of any Test Period occurring after either (a) a Low Debt Yield Period Trigger or (b) the commencement of a Cash Flow Sweep Period pursuant to clause (iii) of the definition of “Cash Flow Sweep Period”, as applicable, the Debt Yield is equal to or greater than seven percent (7.0%) for two (2) consecutive Fiscal Quarters, as determined by Lender.
“Low Debt Yield Period Trigger” shall mean that, as of any Test Period, the Debt Yield is less than seven percent (7.0%) as determined by Lender.
“Major Lease” means any Lease that (i) when aggregated with all other Leases at the Property with the same Tenant (or affiliated Tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, is expected to cover more than 35,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an Affiliate of Borrower as Tenant, (iv) is a Master Lease or (v) is entered into during the continuance of an Event of Default.
“Master Lease” means a Lease under which all or a substantial part of the Property is demised to the Tenant thereunder for any purpose other than the actual occupancy by the Tenant thereunder; provided, that a Lease pursuant to which all or a substantial part of the Property is demised to a third party Tenant that is in the business of renting or otherwise licensing rights to use space to third parties (such as WeWork Companies Inc., Convene or Regus) shall not constitute a Master Lease so long as such Lease is on market terms at the time entered into.
“Material Adverse Effect” means a material adverse effect upon (i) Borrower’s title to the Property, (ii) the ability of the Property to generate net cash flow sufficient to service the Loan, (iii) the ability of Borrower or Guarantor to perform any material provision of any Loan Document, (iv) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by the Mortgage and the other Loan Documents, or (v) the value of the Property.
“Material Agreements” means each contract and agreement (other than (a) Leases, (b) any Approved Parking Management Agreements, (c) Approved Brokerage Agreements, (c) any agreements or contracts entered into in connection with any Alteration permitted hereunder, and (d) any agreements or contracts entered into between Borrower and any unaffiliated third-party in connection with any Tenant Improvements or Capital Expenditures required to be performed under a Lease) relating to the Property and imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $500,000.00 per annum and that cannot be terminated by Borrower without cause upon sixty (60) days’ notice or less without payment of a termination fee, or that is with an Affiliate of Borrower.
“Material Alteration” means any Alteration affecting structural elements of the Property to be performed by or on behalf of Borrower at the Property that (i) is reasonably expected to result in a Material Adverse Effect, (ii) is reasonably expected to cost in excess of the Threshold Amount, as determined by an independent architect selected by Borrower and reasonably approved by Lender (except for Alterations in connection with (a) Tenant Improvements under and pursuant to Leases existing as of the Closing Date (pursuant to the terms thereof in existence as of the Closing Date) or Leases thereafter entered into in accordance with this Agreement, (b) the remediation of any Deferred Maintenance Condition in accordance with this Agreement and (c) restoration of the Property following a Casualty or Condemnation in accordance with this Agreement), or (iii) is reasonably expected to permit (or is reasonably likely to induce) any Tenant under a Major Lease to terminate its Major Lease or abate five percent (5%) or more of the base rent under such Major Lease.
“Maturity Date” means the Payment Date in December 6, 2018 (the “Initial Maturity Date”), as same may be extended in accordance with Section 1.2, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.
“Maximum Future Advance Amount” has the meaning set forth in Section 1.1(b).
“Maximum Loan Amount” means an amount equal to Two Hundred Seventy Million and 00/100 Dollars ($270,000.000.00), which represents the sum of the Initial Advance Amount and the Maximum Future Advance Amount.
“Maximum Management Fee” means 2.75% of the Gross Revenue of the Property.
“Minimum Coverage Amount” has the meaning set forth in Section 5.15(a)(ix).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Morgan Lewis” means Morgan, Lewis & Bockius LLP, a Pennsylvania limited liability partnership.
“Morgan Lewis Lease” means that certain Wells Fargo Center Office Lease (South Tower), dated as of July 21, 1992, by and between Borrower, as landlord, and Morgan Lewis, as tenant, as amended, and as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.
“Mortgage” means that certain Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing encumbering the Property, executed by Borrower as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Munger” means Munger, Tolles & Olson LLP, a California limited liability partnership.
“Munger Lease” means that certain Wells Fargo Center Office Lease South Tower, dated as of March 1, 2004, by and between Borrower, as landlord, and Munger, as tenant,

as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.
“Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.
“Net Operating Income” means, with respect to any Test Period, the excess of (i) Operating Income for the last Fiscal Quarter contained in such Test Period multiplied by four minus (ii) Operating Expenses for such Test Period.
“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Richards, Layton & Finger, P.A. to Lender and addressing issues relating to substantive consolidation in bankruptcy and in all respects acceptable to Lender.
“North Tower Owner” has the meaning set forth in the definition of “Approved Parking Management Agreement”.
“Note(s)” means, collectively, those certain promissory notes, dated as of the Closing Date, made by Borrower to Lender to evidence the Loan, as such notes may be replaced by multiple Notes or divided into multiple Note Components in accordance with Section 1.1(c) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Note Component” has the meaning set forth in Section 1.1(f).
“Notice of Borrowing” has the meaning set forth in Section 1.5(b)(ii).
“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible at http://www.treasury.gov/ofac/downloads/t11sdn.pdf.
“Officer’s Certificate” means a certificate delivered to Lender that is signed by a Responsible Officer of Borrower and certifies the information therein to the best of such Responsible Officer’s knowledge.
“Operating Account” means an Eligible Account maintained by the Approved Property Manager or Borrower at an Eligible Institution, which account shall only contain amounts in respect of Operating Expenses for the Property (and no amounts unrelated to the

Property shall be deposited therein or otherwise commingled with the amounts on deposit in such account).
“Operating Expenses” means, for any period, operating, renting, administrative, management, legal and other ordinary expenses of Borrower and the Property during such period, each determined in accordance with GAAP; provided, however, that such expenses shall not include (i) depreciation, amortization or other non-cash items, (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures, (v) costs of Tenant Improvements or Leasing Commissions, (vi) equity distributions and (vii) any other extraordinary or non-recurring items.
“Operating Income” means, for any period, all operating income from the Property for such period, including actual in-place base rents under bona fide Qualified Leases, other contractual revenue (including, but not limited to parking income and tenant reimbursement revenue) and ordinary recurring operating income from the Property, in each case, determined in accordance with GAAP (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease that is not a Qualified Lease, (iii) any revenue attributable to a Lease to the extent it is paid more than thirty (30) days prior to the due date, (iv) any interest income from any source, (v) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (vi) any proceeds resulting from the Transfer of all or any portion of the Collateral, (vii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (viii) Termination Fees, and (ix) any other extraordinary or non-recurring items.
“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant Register” has the meaning set forth in Section 9.35(b).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time.
“Payment Date” means, the sixth (6th) day of each calendar month (or, if such day is not a Business Day, the immediately preceding Business Day); provided, that prior to an initial

Secondary Market Transaction, Lender shall have the right to change the Payment Date so long as the Interest Accrual Period at all times commences on a Payment Date and terminates on the day immediately preceding the next Payment Date.
“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Property (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Property).
“Permitted Debt” means:
(i)    the Indebtedness;
(ii)    Property Taxes not yet delinquent;
(iii)    Tenant Improvement costs, Tenant Allowances and Capital Expenditure costs required under Leases or otherwise permitted to be incurred under the Loan Documents that are paid on or prior to the date when due;
(iv)    obligations incurred under, or as a result of, any Permitted Encumbrance, that are paid within thirty (30) days of the date the same are due, unless such Permitted Encumbrance is being contested in good faith in accordance with clause (iv) of the definition of “Permitted Encumbrance”;
(v)    Trade Payables not represented by a note, customarily paid by Borrower within ninety (90) days of the date invoiced and in fact not more than ninety (90) days outstanding (unless the same are being contested by Borrower in good faith), which are incurred in the ordinary course of Borrower’s ownership and operation of the Property, in amounts reasonable and customary for similar properties, and amounts payable under equipment leases in an aggregate amount for all underlying obligations not exceeding three percent (3.0%) of the Maximum Loan Amount; and
(vi)    amounts incurred in connection with a restoration of the Property following a Casualty or Condemnation in accordance with the terms and conditions of this Agreement.
“Permitted Encumbrances” means:
(i)    the Liens created by the Loan Documents;
(ii)    all Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policy;
(iii)    Liens, if any, for Property Taxes not yet delinquent;

(iv)    mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being diligently contested in good faith and by appropriate proceedings, provided that (a) no Event of Default has occurred and remains uncured, (b) no such Lien is in imminent danger of foreclosure, (c) Borrower shall promptly upon final determination thereof pay the amount of any such Liens, together with all costs, interest and penalties which may be payable in connection therewith, (d) such contest shall not materially and adversely affect the ownership, use or occupancy of the Property, and (e) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in this clause (iv); and provided, further, that if such Lien is for an amount in excess of $1,000,000.00, individually or in the aggregate for all Liens being contested at any given time, either (1) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the Title Insurance Policy within sixty (60) days of its creation, or (2) Borrower deposits with Lender, by the expiration of such 60-day period, an amount equal to 110% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien, or (3) a Tenant is responsible for discharging such Lien under the terms of its Lease (any such Lien, a “Tenant Lien”) and Borrower is using commercially reasonable efforts to enforce the terms of such Lease to cause such Tenant to obtain a discharge or release of such Tenant Lien;
(v)    rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement;
(vi)    any easement, reciprocal easement or other non-monetary encumbrance on real property granted by Borrower in the ordinary course of business, and not set forth on Schedule B of the Title Insurance Policy, in each case, so long as (a) no Event of Default is continuing at the time the same is granted, (b) such easement, encumbrance or non-monetary easement is subordinate to the Mortgage, and (c) such easement, encumbrance or other non-monetary encumbrance could not reasonably be expected to result in a Material Adverse Effect; and
(vii)    any zoning restriction or building restriction on the use of the Property so long as (a) such restriction was imposed by a Governmental Authority and (b) either Borrower did not have a consent right with respect to the imposition of such restriction or Borrower granted such consent with the approval of Lender or otherwise in accordance with the terms of this Agreement.
“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally recognized manager of investment funds investing in debt or equity interests relating to commercial real estate with total real estate assets (in name or under management) in excess of $650,000,000.00 (exclusive of the Property) and capital/statutory surplus or shareholder’s equity of at least $300,000,000.00, (ii) investing through a fund with committed capital of at least $300,000,000.00 and (iii) not subject to a bankruptcy proceeding.

“Permitted Investments” means the following, subject to the qualifications hereinafter set forth:
(i)    direct obligations of, or obligations fully and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;
(ii)    federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months A1 by Moody’s) and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;
(iii)    deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);
(iv)    commercial paper rated A–1+ by S&P, F1+ by Fitch and P-1 Moody’s (and if the term is between one and three months A1 by Moody’s) by each of the Rating Agencies and having a maturity of not more than 90 days;
(v)    any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of AAAm or AAAm-G from S&P, Aaa by Moody’s and the highest rating obtainable from Fitch; and
(vi)    such other investments as shall have been reasonably approved by Lender.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities that exceed the time periods set forth above; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest on Permitted Investments may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No Permitted Investments shall require a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. Except as expressly provided for above, all Permitted Investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
“Policies” has the meaning set forth in Section 5.15(b).
“Post-Closing Agreement” means that certain Post-Closing Agreement, dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Prime Rate” means the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.
“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.
“Prime Rate Spread” means, in connection with any conversion of the Loan to a Prime Rate Loan, the difference (expressed as the number of basis points) between (a) the sum of LIBOR, determined as of the Interest Determination Date for which LIBOR was last available, plus the Spread, minus (b) the Prime Rate on such Interest Determination Date; provided, however, that if such difference is a negative number, then the Prime Rate Spread shall be zero.
“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.
“Prior Loan” has the meaning set forth in Section 4.17(c).
“Property” means the real property described on Schedule A, together with all buildings and other improvements thereon and all personal property appurtenant thereto.

“Property Agreements” means those certain reciprocal easement agreements and other property agreements set forth on Schedule B, and any easement agreement entered into by Borrower following the Closing Date in accordance with the terms of this Agreement.
“Property Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Property or Borrower with respect to the Property or rents therefrom or that may become Liens upon the Property, without deduction for any amounts reimbursable to Borrower by third parties.
“Qualified Equity Holder” shall mean one or more of the following that, in each case, is a Person that is regularly engaged in the business of owning or operating Class “A” office properties similar to the Property located in major metropolitan markets in the United States and Canada containing, in the aggregate, not less than 5,000,000 square feet of office space (excluding the Property):
(i)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements;
(ii)    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements;
(iii)    an institution substantially similar to any of the foregoing entities described in clauses (i) and (ii) that satisfies the Eligibility Requirements;
(iv)    any entity Controlled by any of the entities described in clauses (i) through (iii) above that satisfies the Eligibility Requirements; or
(v)    entity where a Permitted Fund Manager or an entity that is otherwise a Qualified Equity Holder under clauses (i) through (iv) above and which is investing through a fund with committed capital of at least $300,000,000.00, acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equity Holders under clauses (i) through (iv) above.
“Qualified Lease” means a Lease that has been entered into in accordance with the Loan Document, which Lease is to a Tenant that (i) as accepted the premises demised under the applicable Lease, (ii) is not in monetary default under its Lease with respect to the payment of base rent and/or additional rent for a period of more than sixty (60) consecutive days; provided, that, a dispute between a Tenant and Borrower in accordance with the terms of such Tenant’s Lease over the amount of additional rent payable by a Tenant shall not constitute a default in the payment of additional rent, (iii) other than with respect to the Morgan Lewis Lease, has not abandoned or vacated the premises or “gone dark”, (iv) has not given notice of termination pursuant to such Lease or failed to give notice of its intent to extend the term of such Lease in accordance with the terms thereof, and (iv) is not the subject of a bankruptcy or similar insolvency proceeding (unless such Tenant has assumed such Lease in bankruptcy).
“Qualified Transferee” means a transferee for whom, prior to the Transfer, Lender shall have received: (x) evidence that the proposed transferee (1) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (2) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (4) has no material outstanding judgments against such proposed transferee and (y) if the proposed transferee will obtain Control of or obtain a direct or indirect interest of ten percent (10%) or more in Borrower as a result of such proposed transfer, a credit check against such proposed transferee that is reasonably acceptable to Lender.
“Rating Agency” shall mean, prior to the final Secondary Market Transaction of the Loan, each of S&P, Moody’s, DBRS and Fitch, or any other nationally-recognized statistical rating agency that has been designated by Lender and, after the final Secondary Market Transaction of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).
“Rating Condition” means, with respect to any proposed action, (i) if the Loan has been securitized, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates or (ii) if the Loan has not been securitized, Lender’s approval of such action to the extent such approval is required pursuant to the terms of this Agreement. No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. If any Rating Agency declines to review a proposed action, then the Rating Condition shall be deemed satisfied with respect to such Rating Agency.
“Recourse Guaranty” that certain Non-Recourse Carveout Guaranty dated of even date herewith and executed by Guarantor in favor of Lender.
“Recycled Entity Certificate” means the Recycled Entity Certificate, dated as of the date hereof, executed by Borrower in favor of Lender.
“Reference Banks” means four major banks in the London interbank market selected by Lender.
“Register” has the meaning set forth in Section 9.35(a).
“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), and “Released” has the meaning correlative thereto.
“REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Code.
“Rent Roll” has the meaning set forth in Section 4.14(a).
“Reserve Accounts” shall mean, collectively, the Basic Carrying Costs Escrow Account, the Loss Proceeds Account, the TI/LC Reserve Account, the Unfunded Obligations Reserve Account, the Cash Collateral Reserve Account and the Cash Flow Sweep Reserve Account.
“Responsible Officer” means with respect to a Person, the chairperson of the board, president, chief operating officer, chief financial officer, general counsel, secretary, treasurer, controller or vice president of such Person or its direct or indirect Controlling owner(s) or such other similar officer of such Person or its direct or indirect Controlling owner(s) as is reasonably acceptable to Lender.
“Revenues” means all rents (including percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents (including all Termination Fees), royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits, other than any security deposits or other deposits made by a Tenant and held by, or on behalf of, Borrower in accordance with Section 5.7(e) until the same are applied to such Tenant’s obligations under its Lease), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest, whether direct or indirect.
“SAS” has the meaning set forth in Section 9.39.
“Servicer” shall have the meaning set forth in Section 9.22.
“Single Member LLC” means a limited liability company that either (x) has only one member, or (y) has multiple members, none of which is a Single-Purpose Equityholder.
“Single-Purpose Entity” means a Person that:
(a)    was formed under the laws of the State of Delaware solely for the purpose of (i) in the case of Borrower, (A) acquiring, owning, developing, repairing, maintaining, holding, selling, renting, leasing, transferring, exchanging, assigning, operating, managing, financing, mortgaging, encumbering or otherwise dealing with or disposing all or any portion of the Property, (B) entering into and performing its obligations under this Agreement and the other Loan Documents, (C) refinancing the Property in connection with any repayment of the Loan, or (D) engaging in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the purposes set forth in clauses (i)(A) through (C) above, or (ii) in the case of a Single-Purpose Equityholder, an ownership interest in Borrower;
(b)    does not engage in any business unrelated to (i) in the case of Borrower, the ownership and operation of the Property, or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower;
(c)    does not own any assets other than those related to (i) in the case of Borrower, (A) its interest in the Property and (B) incidental personal property necessary for the ownership and operation of the Property, or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower (and in the case of Borrower, does not and will not own any assets on which Lender does not have a Lien, other than excess cash that has been released to Borrower pursuant hereto);
(d)    does not have any Debt other than (i) in the case of Borrower, Permitted Debt, or (ii) in the case of a Single-Purpose Equityholder, reasonable and customary administrative expenses and state franchise taxes (for the avoidance of doubt, Debt incurred prior to the Closing Date that has heretofore been released, discharged or satisfied in full is excluded from this clause (d));
(e)    maintains books, accounts, records and financial statements that are separate and apart from those of any other Person, and, to the extent required for the operation of the Person’s business, uses separate stationary, invoices and checks bearing its own name, (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of such Person, provided that (i) any such consolidated financial statements contain an appropriate notation to indicate the separateness of such Person from its Affiliate and to indicate that such Person’s assets and credit are not available to satisfy the debts and obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on such Person’s own separate balance sheet);
(f)    to the extent required for the operation of such Person’s business, maintain stationery, invoices and checks bearing its own name;
(g)    is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date;
(h)    holds itself out to the public as a legal entity separate and distinct from any other Person and does not identify itself or any of its Affiliates as a division department of any other Person;
(i)    conducts its business in its own name;
(j)    exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm’s-length relationship with its Affiliates and only enters into a contract or agreement with any member, principal or Affiliate of the Borrower or any guarantor, or any manager, member, principal or Affiliate thereof, in the ordinary course of business upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties;
(k)    pays its own liabilities out of its own funds, including the salaries of its own employees, if any (provided that the foregoing shall not require such Person’s equityholders to make any additional capital contributions to such Person) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate;
(l)    maintains a sufficient number of employees, if any, in light of its contemplated business operations;
(m)    files its own tax return separate from those of any other Person, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;
(n)    conducts its business so that the assumptions made with respect to it that are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects;
(o)    maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(p)    observes all applicable entity-level formalities in all material respects;

(q)    does not commingle its assets with those of any other Person, and holds its assets in its own name;
(r)    does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others;
(s)    does not acquire obligations or securities of its direct or indirect equityholders;
(t)    does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any other Person;
(u)    intends to maintain adequate capital in light of its contemplated business operations (provided that the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person);
(v)    has two (2) Independent Directors on its board of directors or board of managers, or has a Single-Purpose Equityholder with two Independent Directors on such Single-Purpose Equityholder’s board of directors or board of managers, and has organizational documents that prohibit replacing any Independent Director without Cause and without giving at least two (2) Business Days’ prior written notice to Lender and the Rating Agencies (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”);
(w)    if such entity is a Single Member LLC, has organizational documents that provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as the sole member of the Single Member LLC and shall preserve and continue the existence of the Single Member LLC without dissolution; and
(x)    has by-laws or an operating agreement, or has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:
(i)    the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of a Single-Purpose Equityholder, the assets of Borrower);
(ii)    the engagement by such Person (and, in the case of a Single-Purpose Equityholder, the engagement by Borrower) in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the Property and activities incidental thereto (and, in the case of a Single-Purpose

Equityholder, activities incidental to the acquisition and ownership of its interest in Borrower);
(iii)    the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person, admitting in writing such Person’s inability to pay its debts generally as they become due, or the taking of any action in furtherance of any of the foregoing, in each case, in respect of itself or, in the case of a Single-Purpose Equityholder, in respect of Borrower, without the affirmative vote of both of its Independent Directors; and
(iv)    any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, Borrower’s) organizational documents relating to qualification as a “Single-Purpose Entity”.
“Single-Purpose Equityholder” means a Single-Purpose Entity that (x) is a limited liability company or corporation formed under the laws of the State of Delaware, (y) owns at least a 1% direct equity interest in Borrower, and (z) serves as the general partner or managing member of Borrower.
“Spread” means:
(i)    initially, 3.69%; and
(ii)    following the bifurcation of the Note into multiple Note Components pursuant to Section 1.1(f), the weighted average of the Component Spreads of such Note Components at the time of determination, weighted on the basis of the corresponding outstanding principal balances of such Note Components at the time of determination.
“Spread Maintenance Date” means June 6, 2018.
“Spread Maintenance Premium” means, with respect to any payment or prepayment of principal (or, after the occurrence of an Event of Default, the acceleration of the Loan) on or before the Spread Maintenance Date, an amount equal to the product of the following: (a) the amount of such prepayment (or the amount of principal so accelerated), multiplied by (b) the then-applicable Spread, multiplied by (c) a fraction (expressed as a percentage) having a numerator equal to the number of days difference between the Spread Maintenance Date and the date such prepayment occurs (or the next succeeding Payment Date through which interest has been paid by Borrower) and a denominator equal to three hundred and sixty (360).
“Strike Rate” means (i) through the Initial Maturity Date, three percent (3.00%), and (ii) with respect to any subsequent Extension Term, a strike rate equal to the greater of (A) the strike rate necessary to produce an Extension DSCR of at least 1.25:1.00, and (B) three percent (3.00%).

“Subordination of Brokerage Agreement” means any consent and agreement of listing agent and subordination of brokerage agreement, substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), received by Lender in connection with the execution and delivery of any brokerage agreement entered into by Borrower in accordance with the terms of the Loan Agreement following the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Subordination of Parking Management Agreement” means (i) that certain Consent and Agreement of Manager and Subordination of Parking Management Agreement (Wells Fargo Center), executed by Borrower, North Tower Owner and the Initial Approved Parking Manager as of the Closing Date, (ii) that certain Consent and Agreement of Manager and Subordination of Parking Management Agreement (X-2 Garage), executed by Borrower and the Initial Approved Parking Manager as of the Closing Date, and (iii) any consent and agreement of parking manager and subordination of parking management agreement, substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), received by Lender in connection with the execution and delivery of any parking management agreement entered into by Borrower in accordance with the terms of the Loan Agreement following the Closing Date, in each case, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Subordination of Property Management Agreement” means (i) that certain Consent and Agreement of Manager and Subordination of Management Agreement, executed by Borrower and the Initial Approved Property Manager as of the Closing Date, and (ii) any consent and agreement of manager and subordination of management agreement, substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), received by Lender in connection with the execution and delivery of any other property management agreement entered into by Borrower in accordance with the terms of the Loan Agreement following the Closing Date, in each case, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Survey” means a current land title survey of the Property, certified to Borrower, the title company issuing the Title Insurance Policy, Lender and its successors and assigns, in form and substance reasonably satisfactory to Lender.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.
“Tenant Allowances” means Tenant Improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.
“Tenant Improvements” means tenant improvements to be undertaken for any Tenant that are (a) required to be completed by or on behalf of Borrower or such Tenant pursuant to the terms of such Tenant’s Lease, (b) undertaken to induce such Tenant to take space at the Property or (c) undertaken in connection with upgrading the Property for Tenants.
“Tenant Notice” has the meaning set forth in Section 3.1(a).
“Termination Fee” means any payment, fee or penalty received by Borrower in respect of (i) the termination of a Lease, whether by buy-out, cancellation, default or otherwise (including, without limitation, any fees payable to Borrower in connection with the termination by Munger of the Munger Lease), or (ii) the reduction of the premises demised pursuant to a Lease.
“Terrorism Premium Cap” has the meaning set forth in Section 5.15(a)(ix).
“Test Period” means each 12-month period ending on the last day of any Fiscal Quarter.
“Threshold Amount” means an amount equal to $13,500,000.00 (which is five percent (5%) of the Maximum Loan Amount).
“TI/LC Reserve Account” has the meaning set forth in Section 3.5(a).
“Title Insurance Policy” means an ALTA lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction, in form and substance reasonably satisfactory to Lender.
“Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course and that would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Property or Borrower and the capitalized amount of any ordinary-course financing leases.
“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.
“Transfer” has the meaning set forth in Section 6.3(b).
“TRIPRA” means the Terrorism Risk Insurance Program Reauthorization Act of 2007 and 2015, as it may be amended from time to time, and any successor statutes thereto.
“Unfunded Obligations” means those certain Tenant Improvements, Tenant Allowances (which, pursuant to the terms of certain of the Executed Leases set forth on Schedule D, may in some circumstances be converted to free rent), and Leasing Commissions that are unpaid and owed by Borrower to Tenants pursuant to the Executed Leases, and in the amounts, set forth on Schedule D.
“Unfunded Obligations Reserve Account” has the meaning set forth in Section 3.6(a).

“Unfunded Obligations Reserve Funds” has the meaning set forth in Section 3.6(b).
“Unsecured Corporate Loan” has the meaning set forth in Section 6.3(d)(vii).
“Updated Analysis Delivery Date” has the meaning set forth in Section 5.21.
“Upper-Tier Brookfield Entity” has the meaning set forth in Section 6.3(d)(vii).
“Upper-Tier Brookfield Indebtedness” has the meaning set forth in Section 6.3(d)(vii).
“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.
“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 1.8(b)(ii)(B)(3).
“Waste” means any material abuse or destructive use (whether by action or inaction) of the Property.
“Winston” means Winston & Strawn LLP, an Illinois limited liability partnership.
“Winston Lease” means that certain Lease, dated as of September 22, 2016, by and between Borrower, as landlord, and Winston, as tenant, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.
“Zoning Report” means that certain PZR Report for 355 South Grand Avenue & 235 South Hill Street, Los Angeles, California (PZR Site Number 97930-1), prepared for Lender by The Planning & Zoning Resource Company, dated as of October 26, 2016 and revised on November 9, 2016, November 18, 2016 and November 22, 2016.
(y)    Rules of Construction. Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) unless otherwise indicated, all references to “this Section” shall refer to the

Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection or such Section, and (vii) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement.
ARTICLE I

GENERAL TERMS
Section 1.1    The Loan.
(a)    Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make a loan to Borrower in Dollars in an aggregate principal amount up, to but not exceeding, the Maximum Loan Amount, which Loan shall include the Initial Advance and the Future Advances, as may be made from time to time under and in accordance with this Agreement (collectively, the “Loan”).
(b)    Subject to the conditions and upon the terms provided in this Agreement, Lender agreed and hereby agrees to advance to Borrower Future Advances from time to time in a maximum aggregate principal amount not to exceed $20,000,000.00 (the “Maximum Future Advance Amount”). The Future Advances are evidenced by the Note and this Agreement, are secured by the Mortgage and the other Loan Documents and shall be repaid with interest, costs and charges as set forth herein. The Future Advances shall be advanced in accordance with and subject to the provisions of Section 1.5 hereof.
(c)    Notwithstanding anything contained herein or in any other Loan Document to the contrary, the aggregate amount advanced, or deemed advanced, under the Loan shall not under any circumstances exceed the Maximum Loan Amount. Other than the Loan, Lender shall not have any obligation to loan any additional funds.
(d)    Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.
(e)    The Loan shall be secured by the Collateral pursuant to the Mortgage and the other Loan Documents.
(f)    Upon written notice from Lender to Borrower, the Note will be deemed to have been subdivided into multiple components (the “Note Components”). Each Note Component shall have such notional balance as Lender shall specify in such notice and an interest rate equal to the sum of LIBOR plus such amount as Lender shall specify in such notice (“Component Spread”); provided, that the sum of the principal balances of all Note Components shall equal the then-current Principal Indebtedness, and the weighted average of the Component Spreads, weighted on the basis of their respective principal balances, shall equal the percentage set forth in clause (i) of the definition of “Spread” (except following repayments of principal during the continuance of an Event of Default or as a result of a Casualty or Condemnation).

Borrower shall be treated as the obligor with respect to each of the Note Components, and Borrower acknowledges that each Note Component may be individually beneficially owned by a separate Person. The Note Components need not be represented by separate physical Notes, but if requested by Lender each Note Component shall be represented by a separate physical Note, in which case Borrower shall execute and return to Lender each such Note in substantially the same form as the Note executed and delivered on the Closing Date, promptly following Borrower’s receipt of an execution copy thereof.
Section 1.2    Term. Borrower shall have three (3) successive options to extend the scheduled Maturity Date of the Loan to the Payment Date in the month containing the one-year anniversary of the applicable Maturity Date as theretofore in effect (the period of each such extension, an “Extension Term”); provided, that, except as otherwise set forth below, as a condition to the commencement of each Extension Term (i) Borrower shall deliver to Lender written notice of such extension at least thirty (30) and not more than ninety (90) days prior to the applicable Maturity Date as theretofore in effect; (ii) no Default or Event of Default shall be continuing on either the date of such notice or the Maturity Date as theretofore in effect; (iii) in connection with the second Extension Term and the third Extension Term only, the Debt Yield for the Property for the Test Period ending immediately prior to the applicable Maturity Date as theretofore in effect shall be no less than the applicable Debt Yield Threshold; provided, that if the Debt Yield is less than the applicable Debt Yield Threshold, Borrower shall be permitted to prepay the Loan on or prior to the then-current Maturity Date in the amount required to cause the Debt Yield to equal the applicable Debt Yield Threshold, which prepayment shall be made pursuant to, and in accordance with, Section 2.1 but without the prior written notice required thereunder, (iv) Borrower shall have obtained an Interest Rate Cap Agreement for the applicable Extension Term and collaterally assigned such Interest Rate Cap Agreement to Lender pursuant to an Assignment of Interest Rate Cap Agreement; (v) as a condition precedent to the commencement of the second Extension Term and the third Extension Term, Borrower shall have paid an extension fee in an amount equal to one-quarter of one percent (0.25%) of the Principal Indebtedness outstanding as of the date of the commencement of the applicable Extension Term, plus all reasonable out-of-pocket expenses incurred by Lender in connection with each such extension. If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate.
Section 1.3    Disbursement to Borrower.
(a)    Multiple Borrowings. The Loan shall be funded in one or more advances and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.
(b)    Initial Advance. On the Closing Date, Lender shall make the Initial Advance to Borrower. During the term of the Loan in accordance with the terms, provisions and conditions of Section 1.5, Lender shall make one or more Future Advances of the Loan to Borrower in an aggregate amount not to exceed the Maximum Future Advance Amount.
Section 1.4    Use of Proceeds. Borrower shall use the Initial Advance to, (a) refinance the Prior Loan in full, (b) make deposits into the Basic Carrying Costs Escrow Account and the

Unfunded Obligations Reserve Account on the Closing Date in the amounts provided herein and (c) pay costs and expenses incurred in connection with the closing of the Loan.
Section 1.5    Conditions to Future Advances and Disbursements of Unfunded Obligations Reserve Funds.
(a)    Subject to the terms and provisions of this Section 1.5, Future Advances shall be available to pay or reimburse Borrower in an amount not to exceed the lesser of (i) an amount equal to fifty percent (50.0%) of the Approved Leasing Costs that are the subject of the applicable Future Advance, and (ii) an amount equal to fifty percent (50.0%) of the aggregate amount of Assumed Leasing Costs in respect of all Leases under which the Approved Leasing Costs are the subject of the applicable Future Advance.
(b)    Future Advances shall be funded to pay the Approved Leasing Costs, and Unfunded Obligations Reserve Funds will be disbursed from the Unfunded Obligations Reserve Account for the purposes of satisfying the Unfunded Obligations (or, if a Tenant under an Executed Lease has a right to convert a Tenant Allowance to free rent, Unfunded Obligations Reserve Funds shall be disbursed to the Cash Management Account on a monthly basis in an amount equal to the base rent payable during the applicable free rent period), in each case, in accordance with the term and conditions of this Section 1.5 and subject to the satisfaction of the following conditions:
(i)    Each Future Advance shall be considered an advance of the Loan, shall be added to the Principal Indebtedness as of the day such Future Advance is made for the purposes of Borrower’s payment obligations under this Agreement and the Note, and repayment thereof, together with interest thereon at the Interest Rate, and shall be secured by this Agreement and the other Loan Documents. For the avoidance of doubt, Borrower acknowledges and agrees that the Loan shall not be a revolving loan and accordingly, no portion of the Future Advances advanced by Lender to Borrower and subsequently repaid to Lender may be re-borrowed by Borrower. Any Future Advance made to Borrower shall result in a corresponding decrease in the Maximum Future Advance Amount by the amount of such Future Advance.
(ii)    Whenever Borrower desires to obtain a Future Advance or a disbursement from the Unfunded Obligations Reserve Account hereunder, Borrower shall give Lender at least ten (10) Business Days prior written notice of such advance (a “Notice of Borrowing”), which Notice of Borrowing shall:
(A)    be executed by a Responsible Officer of Borrower;
(B)    specify (1) the aggregate principal amount of the requested Future Advance and/or amount of the requested disbursement from the Unfunded Obligations Reserve Account and (2) the requested date of such Future Advance and/or disbursement from the Unfunded Obligations Reserve Account;
(C)    contain a certification that, taking into account the amount of the requested Future Advance, no Event of Default or Default has occurred and is continuing, and that all of the conditions precedent to such Future Advance and/or disbursement from the Unfunded Obligations Reserve Account set forth herein have been complied with (other than those conditions that are dependent upon any action or determination of Lender);
(D)    contain a description of the intended uses of the Future Advance and/or the disbursement from the Unfunded Obligations Reserve Account;
(E)    be in the form attached hereto as Exhibit IV;
(F)    contain a certification that the applicable Future Advance will be used for Approved Leasing Costs (and providing the breakdown of such Approved Leasing Costs) or to reimburse Borrower for such Approved Leasing Costs previously paid by Borrower and/or that the applicable disbursement from the Unfunded Obligations Reserve Account will be used for Unfunded Obligations (and providing a breakdown of such Unfunded Obligations) or to reimburse Borrower for such Unfunded Obligations previously paid by Borrower;
(G)    contain a certification that, together with all previous Future Advances, the amount of such Future Advance does not exceed the Maximum Future Advance Amount;
(H)    shall include (1) with respect to items of Approved Leasing Costs in excess of $50,000.00, invoices and/or other evidence reasonably satisfactory to Lender that such amounts are due and payable or have been paid or (2) with respect to items of Approved Leasing Costs not in excess of $50,000.00, a certification that such amounts are due and payable or have been paid;
(I)    contain a certification that, if applicable, the Approved Leasing Costs to be funded by the requested Future Advance and/or the Unfunded Obligations to be funded by the disbursement from the Unfunded Obligations Reserve Account have been performed by Borrower or requisitioned by the applicable Tenant substantially in accordance with the terms of the applicable Lease; and
(J)    contain a certification that all representations and warranties with respect to the Property set forth in this Agreement and the other Loan Documents (except representations and warranties that are made as of a specific date) are true and correct in all material respects as of such date or describing any such representations and warranties that are no longer true but that do not constitute violations of the terms and conditions of this Agreement and the other Loan Documents, or are otherwise acceptable to Lender in its sole discretion, as shall be set forth in a supplement to the Exception Report attached to the Notice of Borrowing.
(K)    Subject to satisfaction of the terms and conditions set forth in Section 1.5(b)(iii) and the other conditions set forth in this Section 1.5, Lender shall deposit the amount of such Future Advance into in immediately available funds into the account of Borrower specified in the Notice of Borrowing (or such other account designated by Borrower by reasonable advance written notice to Lender) on or before 5:00 p.m. (New York time) on the date requested for such Future Advance in such Notice of Borrowing.
(L)    If a disbursement of Unfunded Obligations Reserve Funds is in connection with a Tenant’s conversion of Tenant Allowance to free rent, contain a statement of the appropriate amount and the period for which such free rent is applicable and Lender shall disburse an amount from the Unfunded Obligations Reserve Account to the Cash Management Account each month equal to the amount of free rent with respect to such month.
(iii)    In addition to the conditions set forth in Section 1.5(b)(i) and Section 1.5(b)(ii), Borrower shall satisfy the following conditions prior to Lender making any Future Advance or disbursement from the Unfunded Obligations Reserve Account:
(A)    No Default or Event of Default shall exist;
(B)    Borrower shall have delivered to Lender a Notice of Borrowing that complies with Section 1.5(b)(ii) hereof;
(C)    With respect to Future Advances only, Borrower shall simultaneously, and on a pari passu basis, shall either provide evidence reasonably acceptable to Lender that Borrower has already paid the other fifty percent (50%) of the applicable Approved Leasing Costs with respect to the Lease that is the subject to the Future Advance or Borrower shall provide evidence reasonably acceptable to Lender that it will simultaneously pay the other fifty percent (50%) of such Approved Leasing Costs that are subject to the Future Advance. In addition, in the event that the Approved Leasing Costs with respect to a Lease that is the subject of the applicable Future Advance exceed the applicable Assumed Leasing Costs with respect to such Lease, then Borrower shall have provided evidence reasonably acceptable to Lender that Borrower has either already paid (or simultaneously with the making of the Future Advance by Lender Borrower shall pay) one hundred percent (100%) of the amount in excess of the Assumed Leasing Costs with respect to each Lease that is the subject of the Future Advance;
(D)    (i) Borrower shall have delivered to Lender each Lease (or expansion or renewal thereof) related to the Future Advance or the disbursement from the Unfunded Obligations Reserve Account, (ii) each Lease related to the Future Advance shall have been entered into in accordance with the terms and provisions of this Agreement, and (iii) Future Advances shall not be funded for any Executed Lease. For the avoidance of doubt, Future Advances shall be funded for expansions or renewals of Executed Leases subject to the satisfaction of the applicable conditions set forth in this Section 1.5 for Future Advances;

(E)    Lender shall have no obligation (i) to make any Future Advance for less than $100,000.00, except for the final Future Advance, or (ii) to make Future Advances more often than once in any calendar month.
(F)    Borrower shall have delivered to Lender an Officer’s Certificate certifying that the requirements of this Section 1.5 have been satisfied (excluding requirements that are based on the determinations of Lender);
(G)    Borrower shall deliver to Lender (i) upon request (but no more than one (1) time during any calendar quarter if Lender has not received a title date-down endorsement with respect to a Future Advance during such calendar quarter) a title search which shall, without limitation, indicate that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances and (ii) with respect to Future Advances only, a date-down endorsement to the Title Insurance Policy, which endorsement shall have the effect of (w) updating the date of such Title Insurance Policy to the date of the making of such Future Advance and (y) increasing the coverage of such Title Insurance Policy by an amount equal to the amount of the Future Advance then being made, and (iii) to the title company such information as reasonably requested by the title company in order for the title company to issue the required endorsements or updates as set forth in this Section 1.5(b)(iii)(G);
(H)    With respect to any Future Advance only, a modification of the Mortgage reflecting the making of any Future Advance(s), if Lender determines in its reasonable discretion that such modification is necessary or advisable in order to maintain the first-priority status of the Mortgage following the making of any Future Advance(s) and a modification endorsement of the Title Insurance Policy in connection therewith;
(I)    At the option of Lender, Lender may engage a Consultant to assist with the inspection of the Property if the Tenant Improvements involve material structural renovations (excluding all demolition and improvements in connection with customary Tenant build-outs). Borrower shall pay the Consultant Fees incurred in connection therewith in monthly installments on each Payment Date.
(J)    If a Consultant is engaged by Lender with respect to any Tenant Improvement project as provided in clause (I) above, Lender shall have received a report satisfactory to Lender in its reasonable discretion from Consultant in respect of such Consultant’s inspection of the work associated with the requested Future Advance;
(K)    No Casualty (that has not been or is not in the process of being restored) or Condemnation (that has not been or is not in the process of being restored) shall have occurred, each as reasonably determined by Lender;

(L)    The representations, warranties and covenants by Borrower and Guarantor made to Lender herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Lender in connection with the Loan shall be true and correct in all material respects on and as of the date of the Future Advance with the same effect as if made on such date (except with respect to representations and warranties made as of a specific date) or describing any such representations and warranties that are no longer true but that do not constitute violations of the terms and conditions of this Agreement and the other Loan Documents, or are otherwise acceptable to Lender in its sole discretion, as shall be set forth in a supplement to the Exception Report attached to the Notice of Borrowing;
(M)    (i) if such request for disbursement or portion thereof for any contractor and/or materialmen is for $250,000.00 or more and to the extent reasonably required by Lender, copies of appropriate lien waivers, conditional lien waivers, or other evidence of payment reasonably satisfactory to Lender; provided, that, no such lien waivers shall be required for disbursements for reimbursements to Tenants for the purchase and installation of furniture, fixtures or equipment in accordance with such Tenant’s Lease (“FF&E”) and (ii) if such request is for disbursement in connection with FF&E that costs in excess of $50,000, Borrower shall provide to Lender copies of invoices or paid receipts reflecting the amounts being requested;
(N)    Future Advances for Approved Leasing Costs and/or disbursements from the Unfunded Obligations Reserve Account for Unfunded Obligations, in each case, that involve Tenant Improvements shall be made on the following additional conditions:
(1)    All Tenant Improvements constructed by Borrower prior to the date such Future Advance and/or disbursement from the Unfunded Obligations Reserve Account, as applicable is requested shall be completed substantially in accordance with the plans therefor approved by Tenant under the applicable Lease;
(2)    As a condition to the funding of the final Future Advance or disbursement from the Unfunded Obligations Reserve Account, as applicable, for Tenant Improvements and Tenant Allowances, pursuant to a particular Lease, Borrower shall have delivered to Lender either (a) a copy of the rent commencement letter sent by Borrower to such tenant and a certification from Borrower that there is no adverse response to such rent commencement letter or a tenant estoppel certificate from the applicable Tenant, which tenant estoppel certificate shall be addressed to Lender and shall be in a form reasonably satisfactory to Lender or (b) a certificate executed by Borrower certifying to Lender that (i) the Tenant under such Lease has accepted the portion of the leased premises it is initially required to accept under the Lease as of the applicable lease commencement date, (ii) all landlord construction obligations in favor of the Tenant under such Lease required for initial occupancy by such Tenant will have been satisfied in full and (iii) there are no conditions (other than the passage of time until the end of any free rent period) to such Tenant’s obligation to commence paying rent; and
(3)    As a condition to the funding of the final Future Advance or disbursement from the Unfunded Obligations Reserve Account, as applicable, for Tenant Improvements, pursuant to a particular Lease, Borrower shall have furnished Lender with (a) a true and correct a copy of any license, permit or other approval by any Governmental Authority required in connection with such Tenant Improvements; (b) Lender shall have received final lien waivers from each contractor and/or materialmen performing work or materials in such space in excess of $250,000; provided, that no such lien waivers shall be required for disbursements for reimbursements to Tenants for the purchase and installation of FF&E and (c) if such request is for disbursement in connection with FF&E, Borrower shall provide to Lender copies of invoices or paid receipts reflecting the amounts being requested.
(O)    Future Advances for Approved Leasing Costs and/or disbursements from the Unfunded Obligations Reserve Account for Unfunded Obligations, in each case, that involve Tenant Allowances shall be made on the following additional conditions:
(1)    To the extent that Borrower is entitled under the applicable Lease to receive (or Borrower otherwise receives) any plans and specifications in respect of the applicable work that is the subject of the Tenant Allowance, Borrower shall make such plans and specifications available for Lender at Borrower’s offices;
(2)    Lender shall have received reasonably satisfactory evidence (which may be in the form of a certificate of Borrower) that all material permits, licenses and approvals required for any work associated with such requested Future Advance or disbursement from the Unfunded Obligations Reserve, as applicable, have been obtained (except to the extent the same are of a nature so as not to be obtainable or customarily issued until a later stage of construction) and are in full force and effect;
(3)    To the extent that Borrower is entitled under the applicable Lease to receive (or Borrower otherwise receives) the same from the applicable Tenant, Lender shall have received certificates from the applicable architect or engineer in connection with the applicable work that is the subject of the Tenant Allowance certifying to Borrower that all of such work that has been completed has been done substantially in compliance with the plans and specifications previously approved by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements;

(4)    Except to the extent that the amount to be paid to any contractor is the subject of a good faith dispute by Borrower and is being contested pursuant to the applicable provisions of this Agreement and the other Loan Documents (provided that this exception shall not apply the final Future Advance or disbursement from the Unfunded Obligations Reserve Account, as applicable, for Tenant Allowances pursuant to a particular Lease) and except for payments under $50,000 and payments for FF&E (for which Borrower shall provide to Lender copies of invoices or paid receipts reflecting the amounts being requested), in each instance only, to the extent that Borrower is entitled under the applicable Lease to receive (or Borrower otherwise receives) the same from the applicable Tenant, Borrower shall have delivered to Lender (x) lien waivers (which shall be conditional lien waivers (for payments to be made from the pending Future Advance or disbursement from the Unfunded Obligations Reserve Account, as applicable) and (y) unconditional lien waivers (for all payments from prior Future Advances or disbursement from the Unfunded Obligations Reserve Account, as applicable)) executed and delivered by the general contractor for all work for which a Future Advance or disbursement from the Unfunded Obligations Reserve Account, as applicable, in respect of Tenant Allowances has previously been made or for which the Future Advance in respect of Tenant Allowances in question is being requested. For the avoidance of doubt, no portion of any Future Advance shall be advanced to Borrower or disbursement from the Unfunded Obligations Reserve Account made, as applicable, for the purpose of paying any amount due to any general contractor that is the subject of a dispute or that has not provided a lien waiver (unless the payment in question is under $50,000) as required pursuant to this Section 1.5(b)(iii)(O)(4).
(P)    As a condition to the funding of Future Advances for Approved Leasing Costs and/or disbursements from the Unfunded Obligations Reserve Account for Unfunded Obligations, in each case, that involve Leasing Commissions, Lender shall have received reasonably satisfactory evidence that any Leasing Commissions that are then due to the brokers to whom lease commissions are payable with respect to the Lease in question have been paid in full (or will be paid in full from funds constituting a part of the requested Future Advance or disbursement from the Unfunded Obligations Reserve, as applicable).
Notwithstanding anything herein to the contrary, no conditions set forth in this Section 1.5, other than conditions (A), (B) and (F) of this clause (iii) shall be applicable to any disbursements of Unfunded Obligations Reserve Funds on account of any Tenant Allowances converted to free rent in accordance with the terms of the applicable Executed Lease.
(iv)    Lender shall have no obligation to make a Future Advance and/or disbursement from the Unfunded Obligations Reserve Account, and Borrower shall not be entitled to request or receive a Future Advance and/or disbursement from the Unfunded Obligations Reserve Account, in either case, at any time during which an

Event of Default or Default has occurred and is continuing. The making of any Future Advance and/or disbursement from the Unfunded Obligations Reserve Account by Lender at the time when an Event of Default or Default has occurred and is continuing, if ever, shall not be deemed a waiver or cure by Lender and/or Lender of that Default or Event of Default, nor shall Lender’s and/or Lender’s rights and remedies be prejudiced in any manner thereby.
(v)    Each Lender’s obligations to perform in accordance with this Section 1.5 and to make any Future Advance and/or disbursement from the Unfunded Obligations Reserve Account in accordance with the terms and provisions of this Agreement are an independent contract made by Lender to Borrower separate and apart from any other obligation of Lender to Borrower under the other provisions of this Agreement and the Loan Documents. The obligations of Borrower under this Agreement and the Loan Documents shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender by reason of Lender’s failure to perform its obligations under this Section 1.5. Borrower and Guarantor acknowledge and agree that the failure of Lender to perform its obligations hereunder shall not affect the obligations of Borrower hereunder to any Person or the obligations of Guarantor to perform its obligations under the Recourse Guaranty or the Environmental Indemnity, nor shall any other Person be liable for the failure of Lender to perform its obligations hereunder or under the other Loan Documents; provided, that in no event is Lender released from the obligations set forth in Section 9.33(a).
For the avoidance of doubt, once Lender has advanced Future Advances up to the Maximum Future Advance Amount as provided in this Agreement, Lender shall have no obligation to fund, advance and/or disburse any additional money for the Property other than with respect to amounts in the Cash Management Account or other Reserve Accounts in accordance with the terms and conditions set forth in this Agreement. Nothing in this Agreement shall limit Borrower’s right to use additional Borrower equity to fund Capital Expenditures, Tenant Improvement costs, Tenant Allowances and/or Leasing Commissions for the Property in excess of the amount set forth in Section 1.5(a) hereof. Additionally, Borrower agrees that the obligations of Borrower under the Loan Documents shall not be reduced, discharged or released because of or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against any Lender that either does not have any obligation to make Future Advances or has made the Future Advances in accordance with the terms of this Agreement by reason of another Lender’s failure to fund any Future Advance under the terms of this Agreement; provided, nothing contained herein shall prohibit Borrower from pursuing its rights and remedies against any Lender that fails to make any Future Advance if all of the conditions precedent to making such Future Advance have been satisfied by Borrower. Notwithstanding anything to the contrary set forth herein, each Lender’s obligation to fund its ratable share of any Future Advances in accordance with this Section 1.5 shall be several and not joint.
Section 1.6    Interest and Principal.
(a)    On each Payment Date, Borrower shall pay to Lender interest on the average Principal Indebtedness for the applicable Interest Accrual Period ending on the day immediately prior to such Payment Date at a rate per annum equal to (i) at any time the Loan is a LIBOR Loan, the sum of LIBOR, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period, plus the Spread and (ii) at any time the Loan is a Prime Rate Loan, the sum of the Prime Rate, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period, plus the Prime Rate Spread (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default) (the “Interest Rate”). As of the Closing Date, the Loan is a LIBOR Loan, and except as provided in Section 1.6(e), the Loan shall at all times be a LIBOR Loan. Notwithstanding the foregoing, on the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period in lieu of making such payment on the first Payment Date following the Closing Date (unless the Closing Date falls on a Payment Date, in which case, no interest will be collected on the Closing Date, and Borrower shall make the payment required pursuant to this Section commencing on the first Payment Date following the Closing Date).
(b)    No prepayments of the Loan shall be permitted except for (i) prepayments made pursuant to Section 2.1 and (ii) prepayments resulting from Casualty or Condemnation as described in Section 5.16. The entire Principal Indebtedness, together with all interest thereon through the Maturity Date and all other amounts then due under the Loan Documents shall be due and payable by Borrower to Lender on the Maturity Date.
(c)    If all or any portion of the Principal Indebtedness is paid to Lender prior to the Spread Maintenance Date following acceleration of the Loan, Borrower shall pay to Lender an amount equal to the applicable Spread Maintenance Premium. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Spread Maintenance Premiums, with the result that Spread Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Spread Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that (i) a prepayment prior to the Spread Maintenance Date will cause damage to Lender; (ii) the Spread Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or other prepayment prior to the Spread Maintenance Date; and (iv) the Spread Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty. Notwithstanding the foregoing to the contrary, no Spread Maintenance Premium shall be payable by Borrower, so long as no Event of Default exists at the time of such prepayment and such prepayment is: (x) by reason of a Casualty or Condemnation as set forth in Section 5.16(f), (y) following the date on which Borrower has satisfied all of the Future Advance conditions set forth in Section 1.5 with respect to one or more Future Advances and Lender fails to fund such Future Advance(s) in accordance with the terms of this Agreement or (z) made pursuant to the terms of Section 5.20(g).

(d)    Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, in the case of all payments due hereunder other than the repayment of the Principal Indebtedness on the Maturity Date, when paid shall be accompanied by a late fee in an amount equal to the lesser of three percent (3.0%) of such unpaid sum and the maximum amount permitted by Legal Requirements, in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.
(e)    In the event that Lender shall determine that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR in accordance with the definition thereof, then the Loan shall be converted to a Prime Rate Loan effective as of the commencement of the Interest Accrual Period following the date of such determination, and Lender shall give notice thereof to Borrower by telephone at least one day prior to the applicable Interest Determination Date (which notice shall thereafter be promptly confirmed by Lender in writing). If, pursuant to this Section 1.6(e), any portion of the Loan has been converted to a Prime Rate Loan and Lender thereafter determines that the events or circumstances that resulted in such conversion are no longer applicable, the Loan shall be converted to a LIBOR Loan effective as of the commencement of the Interest Accrual Period following the date of such determination, and Lender shall give notice thereof to Borrower by telephone at least one (1) day prior to the applicable Interest Determination Date (which notice shall thereafter be promptly confirmed by Lender in writing). Borrower shall pay to Lender, promptly following written demand (which demand shall include reasonable detail and supporting documentation), any additional amounts necessary to compensate Lender for any reasonable out-of-pocket costs actually incurred by Lender in making any conversion in accordance with this Section 1.6(e), including interest or fees payable by Lender to Lender of funds obtained by it in order to maintain a LIBOR Loan hereunder. In the event the Note has been divided into multiple Notes or Note Components pursuant to Section 1.1(f), upon any conversion of the Loan pursuant to this Section, the interest rates applicable to such Notes or Note Components shall be proportionately adjusted to reflect such conversion. Except as provided in this Section 1.6(e), the Loan shall at all times be a LIBOR Loan. In no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.
Section 1.7    Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(c)) shall be made to Lender not later than 3:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(b)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

Section 1.8    Taxes; Regulatory Change.
(a)    Except as otherwise required by applicable law, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of Taxes imposed, levied, collected, withheld or assessed by any Governmental Authority except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payments by Borrower, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Indemnified Tax is paid pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Indemnified Tax. Borrower shall indemnify Lender, for the full amount of any Indemnified Tax (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.8(a)) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and the reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.
(b)    (i)    If Lender is entitled to an exemption from or reduction of an Indemnified Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower at the time or times reasonably requested by Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without payment of such Indemnified Taxes or at a reduced rate of payment of such Indemnified Taxes. In addition, Lender, if reasonably requested by Borrower shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 1.8(b)(ii)(A), (ii)(B). and (ii)(D). below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    if Lender is a U.S. Person, Lender shall deliver to Borrower on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    if Lender is not a U.S. Person, Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by Borrower) on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:
(1)    in the case Lender is claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed copies of Form W-8BEN or other applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Taxes pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Form W-8BEN or other applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Taxes pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of Form W-8ECI;
(3)    in the case Lender is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Form W-8BEN or other applicable successor form; or
(4)    to the extent Lender is not the beneficial owner, executed copies of Form W-8IMY, accompanied by Form W-8ECI, Form W-8BEN or other applicable successor form, a U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if Lender is a partnership and one or more direct or indirect partners of Lender are claiming the portfolio interest exemption, Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    if Lender is not a U.S. Person it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by Borrower) on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and
(D)    if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause d., “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(c)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund (including, for purposes of this Section 1.8(c), a credit that a party applies against other Taxes) of any Taxes as to which it has been indemnified pursuant to Section 1.8(a) (including by the payment of additional amounts pursuant to Section 1.8(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 1.8(a) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 1.8(c) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 1.8(c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 1.8(c) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 1.8(c) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(d)    If Lender requires Borrower to pay any Indemnified Taxes or additional amounts to Lender or any Governmental Authority for the account of Lender pursuant to Section 1.8(a), then Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 1.8(a), in the future, and (b) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.
(e)    If any Legal Requirement or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (A) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (B) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the last day of the then current Interest Accrual Period or within such earlier period as required by law. Borrower hereby agrees to pay to Lender, within ten (10) Business Days following Borrower’s receipt of written demand therefor, any additional amounts necessary to compensate Lender for the reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to Lender of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.
(f)    In the event that any change in any Legal Requirement or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(i)    shall hereafter impose, modify or hold applicable any reserve, capital adequacy, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;
(ii)    shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;
(iii)    subject Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iv)    shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder (other than due to Taxes);
then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as determined by Lender (collectively, “Increased Costs”). If Lender becomes entitled to claim any Increased Costs pursuant to this subsection, Lender shall provide Borrower with not less than thirty (30) days’ notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such Increased Costs. A certificate as to any Increased Costs payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything contained herein to the contrary, Borrower shall not be required to compensate Lender pursuant to this Section 1.8(f) for any Increased Costs actually paid by Lender more than one hundred eighty (180) days prior to the date that Lender notifies Borrower of the change in law giving rise to such Increased Costs and of Lender’s intention to claim compensation or reimbursement therefor; provided, however, that the foregoing shall not prohibit Lender from delivering such certificate to Borrower prior to Lender’s actual payment of such Increased Costs. Notwithstanding anything contained in this Section 1.8(f) to the contrary, Lender shall not be permitted to make a claim against Borrower under this Section 1.8(f) unless Lender is making similar claims against other borrowers of Lender to the extent such borrowers are similarly situated as Borrower after consideration of such factors as Lender then reasonably determines to be relevant. Notwithstanding anything to the contrary herein, no Increased Costs shall be payable to Lender to the extent such Lender’s Note has been included in a Secondary Market Transaction. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.
(g)    Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to Lender of funds obtained by it in order to maintain a LIBOR Loan hereunder, (B) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that is not a Payment Date, including, without limitation, such loss or expense arising from interest or fees payable by Lender to Lender of funds obtained by it in order to maintain the LIBOR Loan hereunder and (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate from the LIBOR Rate to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Rate on a date other than the last day of an Interest Accrual Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to Lender of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(h)    Each party’s obligations under this Section 1.8 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Loan Agreement.
Section 1.9    Interest Rate Cap Agreements.
(a)    On or prior to the Closing Date, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with the initial term of the Loan and have a notional amount equal to the Maximum Loan Amount. Any initial Interest Rate Cap Agreement shall have a strike rate equal to or less than the applicable Strike Rate.
(b)    If Borrower exercises any of its options to extend the term of the Loan pursuant to Section 1.2, on or prior to the commencement of the applicable Extension Term, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement having (x) a term coterminous with such Extension Term, (y) a notional amount at least equal to the Principal Indebtedness plus any unfunded Future Advances, in each case, as of the first day of such Extension Term, and (z) a strike rate equal to or less than the applicable Strike Rate.
(c)    Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such Assignment of Interest Rate Cap Agreement).
(d)    Borrower shall comply with all of its obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Cash Management Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.
(e)    If, at any time during the term of the Loan, the counterparty to the Interest Rate Cap Agreement then in effect is downgraded below (i) “A-” by S&P and/or (ii) “A3” by Moody’s, then Borrower shall promptly obtain a replacement Interest Rate Cap Agreement satisfying the requirements set forth in this Section 1.9, as applicable, with a counterparty that is an Acceptable Counterparty.
(f)    On the Closing Date, and at any time that Borrower obtains a replacement Interest Rate Cap Agreement pursuant to this Section 1.9, Borrower shall deliver to Lender a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) in form and substance reasonably satisfactory to Lender (provided, that any opinion or opinions delivered in connection with any replacement Interest Rate Cap Agreement shall be deemed satisfactory if in substantially the same form as the opinion or opinions delivered to Lender on the Closing Date).

Section 1.10    Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense: (a) release and discharge all Liens on all or a portion of the Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section 1.10 shall be without recourse, representation or warranty of any kind.
ARTICLE II
PREPAYMENT
Section 2.1    Voluntary Prepayment.
(a)    Borrower shall have the right, at its option, upon thirty (30) days’ prior written notice to Lender, to prepay the Loan in whole or in part at any time, provided that if such prepayment is made prior to the Spread Maintenance Date, Borrower shall pay to Lender simultaneously with such prepayment the applicable Spread Maintenance Premium (except in the circumstances where such amount is not payable pursuant to either (i) the last sentence of Section 1.6(c) or (ii) Section 5.20(g)). Each such prepayment shall be accompanied by the amount of interest theretofore accrued but unpaid in respect of the principal amount so prepaid, plus, if any such prepayment is not made on a Payment Date, the Breakage Costs. Following any such prepayment, Borrower may release or transfer, free and clear of the Lien of the Loan Documents, a portion of the notional amount of the Interest Rate Cap Agreement equal to the amount of such prepayment. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with one (1) Business Day prior written notice to Lender (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission and may, on written notice to Lender, adjourn the proposed prepayment date set forth therein from time to time; provided, that Borrower may not adjourn the proposed payment date set forth in a notice of prepayment more than three (3) times).
(b)    If the Note has been bifurcated into multiple Note Components pursuant to Section 1.1(g), so long as no Event of Default is then continuing, all prepayments of the Loan (other than a prepayment from Loss Proceeds) shall be applied to the Note Components pro rata. In connection with any prepayment of the Loan from Loss Proceeds, prepayment of the Loan shall be applied to the Note Components in ascending order of interest rate (i.e., first to the Note Component with the lowest Component Spread until its outstanding principal balance has been reduced to zero, then to the Note Component with the second lowest Component Spread until its outstanding principal balance has been reduced to zero, and so on). During the continuance of an Event of Default, any prepayment of the Loan shall be applied in such order as Lender shall determine in its sole discretion.

Section 2.2    Mandatory Prepayment.
(a)    If Lender is not obligated to make Loss Proceeds available to Borrower for restoration after a Casualty or Condemnation, on the next occurring Payment Date following the date on which (a) Lender actually receives any Loss Proceeds, and (b) Lender has determined that such Loss Proceeds shall be applied against the Indebtedness, Lender may, in its sole discretion, apply Loss Proceeds as a prepayment of, the Indebtedness in an amount equal to one hundred percent (100%) of such Loss Proceeds; and no Spread Maintenance Premium shall be due in connection with such prepayment so long as there is no Event of Default continuing on such Payment Date. Except during the continuance of an Event of Default, such Loss Proceeds shall be applied by Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the Loan Documents, including any costs and expenses of Lender in connection with such prepayment); Second; accrued and unpaid interest at the Interest Rate; and Third, to principal.
ARTICLE III
ACCOUNTS
Section 3.1    Cash Management Account.
(a)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Clearing Account Bank a lockbox account into which all Revenues from the Property will be deposited (the “Clearing Account”). As a condition precedent to the closing of the Loan, Borrower shall cause the Clearing Account Bank to execute and deliver an agreement (as modified or replaced in accordance herewith, a “Clearing Account Agreement”) which provides, inter alia, that Borrower shall have no access to funds in the Clearing Account and that at the end of each Business Day the Clearing Account Bank will remit all amounts contained therein directly into an Eligible Account specified from time to time by Lender (the “Cash Management Account”). With regard to the Cash Management Account, Borrower shall open the Cash Management Account and enter into the Cash Management Agreement in accordance with the time frames set forth in the Post-Closing Agreement and thereafter shall maintain the Cash Management Account in accordance with the terms of this Agreement. Within five (5) Business Days following the Closing Date, Borrower shall deliver to each Tenant a written notice (a “Tenant Notice”) in the form of Exhibit III instructing that (i) all payments under the Leases shall thereafter be remitted by them directly to, and deposited directly into, the Clearing Account (and shall provide Lender with evidence that such Tenant Notices were delivered in accordance with the terms hereof), and (ii) such instruction may not be rescinded unless and until such Tenant receives from Borrower or Lender a copy of Lender’s written consent to such rescission. Borrower shall send a copy of each such written notice to Lender and shall redeliver such notices to each Tenant until such time as such Tenant complies therewith. Borrower shall cause all cash Revenues relating to the Property and all other money received by Borrower or Approved Property Manager with respect to the Property (other than Tenant security deposits required to be held in escrow accounts) to be deposited in the Clearing Account or the Cash Management Account by the end of the first Business Day following Borrower’s, Approved Property Manager’s or Approved Parking Manager’s receipt thereof; provided, that, if the Approved Parking Manager shall not be an Affiliate of Borrower, Borrower shall cause all

Revenues to be remitted by Approved Parking Manager to Borrower pursuant to the terms of the Approved Parking Management Agreement (after deduction from such Revenues by Approved Parking Manager of its fees and expenses in accordance with the terms of the applicable Approved Parking Management Agreement) to be deposited into the Clearing Account within two (2) Business Days following the date that such Approved Parking Manager is required to disburse such Revenues to Borrower pursuant to the terms of the Approved Parking Management Agreement.
(b)    Lender shall have the right at any time and from time to time in its sole discretion to change the Eligible Institution at which any one or more of the Collateral Accounts (other than the Clearing Account) is maintained (and in the case of any such change in respect of the Cash Management Account, Lender shall deliver not less than ten (10) Business Days prior written notice to Borrower and the Clearing Account Bank). In addition, during the continuance of an Event of Default, or if the Clearing Account Bank fails to comply with the Clearing Account Agreement or ceases to be an Eligible Institution, Lender shall have the right at any time, upon not less than thirty (30) days’ prior written notice to Borrower, to replace the Clearing Account Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Clearing Account Agreement reasonably satisfactory to Lender.
(c)    Borrower shall maintain at all times an Operating Account into which amounts may be deposited from time to time pursuant to Section 3.2(b).
Section 3.2    Distributions from Cash Management Account.
(a)    Lender shall transfer (or shall cause to be transferred) from the Cash Management Account to the Operating Account, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Cash Management Account exceed the aggregate amount required to be paid to, or reserved with, Lender on the next Payment Date pursuant hereto to make the payments set forth in Section 3.2(b); provided, however, that Lender shall immediately terminate such remittances upon the occurrence and during the continuance of an Event of Default or Cash Flow Sweep Period.
(b)    On each Payment Date, provided no Event of Default is continuing (and, if and to the extent Lender so elects in its sole discretion, during the continuance of an Event of Default until the Loan has been accelerated), Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:
(i)    to the Basic Carrying Costs Escrow Account, the amounts then required to be deposited therein pursuant to Section 3.4;
(ii)    to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

(iii)    during the continuance of a Cash Flow Sweep Period, to the Operating Account, an amount equal to the Budgeted Operating Expenses for the month in which such Payment Date occurs (excluding any amounts deposited into the Basic Carrying Costs Escrow Account in respect of Property Taxes and Insurance Premiums pursuant to clause (i) above); provided that the amounts disbursed to such account pursuant to this clause (iii) shall be used by Borrower solely to pay Budgeted Operating Expenses for such month or prior months (without duplication) (Borrower agreeing that, in the event that such Budgeted Operating Expenses exceed the actual operating expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date); and provided, further, that no amounts will be disbursed to Borrower in respect of the base management fees of Approved Property Manager to the extent such base management fees exceed the Maximum Management Fee;
(iv)    during the continuance of a Cash Flow Sweep Period or, if Lender makes the election described in Section 3.2(b) above, Event of Default, all remaining amounts to the Cash Flow Sweep Reserve Account; and
(v)    if no Cash Flow Sweep Period or Event of Default is continuing, all remaining amounts to the Operating Account.
(c)    If, on any Payment Date, the amount in the Cash Management Account is insufficient to make all of the transfers described above (other than remittance of excess cash to the Cash Flow Sweep Reserve Account or the Operating Account), then Borrower shall remit to the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower fails to remit such amount to the Cash Management Account on such Payment Date, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.9(c).
Section 3.3    Loss Proceeds Account.
(a)    Upon the occurrence of a Casualty or Condemnation, Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).
(b)    Provided no Event of Default is continuing, funds in the Loss Proceeds account shall be applied in accordance with Section 5.16.
Section 3.4    Basic Carrying Costs Escrow Account.
(a)    Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving amounts payable by Borrower in respect of Property Taxes and insurance premiums (the “Basic Carrying Costs Escrow Account”).
(b)    Borrower shall deposit with Lender (i) on the Closing Date, an amount equal to $1,072,010.85 and (ii) on each Payment Date, an amount equal to one-twelfth of the

Property Taxes that Lender estimates will be payable during the next ensuing twelve (12) months as set forth on Schedule C, in order to accumulate sufficient funds to pay all such Property Taxes at least thirty (30) days prior to their respective due dates, which amounts shall be transferred into the Basic Carrying Costs Escrow Account. In addition, Borrower shall deposit with or on behalf of Lender (i) on the Closing Date, an amount equal to $0 and (ii) on each Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof, in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred into the Basic Carrying Costs Escrow Account. If at any time Lender determines that the amounts on deposit in the Basic Carrying Costs Escrow Account will not be sufficient to pay the Insurance Premiums and/or the Property Taxes when due, Lender shall notify Borrower of such determination and the monthly deposits for Property Taxes and Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies and/or thirty (30) days prior to the respective due dates for the Property Taxes (as applicable); provided, that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the expiration of the Policies and/or the date that Property Taxes are due (as applicable), Borrower will deposit with or on behalf of Lender such amount within two (2) Business Days after its receipt of such notice.
(c)    Notwithstanding anything to the contrary contained in Section 3.4(b), in the event that an Acceptable Blanket Policy is in effect with respect to the Policies required pursuant to Section 5.15, provided that an Event of Default has not occurred and is continuing, deposits into the Basic Carrying Costs Escrow Account required for Insurance Premiums pursuant to Section 3.4(b) above shall be suspended to the extent that Insurance Premiums relate to such Acceptable Blanket Policy.
(d)    Borrower shall provide Lender with copies of all insurance bills in respect of Insurance Premiums for which Borrower is required to make deposits into the Basic Carrying Costs Escrow Account pursuant to the terms of this Section 3.4, and Property Tax bills relating to the Property, promptly after Borrower’s receipt thereof. So long as no Cash Flow Sweep Period or Event of Default has occurred and is continuing on or prior to the date which is ten (10) Business Days prior to the date when due, Lender shall release funds on deposit in the Basic Carrying Cost Escrow Account to the Operating Account so that Borrower can pay all Property Taxes and Insurance Premiums required to be paid hereunder. In connection with the making of any payment from the Basic Carrying Costs Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate provided by Borrower or procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Property Tax, assessment, sale, forfeiture, Property Tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.
Section 3.5    TI/LC Reserve Account.
(a)    Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of depositing with Lender any Termination Fees received by Borrower that are equal to or greater than $1,000,000.00, individually or in the aggregate with respect to any Lease (collectively, the “Material Termination Fees”) (such Eligible Account, the “TI/LC Reserve Account”).
(b)    Whenever a Lease is terminated, whether by buy-out, cancellation, default or otherwise, and Borrower receives a Material Termination Fee, Borrower shall promptly cause such Material Termination Fee to be deposited into the TI/LC Reserve Account. Provided no Event of Default is continuing, (i) Lender shall disburse such Material Termination Fee or portion thereof to Borrower, in accordance with the same requirements as set forth in Section 1.5(b)(ii) (including, without limitation, satisfaction of the terms and conditions set forth in Section 1.5(b)(iii)) with respect to disbursements of Unfunded Obligations Reserve Funds, in respect of Approved Leasing Costs incurred by Borrower in connection with any new Lease, or renewal of, or expansion under, any then-existing Lease, in each case, entered into in accordance with the terms of this Agreement (provided, that (1) in no event shall any Material Termination Fees received by Borrower in accordance with the termination of the Latham Lease be used to pay Approved Leasing Costs in connection with a renewal of any then-existing Lease, and (2) if any then-existing Lease is being renewed and simultaneously the Tenant thereunder is expanding the premises demised under such Lease, the Material Termination Fees from the Latham Lease will only be used for Approved Leasing Costs attributable to the expanded portion of the premises demised under such Lease, in each case, unless otherwise approved by Lender in writing, which approval may be given or withheld by Lender in its sole and absolute discretion) and (ii) unless a Cash Flow Sweep Period is continuing, the remainder of such Material Termination Fee or portion thereof, if any, shall be remitted to the Cash Management Account once an amount of space equal to or greater than the space that is the subject of the termination payment has been relet and/or is the subject of expansions pursuant to one or more Leases and/or is subject to a renewal (if permitted hereunder) or expansion of any then-existing Lease, and all Leasing Commissions and Tenant Improvement costs relating to such Leases have been paid; provided, that with respect to the remainder of any Material Termination Fees received by Borrower in accordance with the termination of the Latham Lease, such amounts shall only be remitted to the Cash Management Account once an amount of space equal to or greater than the space that is the subject of the termination payment has been relet pursuant to one or more new Leases or expansions of any then-existing Leases (but excluding any non-expansion space that is the subject of a renewal of any then-existing Lease).
Section 3.6    Unfunded Obligations Reserve Account.
(a)    Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving amounts in respect of Unfunded Obligations (the “Unfunded Obligations Reserve Account”).
(b)    On the Closing Date, there shall be deposited into the Unfunded Obligations Reserve Account an amount equal to $6,058,113.75 (the “Unfunded Obligations Reserve Funds”).
(c)    Disbursements of Unfunded Obligations Reserve Funds from the Unfunded Obligations Reserve Account shall in all events be in accordance with the terms and conditions of Section 1.5.

Section 3.7    Intentionally Blank.
Section 3.8    Cash Flow Sweep Reserve Account.
(a)    Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the deposit of amounts required to be deposited therein in accordance with Section 3.2(b) (the “Cash Flow Sweep Reserve Account”).
(b)    Provided that no Default or Event of Default is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the Cash Flow Sweep Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Cash Flow Sweep Period is then continuing. Such a release shall not preclude the subsequent commencement of a Cash Flow Sweep Period and the deposit of amounts into the Cash Flow Sweep Reserve Account as set forth in Section 3.2(b).
Section 3.9    Cash Collateral Account.
(a)    Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of depositing with Lender any Termination Fees received by Borrower that are less than $1,000,000.00, individually or in the aggregate with respect to any Lease (collectively, the “Immaterial Termination Fees”) (such Eligible Account, the “Cash Collateral Reserve Account”).
(b)    Whenever a Lease is terminated, whether by buy-out, cancellation, default or otherwise, and Borrower receives an Immaterial Termination Fee, Borrower shall promptly cause such Immaterial Termination Fee to be deposited into the Cash Collateral Reserve Account. Provided no Event of Default is continuing, Lender shall disburse such Immaterial Termination Fee or applicable portion thereof to Borrower at the written request of Borrower in respect of (x) any Approved Leasing Costs in accordance with the same requirements as set forth in Section 1.5(b)(ii) (including satisfaction of the terms and conditions set forth in Section 1.5(b)(iii)) with respect to disbursements of Unfunded Obligations Reserve Funds and (y) Operating Expenses and/or capital expenses incurred by Borrower in connection with the operation, ownership and/or maintenance of the Property subject to Lender’s receipt of invoices or other reasonable evidence that such Operating Expenses and/or capital expenses are due and payable, along with an Officer’s Certificate certifying that such disbursement of funds from the Cash Collateral Reserve Account will be used solely to pay the Operating Expenses and/or capital expenses reflected in such invoice or other evidence.
Section 3.10    Account Collateral.
(a)    Borrower hereby pledges the Account Collateral to Lender as security for the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in the Collateral Accounts shall not be commingled with any other monies at any time which are not Account Collateral. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. Funds in the Collateral Accounts shall be invested only in Permitted Investments in accordance with the terms of the Cash Management Agreement, which Permitted Investments shall be credited to, and retained in, the related Collateral Account. All income and gains from the investment of funds in the Collateral Accounts, if any, shall be retained in the Collateral Accounts from which they were derived. All fees of the Cash Management Bank and the Clearing Account Bank shall be paid by Borrower. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.
(b)    The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.
Section 3.11    Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.
ARTICLE IV
REPRESENTATIONS
Borrower represents to Lender that, except as set forth in the Exception Report:
Section 4.1    Organization.
(a)    Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Borrower is a Single-Purpose Entity.

(b)    The organizational chart contained in Exhibit I is true and correct as of the date hereof.
Section 4.2    Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.
Section 4.3    No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower or any of its direct or indirect equityholders is a party or may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any Person other than Lender.
Section 4.4    Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained.
Section 4.5    Enforceable Obligations. This Agreement and the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor and constitute Guarantor’s legal, valid and binding obligations, enforceable against Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower or Guarantor, including the defense of usury or fraud.
Section 4.6    No Default. No Default or Event of Default will exist immediately following the making of the Loan.
Section 4.7    Payment of Taxes. Borrower has at all times been properly treated for U.S. federal income tax purposes as an entity disregarded as separate from its owner, in accordance with Treasury Regulation Section 301.7701-3(b)(1)(ii). Borrower and its beneficial owners shall not take any action inconsistent with such classification for U.S. federal income tax purposes. Borrower has filed, or caused to be filed, all material U.S. federal, state, local and non-U.S. Tax returns, reports and other Tax-related documents required to be filed by it and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) that are being diligently contested in good faith by appropriate proceedings. Borrower has established on its books such charges, accruals and reserves in respect of Property Taxes for all fiscal periods as are required by GAAP consistently applied. There is no proposed Property Tax assessment against the Property (or any portion thereof) or any basis for such assessment which is material and has not been disclosed to Lender. The Property is separately assessed from all other adjacent land for purposes of all applicable Property Taxes, and for all purposes may be dealt with as an independent parcel.
Section 4.8    Compliance with Law. Borrower, the Property and the use thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes. The Property conforms, in all material respects, to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use except as specified in the Zoning Report. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could materially and adversely affect the Property or the condition (financial or otherwise) or business of Borrower. There has not been committed by or on behalf of Borrower or, to Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of the Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against the Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Neither Borrower nor Guarantor has purchased any portion of the Property with proceeds of any illegal activity.
Section 4.9    ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.
Section 4.10    Investment Company Act. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.
Section 4.11    No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it. No petition in bankruptcy has been filed against Borrower or Guarantor (or any of their respective Affiliates that own direct or indirect beneficial interests in the Property) and none of such Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its Affiliates that own direct or indirect beneficial interests in the Property are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or the Property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons. Borrower has not received written notice, nor does Borrower have actual knowledge of, any Tenant under a Major Lease contemplating or having filed any of the foregoing actions.
Section 4.12    Other Debt. Borrower does not have outstanding any Debt other than Permitted Debt.
Section 4.13    Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor or the Collateral, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower or the Collateral, would reasonably be expected to have a Material Adverse Effect).
Section 4.14    Leases; Material Agreements and Property Agreements.
(a)    Borrower has delivered to Lender true and complete copies of all Leases, including all modifications and amendments thereto. To Borrower’s knowledge, no person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The rent roll attached to this Agreement as Schedule G (the “Rent Roll”) is accurate and complete in all material respects as of the Closing Date. Except as indicated on the Rent Roll or Exception Report, no security deposits are being held by Borrower (including bonds or letters of credit being held in lieu of cash security deposits), no Tenant has any termination options (except in connection with a landlord default, Casualty or Condemnation, pursuant to applicable law, or as set forth in its Lease), no Tenant has any extension or renewal rights (except as set forth in its Lease), no Tenant or other party has any option, right of first refusal or similar preferential right to purchase all or any portion of the Property, no rent has been paid more than thirty (30) days in advance of its due date and no payments of rent are more than thirty (30) days delinquent. Except as may be disclosed in the estoppel certificates delivered to Lender by the Tenants in connection with the closing of the Loan, each of the following is true and correct with respect to each Lease:
(i)    such Lease is valid and enforceable and is in full force and effect;
(ii)    Borrower is the sole owner of the entire lessor’s interest in such Lease;
(iii)    such Lease is an arm’s-length agreement with a bona fide, independent third party;
(iv)     none of the rents payable pursuant to such Lease have been assigned or otherwise pledged or hypothecated by Borrower (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of the Mortgage and except for the Liens contemplated pursuant to the Loan Documents);
(v)     neither Borrower nor, to Borrower’s knowledge, any other party under such Lease is in default thereunder in any material respect;

(vi)    to Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of the rents thereunder; and
(vii)    except for the Unfunded Obligations set forth on Schedule D attached hereto, all work to be performed by the landlord under such Lease with respect to the current Lease term has been substantially performed, all Tenants have accepted possession of their respective premises under such Lease, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations and there are no Leasing Commissions due and payable in connection with the leasing of space at the Property, and Borrower has no other monetary obligation to any Tenant under such Lease.
(b)    There are no Material Agreements except as described in Schedule H. Borrower has made available to Lender true and complete copies of all Material Agreements. To Borrower’s knowledge, each Material Agreement is in full force and effect. There are no defaults under any Material Agreements by Borrower or, to Borrower’s knowledge, any other party thereto. Borrower is not in default beyond applicable notice and/or cure periods in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement, Property Agreement and/or Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.
(c)    Borrower has made available to Lender true and complete copies of the Property Agreements. Each Property Agreement is in full force and effect and there are no defaults thereunder by Borrower or, to Borrower’s knowledge, any other party thereto. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Property Agreement.
Section 4.15    Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact made by Borrower or Guarantor in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect.  To Borrower’s knowledge, there is no material fact presently known to Borrower related to Borrower, Guarantor or the Property which is reasonably expected to have a Material Adverse Effect.
Section 4.16    Financial Condition. Borrower has heretofore delivered to Lender financial statements and operating statements with respect to the Property for the past three calendar years, and trailing twelve-month operating statements. Such statements, taken as a whole, are accurate and complete in all material respects and fairly present in accordance with GAAP the financial position of Borrower in all material respects as of their respective dates and do not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that have had or are reasonably expected to result in a Material Adverse Effect.

Section 4.17    Single-Purpose Requirements.
(a)    Borrower is now, and has always been since its formation, a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its organizational documents. Borrower has never (i) owned any property other than the Property and related personal property, (ii) engaged in any business, except the ownership and operation of the Property or (iii) had any material contingent or actual obligations or liabilities unrelated to the Property.
(b)    Borrower has provided Lender with true, correct and complete copies of (i) Borrower’s current financial statements, and (ii) Borrower’s current operating agreement or partnership agreement, as applicable, together with all amendments and modifications thereto.
(c)    On or prior to the Closing Date, Borrower shall have been fully released from any loan (other than the Loan) secured by the Property or any of the Collateral (a “Prior Loan”), and Borrower shall not have any continuing liability, actual or contingent, for any Prior Loan (except for customary continuing indemnity obligations in respect of which no claims have been made or are reasonably expected to be made), and no recourse whatsoever against any portion of the Property shall be available to satisfy any Prior Loan under any circumstances.
(d)    In addition to the foregoing, Borrower hereby represents, warrants and agrees that (being hereinafter referred to as the “Backward-Looking Special Purpose Entity Representations and Warranties”) prior to the Closing Date:
(i)    Borrower has never had any judgments or liens of any nature against it except for tax liens not yet delinquent and Permitted Encumbrances or except for liens in connection with Debt or other matters incurred prior to the Closing Date that have heretofore been released, discharged or satisfied in full.
(ii)    Borrower has always been in material compliance with all laws, regulations, and orders applicable to it and has always had, all material permits necessary for it to operate its business as presently conducted.
(iii)    Borrower is not aware of any pending or threatened litigation, nor has ever been a party to any material lawsuit, arbitration, summons, or other material legal proceeding, which has not been settled or which is being defended by an insurer, except as set forth on Schedule E attached hereto.
(iv)    Borrower has never been, except as set forth on Schedule E attached hereto, nor is involved in, any tax dispute with any Governmental Authority.
(v)    To Borrower’s knowledge, the latest set of each such financial statements delivered to Lender fairly and accurately reflects the current financial condition of the subject of such statement, as of the date of such statement, in all material respects.
(vi)    Single-Purpose Equityholder has never owned any property or assets other than the interests in Borrower, the Property and the proceeds thereof.

(vii)    Borrower has no material contingent or actual obligations unrelated to the Property and Single-Purpose Equityholder has no material contingent or actual obligations.
Section 4.18    Use of Loan Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equityholders in accordance with Legal Requirements and no portion thereof shall be used for personal, consumer, household or similar purposes.
Section 4.19    Not Foreign Person. Borrower (or if Borrower is treated for U.S. federal income tax purposes as an entity disregarded as separate from its owner, in accordance with Treasury Regulation Section 301.7701-3(b)(1)(ii), Borrower’s tax owner for U.S. federal income tax purposes) is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
Section 4.20    Labor Matters. Borrower has no employees and is not a party to any collective bargaining agreements.
Section 4.21    Title. Borrower owns good, marketable and insurable title to the Property and good and marketable title to the related personal property, to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority Lien on the Property and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of New York) in and to all personalty to the extent such Lien can be perfected by the filing of a Uniform Commercial Code financing statement, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. None of the Permitted Encumbrances has had, or could reasonably be expected to have, a Material Adverse Effect. Except as insured over by a Title Insurance Policy, to Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Property that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.
Section 4.22    No Encroachments. Except as shown on the Survey, all of the improvements on the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining property encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements (other than the Property Agreements or easements or other encumbrances that are of record and identified in the Title Insurance Policy but are blanket in nature and cannot be plotted), so as, in either case, to adversely affect the value, use or marketability of the Property, except those that are insured against by a Title Insurance Policy.

Section 4.23    Physical Condition.
(a)    To Borrower’s knowledge, except for matters set forth in the Engineering Report or as would not reasonably be expected to have a Material Adverse Effect, the Property and all building systems (including sidewalks, parking lots and parking decks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are free of all material damage or structural defect (including, to Borrower’s knowledge, any latent damage or defect) and are in good condition, order and repair in all respects material to the Property’s use, operation and value.
(b)    Borrower has not received and is not aware of any other Person’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in the Property that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
Section 4.24    Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 4.25    Property Management; Parking Management Agreement. Except for any Approved Management Agreement, no property management agreements are in effect with respect to the Property. The Approved Management Agreement is in full force and effect and there is no event of default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Except for any Approved Parking Management Agreement, no parking management agreements are in effect with respect to the Property. The Approved Parking Management Agreement is in full force and effect and there is no event of default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.
Section 4.26    Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated or threatened with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.27    Utilities and Public Access. Except as disclosed on the Survey or as set forth in the Title Policy, the Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of the Property as presently used and enjoyed.
Section 4.28    Environmental Matters. Except as disclosed in the Environmental Reports:
(a)    To Borrower’s knowledge, no Hazardous Substances are located at, on, in or under the Property or have been handled, manufactured, generated, stored, processed, or disposed of at, on, in or under, or have been Released from, the Property. Without limiting the foregoing, there is not present at, on, in or under the Property, any PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint. To Borrower’s knowledge, there is no threat of any Release of any Hazardous Substance migrating to the Property.
(b)    The Property is in compliance in all material respects with all Environmental Laws applicable to the Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Property under all Environmental Laws). No Environmental Claim is pending with respect to the Property, nor, to Borrower’s knowledge, is any threatened in writing, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or the Property.
(c)    No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Property and, to Borrower’s knowledge, no Governmental Authority has been taking any action to subject the Property to Liens under any Environmental Law.
(d)    There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by, or that are in the possession of, Borrower in relation to the Property that have not been made available to Lender.
(e)    The Property has not been designated as a “hazardous waste property” or a “border zone property” under the provisions of California Health and Safety Code, Sections 25220 et seq. (collectively, a “Border Zone Property”), and there has been no occurrence or conditions on or at the Property or any real property adjoining or in the vicinity of the Property that could cause the Property or any party thereof to be designated as a Border Zone Property.
Section 4.29    Assessments. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to Borrower’s knowledge, are there any contemplated improvements to the

Property that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.
Section 4.30    No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of the Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Property Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to the Property as a single Lien.
Section 4.31    Separate Lots. No portion of the Property is part of a tax lot that also includes any real property that is not Collateral.
Section 4.32    Permits; Certificate of Occupancy. Borrower has obtained all Permits necessary for the present and contemplated use and operation of the Property unless such failure to obtain is not reasonably expected to result in a Material Adverse Effect. The uses being made of the Property are in conformity in all material respects with the certificate of occupancy and/or Permits for the Property and any other restrictions, covenants or conditions affecting the Property.
Section 4.33    Flood Zone. None of the improvements on the Property is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of the Property is located in such an area, the Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).
Section 4.34    Security Deposits. Borrower is in compliance in all material respects with all applicable Legal Requirements relating to Tenant security deposits.
Section 4.35    Parking. As of the date hereof, all revenues attributable to transient parking at the 355 Garage, following payment by Approved Parking Manager of those fees and expenses expressly authorized to be paid to or paid by Approved Parking Manager pursuant to the terms of the Approved Parking Management Agreement, are distributed between Borrower and North Tower Owner, and certain operating expenses attributable to the 333 Garage, the 355 Garage and the 235 Garage are allocated between Borrower and North Tower Owner, as follows: 44% of such amounts are paid by Borrower and 56% of such amounts are paid by North Tower Owner. As of the date hereof, North Tower Owner is not entitled to any of the revenues attributable to the 235 Garage and, except as set forth in any documents or agreements set forth in clause (ii) of the definition of “Permitted Encumbrances”, has no rights to sell, lease and/or occupy any parking spaces within the 235 Garage and has been paying 56% of the operating expenses attributable to the 235 Garage.
Section 4.36    Insurance. Borrower has obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period or will be paid as of the Closing Date. Neither Borrower nor, to Borrower’s knowledge, any other Person, has done, by act or omission, anything that would impair the coverage of any such policy.

Section 4.37    Atrium Cost Sharing. Borrower currently pays 44% of Atrium common area operating expenses, and Borrower’s payment of such share of Atrium common area operating expenses is reflected as an expense of Borrower in the financial statements delivered by Borrower to Lender with respect to calendar year 2015 and monthly (YTD) through September 2016.
Section 4.38    Estoppel Certificates. Borrower has requested estoppel certificates from each Tenant and each counterparty to the Property Agreements on the form heretofore agreed by Lender and has delivered to Lender true and complete copies of each estoppel certificate received back from any Tenant and any such Property Agreement counterparty prior to the Closing Date.
Section 4.39    Federal Trade Embargos. Guarantor and Borrower are each in compliance with all Federal Trade Embargos in all material respects. No Embargoed Person owns any direct or indirect equity interest in Borrower. To Borrower’s knowledge, no Tenant at the Property is identified on any Government List. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct during the term of the Loan. The representations contained in this Section 4.39 shall not be deemed to apply to direct or indirect owners of shares of common stock or other equity interests in any indirect owner of Borrower whose shares or other equity interests are listed on a publicly traded exchange and whose owner acquired such shares or other equity interests through such exchange.
Section 4.40    Brokerage Agreements. No separate brokerage agreements to which Borrower or any agent on behalf of Borrower are a party, are in effect with respect to the Property except for the Approved Brokerage Agreement. From and after the date of Borrower’s execution and delivery of an Approved Brokerage Agreement (other than the Initial Approved Management Agreement), the Approved Brokerage Agreement is in full force and effect, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.
Section 4.41    Parking Management. Except for any Approved Parking Management Agreement, no parking management agreements are in effect with respect to the Property (including the 355 Garage and the 235 Garage). The Approved Parking Management Agreement is in full force and effect and there is no event of default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.
Section 4.42    Survival. All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

AFFIRMATIVE COVENANTS
Section 5.1    Existence; Licenses. Borrower shall do or cause to be done all things necessary to remain in existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements necessary for the continued use and operation of the Property (except to the extent the failure to comply with the foregoing would not reasonably be expected to result in a Material Adverse Effect). Borrower shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.
Section 5.2    Maintenance of Property.
(a)    Borrower shall cause the Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted and Borrower shall not use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or materially increases the premium of, any insurance then in force with respect thereto. Subject to Section 6.13, no improvements or equipment owned or leased by Borrower and located at or on the Property shall be removed, demolished or materially altered without the prior written consent of Lender (except for replacement of equipment in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and sales or disposal of worn out or obsolete equipment no longer needed for the operation of the Property). Borrower shall not make any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property in any material respect or the Lien of the Mortgage or otherwise cause or reasonably be expected to result in a Material Adverse Effect. Borrower shall not install or permit to be installed on the Property any underground storage tank. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
(b)    Borrower shall remediate the Deferred Maintenance Conditions within the time periods following the Closing Date as specified in Schedule I hereto (subject, in each case, to Force Majeure), and upon written request from Lender after the expiration of such period and remediation thereof shall deliver to Lender an Officer’s Certificate confirming that such remediation has been completed and that all associated expenses have been paid.
Section 5.3    Compliance with Legal Requirements. Borrower shall comply with, and shall cause the Property to comply with and be operated, maintained, repaired and improved in compliance with, all applicable Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound, unless such failure to comply is not reasonably expected to result in a Material Adverse Effect.

Section 5.4    Impositions and Other Claims. Borrower shall pay and discharge all Property Taxes as and when such Property Taxes are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, in each case other than if contested in the manner set forth in the definition of Permitted Encumbrances. Borrower shall file all Property Tax returns and other reports that it is required by law to file. If any law or regulation applicable to Lender, any Note, any of the Collateral or the Mortgage is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness, Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender. Following any such demand, Borrower shall have the right, upon thirty (30) days advance written notice to Lender, to repay the Indebtedness in full (but not in part) without the payment of any prepayment premium or prepayment fee. In addition, if in the opinion of Lender’s counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by Legal Requirements, Lender may elect to declare all of the Indebtedness to be due and payable ninety (90) days from the giving of written notice by Lender to Borrower.
Section 5.5    Access to Property. Subject to the rights of Tenants pursuant to applicable Leases and at Lender’s sole cost and expense (except as otherwise set forth below), Borrower shall permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Property or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance notice. If Lender shall determine that an Event of Default exists and send written notice thereof to Borrower, the cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender. The cost of such inspections, examinations, audits and copying, if not paid for by Borrower within ten (10) Business Days after written demand therefor, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate.
Section 5.6    Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way adversely affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.
Section 5.7    Leases.
(a)    Borrower shall furnish Lender with executed copies of all Leases that are not Major Leases upon written request of Lender in connection with its quarterly reporting hereunder. All new Leases and renewals or amendments of Leases must (i) be entered into on an arms-length basis with Tenants that are not Affiliates of Borrower and/or Guarantor and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (ii) provide for rental rates and other economic terms that, taken as a whole, are at least reasonably equivalent to then-existing market rates, based on the applicable market or otherwise taking into account the nature of the applicable Tenant, and otherwise contain terms and conditions that are commercially reasonable, (iii) have an initial term of not less than five (5) years, (iv) not reasonably be expected to result in a Material Adverse Effect, (v) be subject and subordinate to the Mortgage and contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Property by any purchaser at a foreclosure sale, subject to customary non-disturbance protections for a Tenant that is not otherwise in default under the Lease at the time of attornment. Lender, at the request of Borrower (and at Borrower’s sole cost and expense), shall enter into a subordination, attornment and non-disturbance agreement on the form attached to any Lease (only if Lender shall have approved such Lease) or if there is no such form, then on the form attached hereto as Exhibit II (with such modifications thereto as may be reasonably acceptable to Borrower and Lender) or on such other form reasonably satisfactory to Lender, with respect to any Lease entered into after the Closing Date that expressly requires the delivery of a subordination, attornment and non-disturbance agreement, (vi) intentionally blank, (vii) intentionally blank and (viii) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except for (A) a termination right in the event of the destruction or condemnation of all or a material portion of the premises demised under such Lease (or which renders the premises demised under such Lease inaccessible or unusable for its intended purposes) or (B) a termination right in the event of landlord’s default under such Lease, or (C) a termination right entered into in the ordinary course of business, that, individually and in the aggregate with all other termination rights contained in Leases at the Property, could not be reasonably expected to result in a Material Adverse Effect), any requirement for a non-disturbance or recognition agreement, or any other terms which would materially adversely affect Lender’s rights under the Loan Documents.
(b)    Any Lease that does not conform to the standards set forth in Section 5.7(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, all new Leases that are Major Leases, and all terminations, renewals and amendments of Major Leases, and any surrender of rights under any Major Lease, shall be subject to the prior written consent of Lender (other than settlements of payment disputes either related to CAM reconciliations or involving an amount in controversy of less than $100,000 and Lease terminations with Tenants who have defaulted or are in bankruptcy), which consent shall not be unreasonably withheld, conditioned or delayed.
(c)    Borrower shall (i) in commercially reasonable manner observe and punctually perform all the material obligations imposed upon the lessor under the Leases, including satisfaction of all Unfunded Obligations; (ii) use commercially reasonable efforts to enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one (1) month in advance (but, for the avoidance of doubt, excluding security deposits with Borrower or Termination Fees received by Borrower, in each case, in accordance with the terms of this Agreement); (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignment of rents and leases under the Mortgage and under the Assignment of Leases; and (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender. Borrower shall deliver to each new Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof (or shall incorporate the Tenant Notice information into such Tenant’s Lease).
(d)    Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower), which approval shall not be unreasonably withheld; provided, that Lender’s consent shall not be required in connection with the assignment or sublease of a Major Lease if (i) no Event of Default is continuing, (ii) the assignment or sublease is effectuated in accordance with the terms of such Major Lease, (iii) pursuant to the terms of such Major Lease, Borrower is required to be reasonable or exercise reasonable discretion in considering the approval of such assignment or sublease, (iv) not later than ten (10) Business Days after the effective date of any assignment Borrower delivers to Lender written notice describing in reasonable detail such assignment of such Major Lease, which notice shall include a reasoned statement of Borrower’s conclusion that Borrower’s approval or consent to such assignment was reasonable, (v) the assigning or subletting Tenant continues to remain liable for all obligations and liabilities under such Major Lease following such assignment or sublease and (vi) there is no other amendment or modification to such Major Lease which would otherwise require Lender’s approval under this Section 5.7. In addition to the foregoing, in connection with any sublease of any Major Lease which demises over 17,500 rentable square feet to the sub-tenant, Borrower shall use commercially reasonable efforts to notify Lender of such sublease within ten (10) Business Days after the effective date of such sublease.
(e)    Security deposits of Tenants under all Leases shall be held in compliance with all applicable Legal Requirements and any provisions in Leases relating thereto. Such security deposits may be commingled with other accounts of Borrower if and to the extent permitted by applicable Legal Requirements; provided, that Borrower shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. Subject to applicable Legal Requirements and the terms of any applicable Lease, any proceeds received by Borrower pursuant to any bond or other instrument held by Borrower in lieu of cash security shall be deposited by Borrower (or caused to be deposited) into the Clearing Account within one (1) Business Day of Borrower’s receipt thereof. To the extent that any security deposits are held in the form of a letter of credit, such letter of credit shall be freely transferable without the payment of any fees, other than a transfer fee, which shall be payable by the Tenant providing the letter of credit under its Lease or by Borrower. Borrower hereby pledges to Lender each such bond or other instrument as security for the Indebtedness. Upon the occurrence and during the continuance of an Event of Default, Borrower shall, upon Lender’s written request, subject to applicable Legal Requirements, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposit of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower), and any such bonds, that Borrower had not returned to the applicable

Tenants or applied in accordance with the terms of the applicable Lease (and failure to do so shall constitute a misappropriation of funds pursuant to Section 9.19(b)).
(f)    Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower is in material default under such Lease.
(g)    Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, Borrower shall be permitted to amend, modify, cancel, terminate or accept surrender of, or otherwise take any other commercially reasonable action that is permitted under applicable Legal Requirements and the terms of the applicable Lease, with respect to, any Lease that is not a Major Lease, and may take commercially reasonable actions with respect to the termination of either of the Winston Lease and/or the Munger Lease, in each case, without the prior written consent of Lender.
(h)    Notwithstanding anything to the contrary contained in this Section 5.7, provided no Event of Default is continuing, whenever Lender’s approval or consent is required pursuant to the provisions of this Section 5.7, Lender’s consent shall be deemed given if:
(i)    the first correspondence from Borrower to Lender requesting such approval or consent is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY LENDER TO MAGUIRE PROPERTIES-355 S. GRAND, LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required above, and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same has been delivered; and
(ii)     if Lender fails to respond or to deny such request for approval in writing within such ten (10) Business Day period, a second notice requesting approval is delivered to Lender from Borrower in an envelope marked “PRIORITY” containing a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY LENDER TO MAGUIRE PROPERTIES-355 S. GRANT, LLC. FAILURE TO APPROVE OR DENY THIS REQUEST IN WRITING WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED” and Lender fails to either approve or deny such request for approval or consent within such second five (5) Business Day period
Section 5.8    Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.
Section 5.9    Further Assurances. Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including amended or replacement mortgages), and Borrower hereby authorizes and consents to the filing by Lender of any Uniform Commercial Code financing statements and authorizes Lender to use the collateral description “all personal property” or “all assets” in any such financing statement, in each case as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral. Upon receipt of an affidavit of Lender as to the loss, theft, destruction or mutilation of any Note, Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and in the form thereof. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to, during the continuance of an Event of Default, execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents within ten (10) Business Days following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.
Section 5.10    Management of Collateral.
(a)    The Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Borrower may from time to time appoint an Approved Property Manager to manage the Property pursuant to an Approved Management Agreement, and, as a condition to such appointment, such Approved Property Manager shall execute (x) (1) a management agreement in form and substance reasonably acceptable to Lender and (2) for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender, pursuant to which such Approved Property Manager shall agree that its Approved Management Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness and (y) deliver an updated Nonconsolidation Opinion if such Approved Property Manager is an Affiliate of Borrower. The per annum base management fees of the Approved Property Manager shall not, at any time, exceed the Maximum Management Fee.
(b)    Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.
(c)    Borrower shall notify Lender in writing of any default of Borrower or the Approved Property Manager under the Approved Management Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of

Management Agreement, to cure defaults of Borrower under the Approved Management Agreement. Any reasonable out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower promptly following written demand by Lender.
(d)    In the event that (i) an Event of Default shall be continuing and the Loan has been accelerated, (ii) any foreclosure, conveyance in lieu of foreclosure or other similar transaction following an Event of Default shall have occurred, (iii) a material default by the Approved Property Manager under the Approved Management Agreement (after the expiration of any applicable notice and/or cure periods) shall be continuing, (iv) the Approved Property Manager files or is the subject of a petition in bankruptcy, (v) a trustee or receiver is appointed for the Approved Property Manager’s assets or the Approved Property Manager makes an assignment for the benefit of creditors, or (vi) the Approved Property Manager is adjudicated insolvent, then, in any such case, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Management Agreement and engage a replacement property manager (which shall be selected by Borrower, within thirty (30) days after Lender requires Borrower to terminate the then Approved Property Manager, and reasonably approved by Lender) (provided, that, if Borrower does not select a replacement property manager within such 30-day period or in the event that the Loan has been accelerated, such replacement manager may be selected by Lender in Lender’s sole and absolute discretion) to serve as a replacement Approved Property Manager pursuant to an Approved Management Agreement in accordance with the terms of Section 5.10(a).
Section 5.11    Notice of Material Event. Borrower shall give Lender prompt notice (containing reasonable detail) upon Borrower’s receipt of written notice of (i) any litigation or governmental proceedings pending or threatened in writing against Borrower or the Property that is reasonably expected to result in a Material Adverse Effect, and (ii) the insolvency or bankruptcy filing of Borrower, Guarantor or an Affiliate of any of the foregoing.
Section 5.12    Annual Financial Statements. Within eighty-five (85) days after the close of each Fiscal Year, Borrower shall furnish to Lender, in substantially the same format as provided by Borrower to Lender in connection with the origination of the Loan, annual unaudited financial statements of Borrower, and shall include a balance sheet and operating statement of Borrower as of the end of such year, together with related statements of operations and equityholders’ capital and cash flow for such Fiscal Year, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis. Together with Borrower’s annual unaudited financial statements, Borrower shall furnish to Lender, in substantially the same format as provided by Borrower to Lender in connection with the origination of the Loan, and shall include a statement of cash flows; then current rent roll, and occupancy reports; and such other information as Lender shall reasonably request.
Section 5.13    Quarterly Financial Statements. Within sixty (60) days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in substantially the same format as provided by Borrower to Lender in connection with the origination of the Loan, and shall include quarterly and year-to-date unaudited financial statements, prepared for such Fiscal Quarter with respect to Borrower, including a balance sheet and operating statement of

Borrower as of the end of such Fiscal Quarter, together with related statements of operations, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the corresponding figures for the same period for the preceding Fiscal Year, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in substantially the same format as provided by Borrower to Lender in connection with the origination of the Loan:
(i)    a statement in reasonable detail that calculates In-Place NOI for each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter, in the case of each such Fiscal Quarter, ending at the end thereof;
(ii)    then current rent roll, Tenant sales reports and occupancy reports;
(iii)    notice of material changes in the Property, as reasonably determined by Borrower (including, without limitation, the termination of a Major Lease); and
(iv)    if requested by Lender pursuant to Section 5.7(a), copies of all Leases that are not Major Leases entered into during such Fiscal Quarter.
Section 5.14    Additional Financial Information.
(a)    Borrower shall provide Lender with copies of all Property Tax and insurance bills in accordance with the terms and provisions of Section 3.4(d) hereof.
(b)    Borrower shall provide Lender with copies of all Leases and of all assignments and subleases of Major Leases, in accordance with Section 5.7 hereof.
(c)    In addition to the financial statements and other information specified in Section 5.12, 5.13 and this Section 5.14, Borrower also agrees to provide to Lender, promptly following request therefor by Lender, such other information as Lender may reasonably request from time to time, including, without limitation, monthly rent rolls and a leasing status report; provided, that such information shall be obtained at no material expense to Borrower. If Borrower fails to provide to Lender the financial statements and other information specified in Sections 5.12, 5.13 and this Section 5.14 within the respective time period specified in such Sections or fails to cause Guarantor to provide the financial statements and other information specified in the Recourse Guaranty, then (i) such failure shall, at Lender’s election, constitute an Event of Default following written notice from Lender, and (ii) a Cash Flow Sweep Period shall be deemed to have commenced for all purposes hereunder and shall continue until such failure is remedied and the financial statements delivered to Lender evidence that no Cash Flow Sweep Period is in effect.

Section 5.15    Insurance.
(a)    Borrower shall obtain and maintain with respect to the Property, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:
(i)    insurance against loss or damage by standard perils included within the classification “All Risks” or “Special Form” Causes of Loss, including coverage for damage caused by windstorm (including weather catastrophe which includes but is not limited to named storm subject to a sublimit of not less than Three Hundred Million Dollars ($300,000,000.00)) and hail. Such insurance shall (A) be in an amount equal to the full insurable value on a replacement cost basis of the Property (exclusive of costs of excavations, foundations, underground utilities and footings) and, if applicable, all related furniture, furnishings, equipment and fixtures (without deduction for physical depreciation); (B) have deductibles acceptable to Lender (but in any event not in excess of $250,000, except in the case of flood, weather catastrophe which includes but is not limited to named storm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Property); (C) be paid annually in advance; (D) be written on a “Replacement Cost” basis, waiving depreciation, (E) be written on a no coinsurance form or contain an “Agreed Amount” endorsement, waiving all coinsurance provisions; (F) if, at any time during the Loan, any of the improvements at the Property constitute legal non-conforming structures, include ordinance or law coverage on a replacement cost basis, with no co-insurance provisions, containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost or such lesser amounts as Lender may require in its sole discretion; (G) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof;
(ii)    if any material portion of the Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program, plus such additional excess limits as shall be reasonably requested by Lender, with a deductible not in excess of 5% of the total insurable value of the Property;
(iii)    commercial general liability insurance, including coverage for property damage, contractual liability for insured contracts and personal injury (including bodily injury and death), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate if the Property is on a blanket policy or a policy aggregate of $5,000,000), with a deductible not in excess of $250,000. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements;

(iv)    rental income and/or business interruption insurance covering actual loss sustained during restoration from all risks required to be covered by the insurance provided for herein, including clauses (i), (ii), (v), (vii), (viii) and (ix) of this Section, and covering the 18 month period from the date of any Casualty and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the Property has been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period). The amount of such insurance shall be increased from time to time as and when the Gross Revenue from the Property increase but not more frequent than once per annum;
(v)    if applicable, insurance for steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Property, in each case, with a deductible not in excess of $250,000;
(vi)    worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $1,000,000 (if applicable);
(vii)    during any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Property that are not covered by or under the terms or provisions of the insurance provided for in Section 5.15(a)(iii) (and the insurance provided for in Section 5.15(a)(i) shall, in addition to the requirements set forth in such Section, (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii) and (ix) of Section 5.15(a) and (2) include permission to occupy the Property). Borrower shall cause design professionals, if any, including any architects and engineers, to obtain and maintain professional liability insurance during the period commencing on the date of the architect’s or engineer’s contract and expiring no earlier than the expiration of the applicable statute of repose after completion of services or substantial completion. Such insurance shall have limits commensurate with the risk and reasonably acceptable to Lender. Borrower shall further cause any general contractor to obtain and maintain commercial general liability coverage, including, without limitation, products and completed operations to the extent available in the market expiring no earlier than the expiration of the applicable statute of repose after completion of services or substantial completion. Such policy maintained by any general contractor shall name Borrower and Lender as additional insureds by endorsement reasonably satisfactory to Lender and have limits no less than $1,000,000 per occurrence and $2,000,000 in the aggregate for the project. Any general contractor shall provide umbrella liability over the required policies with limits commensurate with the risk and reasonably acceptable to Lender. Any general contractor shall maintain statutory Workers Compensation, Disability and

Employers Liability insurance in force for all workers on the job as well as commercial auto liability for all owned, hired and non-owned vehicles with a combined single limit no less than $1,000,000. Borrower may use an Owner Controlled Insurance Program (OCIP), also known as a “Wrap Up” policy, to satisfy the Borrower’s and any general contractor’s requirements herein, including commercial general liability and umbrella liability, workers compensation and auto liability, provided the coverages are in form and substance reasonably acceptable to Lender, contain a deductible reasonably acceptable to Lender, and otherwise meet the requirements as set forth herein. Certificates of insurance and endorsements reasonably acceptable to Lender must be provided prior to any work being performed on the Property;
(viii)    earthquake insurance (A) with minimum coverage equivalent to 1.0x SUL (scenario upper loss) multiplied by the full replacement cost of the building plus business income, (B) having a deductible not in excess of 5% of the total insurable value of the Property, and (C) if the Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender.  In the event such earthquake insurance is provided by an Acceptable Blanket Policy, such earthquake coverage shall be in amount not less than the annual aggregate gross loss estimates as indicated in a portfolio seismic risk analysis for the 90th centile 475-year return period for all high risk locations insured by such coverage (such analysis to be approved by Lender and secured by the applicable Borrower utilizing the most current SeismiCat software);
(ix)    terrorism insurance in an amount equal to the full replacement cost of the applicable Property as required in Section 5.15(a)(i) above plus business interruption coverage for the period required under Section 5.15(a)(iv) above (the “Minimum Coverage Amount”). Borrower shall be required to carry insurance throughout the term of the Loan in an amount not less than the Minimum Coverage Amount. However, if TRIPRA is discontinued or not renewed then Borrower shall be required to carry terrorism insurance in an amount not less than the Minimum Coverage Amount; provided, that, in such event, (x) Borrower shall not be required to spend per year on terrorism coverage (on a going forward basis after TRIPRA expires or is otherwise no longer in effect for any reason and following the expiration of the applicable terrorism insurance then in place) an amount in excess of two times (2x) the annual allocated amount of the total insurance premium that is payable in respect of the Property’s all-risk and business interruption/rental income insurance required under the Loan Documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental income insurance) obtained as of the date the applicable new terrorism insurance is being obtained (the “Terrorism Premium Cap”) and, provided, that in no event shall any Insurance Premiums paid with respect to Policies in effect prior to the date TRIPRA expires or is otherwise no longer in effect for any reason be included for purposes of determining whether the amount of terrorism insurance premiums paid by Borrower for any applicable period exceed the Terrorism Premium Cap, and (y) if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, Borrower shall purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap; provided that, if the Insurance Premiums payable with respect to such terrorism coverage exceeds the

Terrorism Premium Cap, Lender may, at its option, purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap. For so long as TRIPRA (A) remains in full force and effect and (B) continues to cover both foreign and domestic acts of terror, Lender shall accept terrorism insurance for Certified Acts of Terrorism (as such terms are defined in TRIPRA). Notwithstanding anything to the contrary contained in this Section 5.15(a)(ix), with respect to terrorism insurance required to be maintained by Borrower pursuant to this Section 5.15(a)(ix), Liberty IC Casualty LLC (“Liberty”) shall be an acceptable insurer of perils of terrorism and acts of terrorism so long as (i) the policy issued by Liberty has (a) no aggregate limit and (b) a deductible of no greater than $1,000,000 plus that deductible as calculated pursuant to TRIPRA, (ii) other than the $1,000,000 deductible, the portion of such insurance which is not reinsured by TRIPRA, Borrower must provide reinsurance with a cut-through endorsement, in each case acceptable to Lender, from an insurance carrier meeting the rating requirements set forth in Section 5.15(b), (iii) TRIPRA or a similar United States Federal Government backstop is in effect for an amount equal to the Applicable Federal Backstop Percentage (as defined below) of such terrorism coverage, as defined in TRIPRA. As used herein, the “Applicable Federal Backstop Percentage” shall mean the then applicable federal share of compensation for insured losses of an insurer under TRIPRA (which is currently 84% and subject to annual 1% decreases beginning in 2016 until such percentage equals 80%), (iv) Liberty is not the subject of a bankruptcy or similar insolvency proceeding and (v) no Governmental Authority issues any statement, finding or decree that insurers of perils of terrorism similar to Liberty (i.e., captive insurers arranged similar to Liberty) do not qualify for the payments or benefits of TRIPRA. In the event that Liberty is providing insurance coverage (A) to other properties immediately adjacent to the applicable Property, and/or (B) to other properties owned by a Person(s) who is not an Affiliate of Borrower, and such insurance is not subject to the same reinsurance and other requirements of this Section, then Lender may reasonably re-evaluate the limits and deductibles of the insurance required to be provided by Liberty hereunder. In the event any of the foregoing conditions are not satisfied, Liberty shall not be deemed an acceptable insurer of perils of terrorism and acts of terrorism;
(x)    auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000 (if applicable); and
(xi)    such other insurance as may from time to time be reasonably requested by Lender.
(b)    All policies of insurance (the “Policies”) required pursuant to this Section shall be issued by one or more insurers having a rating of at least (1) “A” by S&P or (2) “A X” by AM Best (provided however, that if Borrower elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and shall be provided by insurance companies having a claims paying ability rating of “A X” or better by AM Best and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “A VIII” or better by AM Best) or (3) with such other ratings approved by Lender from time to time.
(c)    All Policies required pursuant to this Section:
(i)    shall contain deductibles that, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are approved by Lender (such approval not to be unreasonably withheld, delayed or conditioned, but subject to the requirements of each Rating Agency) and are no larger than is customary for similar policies covering similar properties in the geographic market in which the Property is located;
(ii)    shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;
(iii)    with respect to casualty and rental income or business interruption insurance policies, shall contain a standard noncontributory mortgagee clause including Lender and its successors and assigns as their interests may appear as first mortgagee and loss payee;
(iv)    with respect to liability policies, except for workers compensation, employers liability and auto liability, shall include Lender and its successors and assigns as their interests may appear as additional insureds;
(v)    with respect to casualty and rental income or business interruption insurance policies, shall either be written on a no coinsurance form or contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co insurer under such Policies;
(vi)    with respect to casualty and rental income or business interruption insurance policies, shall contain an endorsement or other provision providing that Lender shall receive at least thirty (30) days’ prior written notice of cancellation thereof (or, in the case of cancellation due to non-payment of premium, ten (10) days’ prior written notice);
(vii)    with respect to casualty and rental income or business interruption insurance policies, shall contain an endorsement providing that no act or negligence of Borrower or any foreclosure or other proceeding or notice of sale relating to the Property shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;
(viii)    shall not contain provisions that would make Lender liable for any insurance premiums thereon or subject to any assessments thereunder;
(ix)    shall contain a waiver of subrogation against Lender, as applicable;

(x)    may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Property are separately allocated to the Property, and such blanket policy shall provide the same protection as would a separate Policy as reasonably determined by Lender, subject to review and approval by Lender based on a summary of locations and values, if requested by Lender; and
(xi)    shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests.
(d)    Borrower shall pay the premiums for all Policies as the same become due and payable (the “Insurance Premiums”). Summaries of the policies shall be delivered to Lender promptly upon request. Prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.
(e)    Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies. If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect when and as required hereunder, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder). All premiums, costs and expenses (including attorneys’ fees and expenses) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, and shall bear interest at the Default Rate.
(f)    In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.
(g)    Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.15 (any such blanket policy, an “Acceptable Blanket Policy”). To the extent that the Policies are maintained pursuant to an Acceptable Blanket Policy that covers more than one location within a one thousand foot radius of the Property (the “Radius”), the limits of such Acceptable Blanket Policy must be sufficient to maintain the coverage set forth in Section

5.15(a)(ix) for the Property as well as each location within the Radius that is covered by such blanket policy calculated on a total insured value basis.
Section 5.16    Casualty and Condemnation.
(a)    Borrower shall give prompt notice to Lender of any Casualty or Condemnation or of the actual or threatened in writing commencement of proceedings that would result in a Condemnation, in all cases, to the extent that the cost to repair any damage caused by such Casualty or the estimated value of such Property or portion thereof subject to such Condemnation is reasonably expected by Borrower to exceed $100,000.00.
(b)    Lender may participate, to the extent permitted by applicable Legal Requirements, in any proceedings for any taking of all or any portion of the Property by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, with a value reasonably estimated by Borrower to be in excess of the Threshold Amount and to the extent permitted by law. Upon Lender’s written request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and reasonably cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned in the case of a taking of an immaterial portion of the Property.
(c)    Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default is continuing, Borrower may settle and adjust claims aggregating in an amount equal to or less than the Threshold Amount if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds. The reasonable out-of-pocket expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender within ten (10) Business Days after written demand therefor.
(d)    To the extent that the Loss Proceeds from any Casualty or Condemnation exceed the Condemnation/Casualty Threshold Amount, all such Loss Proceeds shall be promptly deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations. If any Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:

(i)    in the case of a Casualty, the cost of restoration would not exceed 30% of the Maximum Loan Amount and the Casualty does not render untenantable, or result in the cancellation of Leases covering, more than 30% of the gross rentable area of the Property, or result in cancellation of Leases covering more than 30% of the base contractual rental revenue of the Property;
(ii)    in the case of a Condemnation, the Condemnation does not render untenantable, or result in the cancellation of Leases covering, more than 15% of the gross rentable area of the 355 Property or, in the case of the 235 Garage, render unusable more than 20% of the parking spaces currently provided therein;
(iii)    restoration of the Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date;
(iv)    following restoration of the Property, the Debt Service Coverage Ratio, taking into account any business interruption insurance received by Borrower as rent, shall equal the lesser of (A) the Debt Service Coverage Ratio immediately prior to such Casualty or Condemnation, and (B) 1.05:1.00;
(v)    all necessary approvals and consents from Governmental Authorities will be obtained to allow the rebuilding and re-occupancy of the Property;
or if Lender otherwise elects to allow Borrower to restore the Property, then, provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of the Property in a workmanlike fashion and in accordance with Legal Requirements to a status at least equivalent to the quality and character of the Property immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably satisfactory to Lender that such funds are available and sufficient in addition to any remaining Loss Proceeds, to complete the proposed restoration (including for any reasonable costs and expenses of Lender to be incurred in administering such restoration) and for payment of the Indebtedness as it becomes due and payable during the restoration, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Condemnation/Casualty Threshold Amount be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld, delayed or conditioned). If Lender reasonably estimates that the cost to restore will exceed the Condemnation/Casualty Threshold Amount, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, promptly following written demand by Lender, reimburse Lender for the reasonable out-of-pocket fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration (provided there shall be no retainage for the cost of materials (as opposed to labor)). Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.
(e)    Borrower shall reasonably cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Property. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.
(f)    If Borrower is not entitled to apply Loss Proceeds toward the restoration of the Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Principal Indebtedness and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period). No prepayment charge or Spread Maintenance Premium shall be payable by Borrower by reason of a Casualty or Condemnation, whether by application of Loss Proceeds by Lender pursuant to this Section 5.16(f) or in the event that Borrower elects to prepay the Principal Indebtedness in full within one hundred twenty (120) days after Lender has given Borrower notice that it has elected not to make such Loss Proceeds available to Borrower for restoration of the Property. If the Note has been bifurcated into multiple Notes or Note Components pursuant to Section 1.1(f), all prepayments of the Loan made by Borrower in accordance with this Section 5.16(f) shall be applied to the Notes or Note Components in ascending order of interest rate (i.e., first to the Note or Note Component with the lowest Component Spread until its outstanding principal balance has been reduced to zero, then to the Note or Note Component with the second lowest Component Spread until its outstanding principal balance has been reduced to zero, and so on) or in such other order as Lender shall determine.
(g)    Notwithstanding the foregoing provisions of this Section 5.16, if the Loan is included in a REMIC and immediately following a release of any portion of the applicable Property from the Lien of the Loan Documents in connection with a Casualty or Condemnation the Loan would fail to satisfy a Lender 80% Determination (taking into account the planned restoration of the Property), then Borrower shall prepay the Principal Indebtedness in accordance with Section 5.16(f) in an amount equal to either (i) so much of the Loss Proceeds as are necessary to cause the Lender 80% Determination to be satisfied, or if the aggregate Loss Proceeds are insufficient for such purpose, then 100% of such Loss Proceeds, or (ii) a lesser amount, provided that Borrower delivers to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that such release of Property from the Lien does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.
Section 5.17    Annual Budget. At least thirty (30) days prior to the commencement of each calendar year during the term of the Loan, and within thirty (30) days after the commencement of any Cash Flow Sweep Period or Event of Default, Borrower shall deliver to Lender an Annual Budget for the Property for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget, which delivery shall be for informational purposes only so long as no Cash Flow Sweep Period or Event of Default is continuing. During the continuance of any Cash Flow Sweep Period or Event of Default, such Annual Budget and any revisions thereto shall be subject to Lender’s approval, not to be unreasonably withheld, conditioned or delayed (the Annual Budget, as so approved, the “Approved Annual Budget”). Borrower shall not amend any Approved Annual Budget more than once in any 60-day period. For so long as Lender shall have not yet approved any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect (including any Annual Budget delivered for information purposes hereunder), except that such Annual Budget shall be deemed to include (a) such increases as are necessary for Property Taxes, insurance premiums, utility expenses, union wage and benefit costs (if any) and other non-discretionary items, and a ten percent (10%) increase for all other items, and (b) (i) all ongoing capital work from prior years, (ii) scheduled capital work for the then-current year and (iii) all costs and expenses related to any Leases then in effect.
Section 5.18    Venture Capital Operating Companies; Nonbinding Consultation. Solely to the extent that Lender or any direct or indirect holder of an interest in the Loan must qualify as a “venture capital operating company” (as defined in Department of Labor Regulation 29 C.F.R. § 2510.3-101), Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.
Section 5.19    Compliance with Permitted Encumbrances; Material Agreements and Property Agreements. Borrower covenants and agrees as follows:
(a)    Borrower shall comply with all material terms, conditions and covenants of each Material Agreement, Property Agreement and Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements.
(b)    Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrower with respect to any obligation of Borrower under the provisions of any Material Agreement, Property Agreement and/or Permitted Encumbrance.

(c)    Borrower shall deliver to Lender copies of any written notices of default or event of default relating to any Material Agreement, Property Agreement and/or Permitted Encumbrance served by Borrower.
(d)    Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower shall not grant or withhold any consent, approval or waiver under any Material Agreement, Property Agreement or Permitted Encumbrance unless no Event of Default is continuing and the same would not be reasonably likely to have a Material Adverse Effect.
(e)    Borrower shall deliver to each other party to any Permitted Encumbrance, any Property Agreement and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.
(f)    Borrower shall use commercially reasonable efforts to enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of each Material Agreement and Permitted Encumbrance to be performed or observed, if any.
Section 5.20    Cost Sharing Obligations.
(a)    From and after January 1, 2017, North Tower Owner shall not pay any Operating Expenses attributable to the operation of the 235 Garage and Borrower will be responsible for all Operating Expenses attributable to the operation of the 235 Garage.
(b)    Prior to the Atrium Renovation having been substantially completed in “white box” condition (e.g., core and shell of Tenant spaces completed and ready for turn-over to retail Tenants), Borrower can continue to pay up to a 44% share of Atrium common area operating expenses, not to exceed $400,000 per annum (the “Pre-Renovation Cap”) (and such expenses shall be treated as an approved Operating Expense by Lender in the Approved Annual Budget), which Pre-Renovation Cap shall be increased annually by an amount equal to the annual percentage change in the consumer price index published by the U.S. Department of Labor (all Urban Consumers – Los Angeles – Riverside – Orange County, California) (“CPI”).for the prior calendar year, and the Pre-Renovation Cap shall also be increased to reflect actual increases in non-discretionary third party expenses. In connection with Borrower’s reconciliation of first and second quarter 2017 financials with respect to Atrium common area operating expenses, as described in (d) below, the Pre-Renovation Cap shall be adjusted either upward or downward (on a percentage basis) in an amount equal to the percentage basis by which 44% of the actual annualized Atrium common area operating expenses (based on annualizing the first and second quarter 2017 Atrium common area operating expenses, as applicable) exceeds or is less than $350,000, as applicable (i.e., if annualized Atrium common area operating expenses are $385,000, the Pre-Renovation Cap shall be increased to $440,000 and if annualized Atrium common area operating expenses are $315,000, the Pre-Renovation Cap shall be decreased to $360,000).

(c)    Following the Atrium Renovation having been substantially completed in “white box” condition (e.g., core and shell of tenant spaces completed and ready for turn-over to retail tenants), Borrower can pay up to a 50% share of Atrium common area operating expenses, not to exceed $600,000 per annum (the “Post-Renovation Cap”) (and such expenses shall be treated as an approved Operating Expense by Lender in the Approved Annual Budget), which Post-Renovation Cap shall be increased annually by an amount equal to the annual percentage change in CPI for the prior calendar year, and the Post-Renovation Cap shall also be increased to reflect actual increases in non-discretionary third party expenses. Additionally, the parties shall in good faith discuss increases to the Post-Renovation Cap when Borrower and North Tower Owner finalize a post Atrium Renovation budget, with any such increases subject to Lender approval.
(d)    Within 180 days after the date hereof, Borrower and North Tower Owner shall enter into an agreement (which may, or a memorandum thereof may, be recorded) memorializing Borrower’s obligations under paragraphs (a) and (b) above and North Tower Owner’s obligations, which agreement shall be subject to review and approval by Lender, not to be unreasonably withheld, and, if Lender approves same, it shall subordinate the Mortgage to such Lender approved agreement. If Lender does not agree to such agreement during such 180-day period, such 180-day period shall be extended until Lender consents to such agreement.
(e)    As part of Borrower’s quarterly reporting, commencing with the first calendar quarter in 2017, Borrower shall provide to Lender a reasonable accounting and reconciliation of Atrium common area operating expenses shared with the North Tower Owner (which will include reasonable back-up).
(f)    Lender (i) acknowledges that North Tower Owner intends to renovate the Atrium and (ii) agrees to not unreasonably withhold its consent to Borrower entering into an agreement with the North Tower Owner in connection with the Atrium renovation whereby Borrower will incur a percentage of such Atrium renovation costs (a “CapEx Sharing Agreement”); provided, that Lender’s foregoing agreement to act reasonably shall be conditioned upon satisfaction of each of the following conditions: (A) Borrower obligations under such CapEx Sharing Agreement may only be satisfied out of (and all such obligations shall only be to the extent of) excess cash flow from current operations that is distributable to Borrower in accordance herewith after payment of all amounts then due and payable by Borrower under the Loan Documents or from capital contributions made to Borrower for purposes of making such payments, (B) Borrower shall have delivered to Lender a new Non-Consolidation Opinion from RLF or another law firm acceptable to Lender (or an update to RLF’s non-consolidation opinion delivered at closing), which opinion shall include an analysis of the contractual obligation set forth in the CapEx Sharing Agreement and Borrower’s obligations thereunder, and which opinion shall not include any exception relating to such arrangement, and shall otherwise be in form and substance acceptable to Lender (provided that Lender hereby agrees that the form of the Non-Consolidation Opinion delivered as of the date hereof shall be acceptable), (C) Section 9.19(b) shall be revised to include an additional non-recourse carveout which shall provide full recourse liability in the event that the existence of the CapEx Sharing Agreement and/or Borrower’s obligations thereunder are cited as a factor in the substantive consolidation of Borrower with either the North Tower Owner and/or any Affiliate of North Tower Owner (and a substantive consolidation of the Borrower with North Tower Owner and/or any Affiliate of

North Tower Owner actually occurs), (D) Section 9.19(a) shall be revised to include an additional carveout for any losses suffered by Lender in connection with costs incurred by Lender in connection with any dispute relating to a proposed substantive consolidation of Borrower with either North Tower Owner and/or any Affiliate of North Tower Owner, and (E) Lender shall be reasonably satisfied that it otherwise has sufficient protection against any costs or out-of-pocket losses that may arise as a result of the CapEx Sharing Agreement.
(g)    Borrower agrees and acknowledges that, in the event that Lender does not approve the CapEx Sharing Agreement or any other matter involving Borrower’ obligations related to the Atrium renovation, Borrower shall have the right to repay the Loan in the full (which payment shall not be subject to the Spread Maintenance Premium), as its sole remedy for Lender’s failure to approve such agreement (including, without limitation, that Lender did not act reasonably), and Borrower shall have no other remedies against Lender with regard to Lender not approving the CapEx Sharing Agreement and/or permitting Borrower to undertake any obligations with regard to the Atrium renovation.
Section 5.21    Earthquake Insurance Analysis. Not later than the earlier to occur of (1) November 30, 2017 and (2) the renewal or replacement of the current Acceptable Blanket Policy (the “Updated Analysis Delivery Date”), Borrower shall deliver to Lender an updated Thornton Tomasetti seismic risk analysis for all properties covered under the then Acceptable Blanket Policy utilizing the most current version of the SeismiCat software, and revised to reflect the total insurable values that are current for all properties covered under the then Acceptable Blanket Policy, and otherwise in form and substance reasonably acceptable to Lender.  In addition, not later than fourteen (14) Business Days after the Updated Analysis Delivery Date, Borrower shall deliver to Lender evidence satisfactory to Lender of earthquake insurance in amount not less than one hundred percent (100%) of the 90th centile annual aggregate gross loss estimates for the 475-year return period as indicated in the updated Thornton Tomasetti seismic risk analysis utilizing the SeismiCat software and otherwise in compliance with the Loan Agreement in all respects.  The insurance costs associated with any increase shall be allocated among all properties insured under the portfolio sharing the earthquake limit.
Section 5.22    Prohibited Persons. Neither Borrower nor any of its direct or indirect equityholders (excluding shareholders or other equity holders in public companies who are indirect equityholders of Borrower) shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo. Borrower shall cause the representation set forth in Section 4.39 to remain true and correct at all times.
Section 5.23    Leasing of Collateral.
(a)    The Property shall be leased at all times by an Approved Listing Agent pursuant to an Approved Brokerage Agreement. Borrower may from time to time appoint an Approved Listing Agent to lease all or a portion of the Property pursuant to an Approved Brokerage Agreement, and, as a condition of such appointment, such successor Approved Listing Agent shall execute (1) a listing agreement in form and substance reasonably acceptable to Lender and (2) for Lender’s benefit a Subordination of Brokerage Agreement (or, in the case of the Initial Approved Manager, the Subordination of Management Agreement) in form and substance reasonably satisfactory to Lender, pursuant to which such Approved Listing Agent shall agree that its Approved Brokerage Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness.
(b)    Borrower shall notify Lender in writing of any default of Borrower or the Approved Listing Agent under the Approved Brokerage Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Listing Agreement, to cure defaults of Borrower under the Approved Brokerage Agreement. Any out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower within ten (10) days after written demand by Lender.
(c)    In the event that (i) an Event of Default shall be continuing and the Loan has been accelerated, (ii) any foreclosure, conveyance in lieu of foreclosure or other similar transaction following an Event of Default shall have occurred, (iii) a material default by the Approved Listing Agent under the Approved Brokerage Agreement (after the expiration of any applicable notice and/or cure periods) shall be continuing, (iv) the Approved Listing Agent files or is the subject of a petition in bankruptcy, (v) a trustee or receiver is appointed for the Approved Listing Agent’s assets or the Approved Listing Agent makes an assignment for the benefit of creditors, or (vi) the Approved Listing Agent is adjudicated insolvent, then, in any such case, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Brokerage Agreement and engage a replacement listing agent (which shall be selected by Borrower, within thirty (30) days after Lender requires Borrower to terminate the then Approved Listing Agent, and reasonably approved by Lender) (provided, that, if Borrower does not select a replacement listing agent within such 30-day period or in the event that the Loan has been accelerated, such replacement listing agent may be selected by Lender in Lender’s sole and absolute discretion) to serve as replacement Approved Listing Agent pursuant to an Approved Brokerage Agreement in accordance with the terms of Section 5.23(a).
Section 5.24    Parking Management.
(a)    Parking at the Property shall be managed at all times by an Approved Parking Manager pursuant to an Approved Parking Management Agreement. Borrower may from time to time appoint an Approved Parking Manager to manage all or a portion of the parking at the Property pursuant to an Approved Parking Management Agreement, and such successor Approved Parking Manager shall execute for Lender’s benefit a Subordination of Parking Management Agreement in form and substance reasonably satisfactory to Lender, pursuant to which such Approved Parking Manager shall agree that its Approved Parking Management Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness.
(b)    Borrower shall notify Lender in writing of any default of Borrower or the Approved Parking Manager under the Approved Parking Management Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Parking Management Agreement, to cure defaults of Borrower under the Approved Parking Management Agreement. Any out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower within ten (10) days after written demand by Lender.
(c)    In the event that (i) an Event of Default shall be continuing, (ii) any foreclosure, conveyance in lieu of foreclosure or other similar transaction following an Event of Default shall have occurred, or (iii) a material default by the Approved Parking Manager under the Approved Parking Management Agreement (after the expiration of any applicable notice and/or cure periods) shall be continuing, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Parking Management Agreement and engage an Approved Parking Manager selected by Lender to serve as replacement Approved Parking Manager pursuant to an Approved Brokerage Agreement in accordance with the terms of Section 5.24(a); provided, that, notwithstanding the foregoing, Lender shall not exercise its right to terminate the Approved Parking Management Agreement during the continuance of an Event of Default pursuant to clause (c)(i) so long as the Approved Parking Manager is not in default under the Approved Parking Management Agreement.
Section 5.25    Property Agreements. Without limiting the other provisions of this Agreement and the other Loan Documents, without the consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), Borrower shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under each Property Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material event of default (beyond applicable notice and grace periods) by any party under each Property Agreement of which Borrower obtains actual knowledge; (iii) intentionally blank; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under each Property Agreement in a commercially reasonable manner; (v) cause the Property to be operated, in all material respects, in accordance with each Property Agreement; and (vi) not, without the prior written consent of Lender (which shall not be unreasonably withheld, conditioned or delayed), (A) enter into any new Property Agreement or replace or execute material modifications to any existing Property Agreement or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel any Property Agreement, (C) reduce or consent to the reduction of the term of any Property Agreement, (D) materially increase or consent to the material increase of the amount of any charges payable by Borrower under any Property Agreement, (E) otherwise materially modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under, any Property Agreement in any material respect which is adverse to Borrower or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, grant any approvals or otherwise take any action under any Property Agreement, except to the extent the failure to do so would cause Borrower to be in default under such Property Agreement and Borrower had provided Lender with written notice of its intent to exercise such approval or take such action as soon as practicable prior to doing so.

ARTICLE VI

NEGATIVE COVENANTS
Section 6.1    Liens on the Collateral. Borrower shall not permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.
Section 6.2    Ownership. Borrower shall not own any assets other than the Property and related personal property and fixtures located therein or used in connection therewith.
Section 6.3    Transfers.
(a)    Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners and members, as applicable, and principals of Borrower in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property and the Collateral as a means of maintaining the value of the Property as security for repayment of the Indebtedness and the performance of the obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Indebtedness or the performance of the obligations, Lender can recover the Indebtedness by a sale of the Property and/or the Collateral.
(b)    Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 6.3, Borrower shall not, and shall not permit any Borrower Party or any other Person having a direct or indirect ownership or beneficial interest in Borrower, whether voluntarily or involuntarily, to do any of the following: (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to (including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer), (ii) enter into an agreement for the leasing of all or a substantial part of the Propety for any purpose other than the actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Revenue (provided, that, any Leases to Tenants such as WeWork Companies Inc., Convene and Regus, for the use of the demised premises to rent space to third parties, shall be deemed to comply with this provision), or (iii) permit a Sale or Pledge of any direct or indirect interest in any Borrower Party or any Person having a direct or indirect ownership or beneficial interest in a Borrower Party, in each case, other than Permitted Transfers.
(c)    A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Collateral, the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial portion of the Property or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Gross Revenue; (iii) if a Borrower Party or its direct or indirect owners is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Borrower Party or its direct or indirect owners is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Borrower Party or its direct or indirect owners is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a member or non-member manager or the Sale or Pledge of the membership interest of a member or any profits or proceeds relating to such membership interest; (vi) if a Borrower Party or its direct or indirect owners is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in such Borrower Party or its direct or indirect owners, any change in the situs of such trust, or the creation or issuance of new legal or beneficial interests; (vii) any direct and/or indirect change of Control of Borrower such that Guarantor no longer directly and/or indirectly Controls Borrower; (viii) entering into any contract to do any of the foregoing (unless closing of such contract is conditioned on obtaining Lender’s consent) or (ix) Borrower certificating its interest under Article 8 or otherwise opting in to Article 8.
(d)    Notwithstanding anything to the contrary contained in this Section 6.3, the following Transfers (herein, the “Permitted Transfers”) shall be permitted hereunder, if and only if each of the requirements set forth herein are satisfied:
(i)    a Lease entered into in accordance with this Agreement;
(ii)    a Permitted Encumbrance;
(iii)    a Transfer of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of Borrower; or
(iv)    any other Transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest) of a direct or indirect interest in Borrower, provided that:
(A)    on the date of the Transfer, no Event of Default shall exist;
(B)    Borrower shall continue to be a Single-Purpose Entity;
(C)    Borrower shall pay all costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all fees and expenses of Lender’s counsel, whether internal or outside;
(D)    in connection with any Transfer in which a Person that did not previously own ten percent (10%) or more of the aggregate direct and/or indirect ownership interests (at any tier of ownership) in Borrower shall acquire such a ten percent (10%) direct and/or indirect ownership interest (at any tier of ownership) in Borrower, then (I) Borrower shall, at least ten (10) Business Days before such Permitted Transfer, notify Lender of the proposed transfer and provide copies of all instruments effectuating such transfer, and any organizational documents that Lender shall require, and such other information as

Lender shall reasonably request regarding the proposed transferee so as to conduct such background checks, investigations, Patriot Act, the U.S. Bank Secrecy Act, OFAC and other record searches as Lender shall reasonably (and any regulatory requirements and/or internal compliance, “know your customer” and/or committee requirements of Lender, to the extent such internal requirements are applied on a non-discriminatory basis, shall be deemed reasonable) require (at Borrower’s sole cost and expense), and if Lender, within ten (10) Business Days of receiving such notice from Borrower, sends a notice to Borrower that it has in good faith determined that such Transfer will result in a violation of its legal, regulatory or internal organizational requirements, such Transfer shall not constitute a Permitted Transfer and (II) such Transfer shall be conditioned upon Borrower’s ability to, after giving effect to such Transfer, remake the representations in Section 4.39 and continue to comply with the covenants set forth in Section 5.22;
(E)    after giving effect to such Transfer, (A) a Brookfield Party shall continue to Control Borrower and own, in the aggregate, at least ten percent (10%) of all legal, beneficial and equity interests (direct or indirect) in Borrower, (B) a Brookfield Party shall continue to Control Guarantor and own at least twenty percent (20%) of all legal, beneficial and equity interests (direct or indirect) in Guarantor, (C) Guarantor shall continue to Control Borrower and own at least fifty-one percent (51%) of all legal, beneficial and equity interest (direct or indirect) in Borrower, and (D) at least fifty-one percent (51%) of all equity interests in Borrower are owned (directly or indirectly) by a Brookfield Party and one or more Qualified Equity Holders;
(F)    any transferee acquiring twenty percent (20%) or more of the direct or indirect equity interests in Borrower shall be a Qualified Transferee (and Borrower shall provide Lender with at least ten (10) Business Days’ prior written notice thereof);
(G)    the Property shall continue to be managed by one or more Approved Property Manager(s), which shall control the day-to-day operations at the Property;
(H)    the parking operations at the Property shall continue to be managed by one or more Approved Parking Managers(s), which shall control the day-to-day operations of the parking garages; and
(I)    if any such Transfer shall result in any Person (together with its Affiliates) acquiring more than forty-nine percent (49%) of the direct or indirect interest in Borrower and such Person (together with its Affiliates) did not own more than forty-nine percent (49%) of the direct or indirect interest in Borrower on the Closing Date, Borrower shall have delivered to Lender a new substantive non-consolidation opinion from a nationally recognized law firm (or a reputable law firm reasonably approved by Lender) in form and substance reasonably satisfactory to Lender (it being acknowledged that if such non-

consolidation opinion is substantially in the form and substance of the Nonconsolidation Opinion, such non-consolidation opinion shall be deemed to be satisfactory to Lender).
(v)    a pledge of any direct or indirect minority, non-Controlling interest in Guarantor that in each case do not (when aggregated with any other such pledges) result in more than ten percent (10%) of the direct and indirect interests in Guarantor being pledged, provided, that the conditions set forth in Section 6.3(d)(iv) are satisfied;
(vi)    Transfers of less than forty-nine percent (49%) (in the aggregate with respect to all Transfers consummated after the Closing Date) of the non-Controlling preferred interests in Brookfield DLTA Fund Office Trust Investor Inc. and Brookfield DLTA Fund Office Trust Inc.; provided, that, if the Transfer results in any Person (together with its Affiliates) owning ten percent (10%) or more of the direct or indirect interests in Borrower and such Person (together with its Affiliates) did not own ten percent (10%) of the direct or indirect interests in Borrower prior to such Transfer, then, Borrower shall provide Lender with at least ten (10) Business Days’ prior written notice thereof and such Person must satisfy Lender’s current customary underwriting standards including, without limitation, background checks performed by Lender and review of such other information requested by Lender in connection with know your customer and anti-money laundering diligence; and
(vii)    A pledge of direct or indirect equity interest and right to distributions from Guarantor only, so long as the following conditions are satisfied:
(A)    No Event of Default shall exist;
(B)    Borrower shall provide Lender with at least ten (10) Business Days’ prior written notice thereof;
(C)    Such pledge is made in connection with a corporate-level financing of not less than $50,000,000 being provided by an Institutional Lender to a direct or indirect beneficial owner or equity owner in Guarantor (a “Corporate Loan”);
(D)    Such pledge does not constitute more than thirty percent (30%) of the total value of the collateral for such Corporate Loan at the time of origination of such Corporate Loan;
(E)    The entities directly pledged for such Corporate Loan own (either directly or through direct or indirect subsidiaries) not less than four (4) real estate assets in addition to the Property;
(F)    Borrower shall have no obligations or liabilities with respect to any Corporate Loan; and
(G)    The loan documents in respect of such Corporate Loan provide that (1) the lender thereunder shall provide to Lender at least thirty (30)

days’ prior written notice before the lender thereunder commences a foreclosure action or other exercise of its remedies, (2) the lender thereunder shall, within fifteen (15) days following the exercise of its remedies, deliver to Lender a replacement non-consolidation opinion, (3) after giving effect to any such foreclosure, the Borrower shall be a Single-Purpose Entity, and (4) immediately following the completion of a foreclosure action or other exercise of such lender’s remedies under such loan documents, Borrower reaffirms the obligations of Borrower under the Loan Documents and agrees to be bound by the terms thereof.
For the avoidance of doubt, nothing contained in this Agreement shall prohibit or be deemed to prohibit (i) unsecured corporate credit lines and unsecured corporate credit facilities provided by an institutional lender (each, an “Unsecured Corporate Loan”) to the Guarantor or any direct or indirect beneficial or equity owner in Guarantor (each, an “Upper-Tier Brookfield Entity”), and (ii) unsecured Indebtedness between Upper-Tier Brookfield Entities (“Upper-Tier Brookfield Indebtedness”); provided, that, in each case (x) Borrower has no obligations or liabilities with respect to any Unsecured Corporate Loan or Upper-Tier Brookfield Indebtedness and (y) nothing contained herein shall be deemed to limit the obligations of Guarantor under the Loan Documents (including, without limitation, compliance with the Guarantor Net Worth Covenant).
Section 6.4    Debt. Borrower shall not have any Debt, other than Permitted Debt.
Section 6.5    Dissolution; Merger or Consolidation. Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another Person.
Section 6.6    Change in Business. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.
Section 6.7    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.
Section 6.8    Affiliate Transactions. Except as disclosed to Lender in the Exception Report or otherwise approved by Lender, Borrower shall not enter into, or be a party to, any transaction with any Affiliate of Borrower.
Section 6.9    Misapplication of Funds. Borrower shall not (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Clearing Account as required by Section 3.1, (c) make any distributions to equityholders during the continuance of a Cash Flow Sweep Period or Event of Default unless expressly permitted hereunder, or (d) misappropriate any security deposit or portion thereof.
Section 6.10    Jurisdiction of Formation; Name. Borrower shall not change its jurisdiction of formation or name without giving Lender at least fifteen (15) Business Days prior written notice and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions (regarding creation and perfection of Liens) as Lender may reasonably request in connection therewith.

Section 6.11    Modifications and Waivers. Unless otherwise consented to in writing by Lender:
(a)    Borrower shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7;
(b)    Borrower shall not terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation);
(c)    Borrower shall not terminate, amend or materially modify (provided, that, any modification that increases the fees, changes the term or increases any financial obligations shall be deemed a material modification) the Approved Management Agreement, the Approved Parking Management Agreement and/or the Approved Listing Agreement;
(d)    Borrower shall not amend, modify or terminate any Property Agreement; and
(e)    Borrower shall not, without the prior approval of Lender, not to be unreasonably withheld, conditioned or delayed, (x) enter into any Material Agreement, or amend, modify, surrender or waive any material rights or remedies under any Material Agreement, except, in each case, on arms-length commercially reasonable terms, (y) terminate any Material Agreement prior to the date of termination set forth in such Material Agreement, except for terminations in connection with a material default thereunder, or (z) default in its obligations under any Material Agreement.
Section 6.12    ERISA.
(a)    Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.
(b)    Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgage or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.
Section 6.13    Alterations and Expansions. During the continuance of any Cash Flow Sweep Period or Event of Default, Borrower shall not incur or contract to incur any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget (it being understood that Borrower may complete all capital improvements required to be made under Leases entered into in accordance with the terms of this Agreement). Borrower shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of a Cash Flow Sweep Period or an Event of Default) shall not be unreasonably withheld, delayed or conditioned, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents acceptable to Lender; provided, that, if the cost of the Material Alteration does not exceed $27,000,000.00 (in the aggregate), in lieu of delivering cash collateral Guarantor may execute and deliver a completion guaranty in form and substance acceptable to Lender and Guarantor pursuant to which Guarantor will guaranty the completion of the Material Alteration on the terms set forth in the completion guaranty. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant. Notwithstanding the foregoing, in the event that Borrower is required to perform and/or pay the cost of any renovation of the retail atrium located between the Property and that certain property commonly known as Wells Fargo Center – North and located at 333 South Grand Avenue, Los Angeles, California, Lender’s consent shall be required for any such payment or performance by Borrower, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 6.14    Advances and Investments. Borrower shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.
Section 6.15    Single-Purpose Entity. Borrower shall at all times be a Single-Purpose Entity. Borrower shall not remove or replace any Independent Director without Cause and without providing at least two (2) Business Days’ advance written notice thereof to Lender and the Rating Agencies.
Section 6.16    Zoning and Uses. Borrower shall not do any of the following without the prior written consent of Lender:
(a)    initiate or support any limiting change in the permitted uses of the Property (or to the extent applicable, zoning reclassification of the Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property, or use or permit the use of the Property in a manner that would result in the use of the Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of the Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned);
(b)    impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon the Property;
(c)    execute or file any subdivision plat affecting the Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Property; or

(d)    permit or consent to the Property’s being used by the public or any Person in such manner as is reasonably likely to make possible a claim of adverse usage or possession or of any implied dedication or easement.
Section 6.17    Waste. Borrower shall not commit or permit any Waste on the Property, nor take any actions that might invalidate any insurance carried on the Property (and Borrower shall promptly correct any such actions of which Borrower becomes aware).
ARTICLE VII

DEFAULTS
Section 7.1    Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):
(a)    Payment.
(i)    If (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Note is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Spread Maintenance Premium is not paid when due, or (E) any deposit to the Reserve Accounts is not made when due; provided, that, that if sufficient funds to make a payment that is required under clauses (B) or (D) hereunder are on deposit in the Cash Management Account on any applicable date when the same is due and payable under the Loan Documents, Servicer or Lender is obligated to make the same available to Borrower and Borrower has satisfied the conditions precedent to the receipt of such funds, the failure Servicer or Lender to remit such payment therefrom shall not constitute an Event of Default hereunder; or
(ii)    if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower.
(b)    Representations. Any representation made by Borrower in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made; except to the extent that (i) such misrepresentation was not intentional or otherwise known to Borrower to be false or misleading in any material respect when made, (ii) Borrower cures the underlying facts and/or circumstances causing such misrepresentation in such a way that makes make such representation true and correct, and (iii) such misrepresentation is diligently and expeditiously cured in connection herewith (provided that to the extent such cure is (A) monetary in nature, such cure must be completed within ten (10) Business Days, and (B) non-monetary in nature, such cure must be completed within thirty (30) days).
(c)    Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created thereby and Borrower shall fail to promptly comply with Section 5.9 to remedy such failure; or a default by Borrower, Guarantor or any of their respective affiliates shall occur under any of the other Loan Documents or Material Agreements, or a default by Borrower shall occur under the Approved Management Agreement, the Approved Parking Management Agreement, the Approved Listing Agreement, in each case, beyond the expiration of any applicable cure period.
(d)    Bankruptcy, etc.
(i)    any Borrower Party shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);
(ii)    any Borrower Party shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower Party, or shall dissolve or otherwise cease to exist;
(iii)    if a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor or if Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by any Borrower Party, or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted, or if Borrower or Guarantor is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to, acquiesced in by or solicited by any Borrower Party, such Event of Default shall be deemed cured and no longer continuing if such proceeding is discharged, stayed or dismissed within ninety (90) days of commencement of the same;
(iv)    any Borrower Party is adjudicated insolvent or bankrupt;
(v)    any Borrower Party suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of ninety (90) days after commencement of such appointment;
(vi)    any Borrower Party makes a general assignment for the benefit of creditors; or
(vii)    any Borrower Party takes any action for the purpose of effecting any of the foregoing.

For purposes of an Event of Default under subsections 7.1(d)(i), (ii), and (iv)-(vii) only, Borrower Party shall not include Initial Approved Property Manager or any other Approved Property Manager that is an Affiliate of Borrower or Guarantor.
(e)    Transfers. Any Transfer that is not a Permitted Transfer.
(f)    Property Taxes. If any of the Property Taxes or other charges imposed by any Governmental Authority are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in the Basic Carrying Costs Escrow Account to pay such amounts when due, no other Event of Default is continuing, Borrower shall have provided Lender with copies of the applicable Property Tax bills in accordance with Section 3.4(d), and Servicer fails to direct such payment to be made in violation of this Agreement).
(g)    Insurance. Borrower shall fail to maintain in full force and effect all Policies required hereunder; except to the extent that such Policies lapse due to the nonpayment of Insurance Premiums and either (x)    sums sufficient to make such payments are on deposit in the Basic Carrying Costs Escrow Account or aggregate sums are on deposit in the Cash Management Account sufficient to make such payment and the other payments required to be made pursuant to Section 3.2(b) or Section 3.4(d), as applicable, and, in either case, Lender’s access to such sums is not restricted or constrained in any manner and Lender fails to apply such funds in violation of the Loan Documents; or (y) (A) Lender has not received evidence of the insurance required hereunder being renewed at least three (3) Business Days prior to expiration of the Policies or (B) copies of the Policies (or other evidence of required insurance reasonably acceptable to Lender) are not delivered to Lender on or prior to the date the same are to be delivered hereunder and such failure specified in this clause (B) continues for ten (10) days following written notice from Lender to Borrower thereof.
(h)    ERISA; Negative Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Sections 5.8, 6.1, 6.2, 6.4, 6.5, 6.6, 6.8 (provided, that in the case of a breach of Section 6.8 only, such breach shall not constitute an Event of Default in the event that such breach shall be remedied within ten (10) Business Days after written notice thereof from Lender), 6.10, 6.13, 6.15 (provided, that in the case of a breach of Section 6.15 only, such breach shall not constitute an Event of Default in the event that such breach shall be remedied within a timely manner and in any event within not more than ten (10) days of Lender’s written request and within ten (10) days following the written request of Lender, Borrower delivers an update to the Nonconsolidation Opinion acceptable to Lender from a nationally recognized law firm (or a reputable law firm reasonably approved by Lender) confirming that such breach does not alter the opinions given therein), 6.16 and 6.17 (provided, that in the case of a breach of Section 6.17 only, such breach shall not constitute an Event of Default in the event that such breach shall be remedied within thirty (30) days after written notice thereof from Lender).
(i)    Interest Rate Cap Agreement. If Borrower fails to obtain or maintain an Interest Rate Cap Agreement or replacement thereof in accordance with the terms of this Agreement.

(j)    Enforceability of Loan Documents. If any Loan Documents shall fail to be in full force and effect to give Lender the rights, powers and privileges (to the extent necessary for Lender to adequately obtain the practical realization of the principal benefits intended to be provided) and/or the Liens purported to be created thereby, or if Borrower or Guarantor shall assert that any Loan Document is not in full force and effect or fails to give Lender the rights, powers and privileges (to the extent necessary for Lender to adequately obtain the practical realization of the principal benefits intended to be provided) and/or the Liens purported to be created thereby.
(k)    Taking. If the Property shall be taken (other than as a result of a Condemnation in accordance with this Agreement), attached, sequestered on execution or other process of law in any action against Borrower; and such action is not stayed or bonded over in a manner acceptable to Lender within thirty (30) days thereof, or is not capable of being bonded over or stayed in a manner acceptable to Lender.
(l)    Patriot Act. If Borrower or Guarantor, or any direct or indirect owner thereof (other than shareholders or other equityholders of publicly traded shares or equity interests) shall be convicted of a Patriot Act Offense by a court of competent jurisdiction.
(m)    Severance. Borrower fails to comply with any of the terms, covenants or conditions of Section 9.36 after expiration of ten (10) Business Days after written notice thereof from Lender.
(n)    Unpermitted Liens. Subject to Borrower’s right to contest set forth in and in accordance with this Agreement, if the Property becomes subject to any mechanic’s, materialman’s or other Lien except a Permitted Encumbrance.
(o)    Management Agreements. A breach of the covenants set forth in Sections 5.10, 5.23 or 5.24 hereof.
(p)    Tax Filings. A breach of any representation, warranty or covenant contained in Section 4.7 hereof.
(q)    Covenant Breaches. A breach of the covenants set forth in Sections 5.11, 5.12, 5.13 or 5.5 hereof.
(r)    Non-Consolidation Opinion. If any of the assumptions contained in the Nonconsolidation Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect.
(s)    Legal Requirements. Borrower shall fail to cure properly any violations of Legal Requirements affecting all or any portion of the Property within thirty (30) days after Borrower first receives written notice of any such violations; provided, however, if any such violation cannot be cured within such 30 day period, then Borrower shall be permitted up to an additional sixty (60) days to cure such violation provided that Borrower commences a cure within such initial 30-day period and thereafter diligently and continuously pursues such cure and such longer cure period does not violate the requirements set forth in the written notice.

(t)    Guarantor Default. A breach by Guarantor of the Guarantor Net Worth Covenant.
(u)    Deferred Maintenance Conditions. A breach of the covenant set forth in Section 5.2(b); provided, that such breach shall not constitute an Event of Default in the event that such breach shall be remedied within sixty (60) days following the expiration of the applicable time period for remediation of the applicable Deferred Maintenance Condition.
(v)    Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for ten (10) days after Borrower receives written notice thereof from Lender; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within thirty (30) days, such default shall not constitute an Event of Default unless and until it remains uncured for thirty (30) days after Borrower receives written notice thereof from Lender, provided that promptly following its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30-day period; and if such non-monetary default is not cured within such thirty (30) day period despite Borrower’s diligent efforts, and provided further that Borrower shall have commenced to cure such Event of Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Event of Default, such additional period not to exceed ninety (90) days.
Section 7.2    Remedies.
(a)    During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgage and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.
(b)    If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Property and applied in reduction of the Indebtedness.
(c)    During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the Insurance Requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Property upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgage or collect the Indebtedness. The out-of-pocket costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents and shall be due and payable to Lender upon demand therefor.
(d)    Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.
Section 7.3    Application of Payments After an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.
ARTICLE VIII

INTENTIONALLY BLANK
ARTICLE IX

MISCELLANEOUS
Section 9.1    Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.
Section 9.2    GOVERNING LAW.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK. BORROWER AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
Section 9.3    Modification, Waiver in Writing, Approval of Lender. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender. Wherever Lender’s approval is required hereunder, whether subject to Lender’s sole or reasonable discretion, such approval may be conditioned upon satisfaction of the Rating Condition with respect to such matter
Section 9.4    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (except that any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section 9.4). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.
If to Lender:
H/2 Financial Funding I LLC
680 Washington Boulevard
Seventh Floor
Stamford, Connecticut 06901
Attention: Daniel Ottensoser

With a copy to:
H/2 Financial Funding I LLC
680 Washington Boulevard
Seventh Floor
Stamford, Connecticut 06901
Attention: William Stefko
And a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Victoria Shusterman, Esq.
If to Borrower:
Maguire Properties-355 S. Grand, LLC
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: General Counsel
with a copy to:
Maguire Properties-355 S. Grand, LLC
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Jason Kirschner
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: David L. Nagler, Esq.
Section 9.5    TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH

THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 9.6    Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 9.7    Assignment. Except as expressly permitted in Section 6.3, Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.
Section 9.8    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 9.9    Preferences; Waiver of Marshalling of Assets. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to the Loan Documents. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.
Section 9.10    Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment; provided, however, that the forgoing shall not prevent Borrower from obtaining a monetary judgment against Lender if it is determined by a court of competent jurisdiction that Lender acted with gross negligence, bad faith or willful misconduct. Notwithstanding anything herein to the contrary, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 9.11    Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.
Section 9.12    No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Property other than that of mortgagee or lender.
Section 9.13    Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.
Section 9.14    Brokers and Financial Advisors. Borrower hereby represents to Lender that, except for Eastdil Secured LLC (“Broker”), it has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising out of a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 9.15    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.
Section 9.16    Estoppel Certificates.
(a)    Borrower shall execute, acknowledge and deliver to Lender, within ten (10) Business Days after receipt of Lender’s written request therefor at any time from time to time, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) that all Leases are in full force and effect and have not been modified (except in accordance with the Loan Documents), (G) to Borrower’s knowledge, whether or not any of the Tenants under the Leases are in material default under the Leases (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Secondary Market Transaction occurs or is attempted or if an Event of Default has occurred and is continuing.
(b)    Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each Tenant and thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more Tenants specified by Lender, attesting to such facts regarding the Leases as Lender may reasonably require, including attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that rent has not been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Secondary Market Transaction occurs or is attempted or if an Event of Default has occurred and is continuing.
(c)    Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from updated REA Estoppels in the form of REA Estoppels that were delivered to Lender on the Closing Date. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Secondary Market Transaction occurs or is attempted or if an Event of Default has occurred and is continuing.
(d)    Borrower shall deliver to Lender, upon request, estoppel certificates from the Approved Property Manager, Approved Parking Manager and/or Approved Listing Lender, each in form and substance reasonably satisfactory to Lender; provided, that Borrower shall not be required to deliver such certificates more than three (3) times during the term of the Loan and not more frequently than one time in any 12-month period, other than the 12-month period during which a Secondary Market Transaction occurs or is attempted or if an Event of Default has occurred and is continuing.
Section 9.17    General Indemnity; Payment of Expenses.
(a)    Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender, each Lender and its respective officers, partners, members, directors, trustees, advisors, employees, agents, affiliates, successors and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party; and, provided, further, that this Section 9.17(a) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.
(b)    If for any reason (including violation of law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.17 are unenforceable in whole or in part or are otherwise unavailable to an Indemnified Party or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by the Indemnified Party as a result of any Damages the maximum amount Borrower is permitted to pay under Legal Requirements. The obligations of Borrower under this Section 9.17 will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents.
(c)    To the extent any Indemnified Party has notice of a claim for which it intends to seek indemnification hereunder, such Indemnified Party shall give prompt written notice thereof to Borrower, provided that failure by Lender to so notify Borrower will not relieve Borrower of its obligations under this Section, except to the extent that Borrower suffers actual prejudice as a result of such failure. In connection with any claim for which indemnification is sought hereunder, Borrower shall have the right to defend the applicable Indemnified Party (if requested by the applicable Indemnified Party, in the name of such Indemnified Party) from such claim by attorneys and other professionals reasonably approved by the applicable Indemnified Party. Upon assumption by Borrower of any defense pursuant to the immediately preceding sentence, Borrower shall have the right to control such defense, provided that the applicable Indemnified Party shall have the right to reasonably participate in such defense and Borrower shall not consent to the terms of any compromise or settlement of any action defended by Borrower in accordance with the foregoing without the prior consent of the applicable Indemnified Party, unless such compromise or settlement (i) includes an unconditional release of the applicable Indemnified Party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the applicable Indemnified Party. The applicable Indemnified Party shall have the right to retain its own counsel if (i) Borrower shall have failed to employ counsel reasonably satisfactory to the applicable Indemnified Party in a timely manner, or (ii) the applicable Indemnified Party shall have been advised by counsel that there are actual or potential material conflicts of interest between Borrower and the applicable Indemnified Party, including situations in which there are one or more legal defenses available to the applicable Indemnified Party that are different from or additional to those available to Borrower. So long as Borrower is conducting the defense of any action defended by Borrower in accordance with the foregoing in a prudent and commercially reasonable manner, Lender and the applicable Indemnified Party shall not compromise or settle such action defended without Borrower’s consent, which shall not be unreasonably withheld or delayed. Upon demand, Borrower shall pay or, in the sole discretion of the applicable Indemnified Party, reimburse the applicable Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals retained by the applicable Indemnified Party in accordance with this Section 9.17 in connection with defending any claim subject to indemnification hereunder.
(d)    Any amounts payable to Lender by reason of the application of this Section 9.17 shall be secured by the Mortgage and shall become due and payable five (5) Business Days after written request from Lender to Borrower and shall bear interest at the Default Rate from the expiration of such notice period until paid.
(e)    The provisions of and undertakings and indemnification set forth in this Section 9.17 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.
(f)    Except as otherwise provided herein (including, without limitation, in Sections 9.22 and 9.38 hereof), Borrower shall reimburse Lender within ten (10) Business Days after written demand from Lender for (i) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Title Insurance Policy, the Survey, the Environmental Report and any other third-party diligence materials; (ii) all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Permitted Encumbrances), (C) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all federal, state, county and municipal, taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, and (E) the satisfaction of any Rating Condition in respect of any matter required or requested by Borrower hereunder; and (iii) all out-of-pocket costs and expenses (including reasonable attorney’s fees and, if the Loan has been securitized, market rate special servicing fees) actually incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes). Without limiting the foregoing, Borrower shall pay all costs, expenses and fees of Lender from Defaults by Borrower or requests by Borrower (including enforcement expenses and (1) if the Loan has been securitized, any market rate liquidation fees, workout fees, or any other similar fees and interest payable on advances made by Lender with respect to expenses of curing Borrower’s defaults under the Loan Documents, and (2) any expenses paid by Lender in respect of the protection and preservation of any Property, such as payment of taxes and insurance premiums); and the costs of all property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Lender may be required to obtain due to a request by Borrower or the occurrence of a Default.
Section 9.18    No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 9.19    Recourse.
(a)    Subject to the qualifications herein, Lender shall not enforce Borrower’s obligation to pay the Indebtedness by any action or proceeding wherein a deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any of its Affiliates, or any Exculpated Person, except for foreclosure actions or any other appropriate actions or proceedings in order to fully exercise Lender’s remedies in respect of, and to realize upon, the Collateral, and except for any actions to enforce any obligations expressly assumed or guaranteed by any guarantor, indemnitor or similar party (whether or not such party is an Exculpated Person) under the Loan Documents.
(b)    Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of Borrower under this Section and Guarantor under the Recourse Guaranty) resulting from or arising out of any of the following (the “Indemnified Liabilities”), which Indemnified Liabilities shall be guaranteed by Guarantor pursuant to the Recourse Guaranty:

(i)    Any wrongful removal at the Property of any personal property, fixtures or other Collateral following the occurrence and during the continuance of an Event of Default (other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business or as otherwise permitted pursuant to the terms hereof), or intentional physical Waste, in each case, committed or permitted by any Borrower Party or any Controlled Affiliate of any such Borrower Party;
(ii)    any fraud, willful misconduct or material misrepresentation committed by any Borrower Party or any Controlled Affiliate thereof, including, without limitation, knowing material misstatements in securitization offering materials approved by Borrower (which approved sections shall only include factual matters related to the Borrower Parties and the Property);
(iii)    intentionally blank;
(iv)    the misappropriation or misapplication by any Borrower Party or any Controlled Affiliate thereof of any funds in violation of the Loan Documents (including misappropriation or misapplication of Loss Proceeds, Revenues, Loan proceeds and/or security deposits and including a failure by Borrower to deliver to Lender any bond or other instrument held by Borrower in lieu of a cash security deposit following foreclosure of the Mortgage, the appointment of a receiver or any other exercise of Lender’s remedies under the Loan Documents);
(v)    any voluntary incurrence of Debt, other than Permitted Debt; excluding any Debt incurred as a result of a failure to pay any Budgeted Operating Expenses to the extent that, after cash flow at the Property has been disbursed from the Cash Management Account in accordance with Section 3.2, the cash flow made available to pay such Budgeted Operating Expenses is insufficient to pay such Budgeted Operating Expenses;
(vi)    the filing by any Borrower Party or any Affiliate thereof (but not a bankruptcy trustee or receiver on behalf of any of the foregoing) of a motion for substantive consolidation of Borrower into another entity citing the breach of any covenant set forth in Section 6.15 as a primary factor in such motion;
(vii)    the failure by a Borrower Party or any Controlled Affiliate thereof to apply available funds from cash flow at the Property (after such cash flow has been disbursed from the Cash Management Account in accordance with Section 3.2) to pay or maintain the Policies or to pay the amount of any deductible required thereunder following a Casualty or other insurance claim, excluding any such failure resulting from Lender’s failure to disburse funds from cash flow at the Property that are sufficient to pay such amounts;
(viii)    the failure by a Borrower Party or any Controlled Affiliate thereof to apply available funds from cash flow at the Property (after such cash flow has been disbursed from the Cash Management Account in accordance with Section 3.2) to pay

Property Taxes, excluding any such failure resulting from Lender’s failure to disburse funds from cash flow at the Property that are sufficient to pay such Property Taxes;
(ix)    the failure by a Borrower Party or any Controlled Affiliate thereof to apply available funds from cash flow at the Property (after such cash flow has been disbursed from the Cash Management Account) in accordance with Section 3.2) to pay charges (including charges for labor and materials) that results in a Lien on the Property, unless contested by Borrower in good faith and otherwise in accordance with the terms of this Agreement and the other Loan Documents;
(x)    the material breach of Section 6.15 excluding any breach resulting solely from a failure of the Property to generate sufficient cash flow or a failure of Guarantor to contribute additional capital;
(xi)    any Borrower Party or any Affiliate of any Borrower Party raises defenses to Lender’s pursuit of any remedies under the Loan Documents, which defenses are found by a court of competent jurisdiction to be without merit and raised in bad faith;
(xii)    any liabilities of Borrower related to Borrower’s ownership of assets, if any, prior to the date hereof that do not constitute collateral for the Loan; and
(xiii)    any fees or commissions paid by Borrower to any Affiliate in violation of the terms of the Loan Documents, it being understood that Approved Manager shall be entitled to be paid its then current management fees at all times while it is performing services under the Approved Management Agreement.
In addition to the foregoing, the Loan shall be fully recourse to Borrower and Guarantor, jointly and severally, if:
(i)    there is any (a) Transfer of a fee interest in the Property or a ground lease or Master Lease of the Property, or (b) Transfer of any direct or indirect equity interests in Borrower that causes a change of Control of Borrower, in each case, in violation of the terms of this Agreement; provided, that a mechanics’ or materialmens’ liens shall not constitute a Transfer in violation of the Loan Documents for purposes hereof;
(ii)    Borrower encumbers the Property or any other Collateral, in each case, to secure additional financing, or Borrower’s equityholders incur prohibited mezzanine financing, in each case, without the prior written consent of Lender;
(iii)    any petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any similar federal or state law is voluntarily filed by Borrower, consented to, or acquiesced in by, any Borrower Related Party;
(iv)    any Borrower Related Party shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to Borrower; or

(v)    Borrower fails to comply with any representation, warranty or covenant set forth in Section 6.15 hereof or failing to maintain its status as a Single- Purpose Entity, as required by, and in accordance with, the terms and provisions of this Agreement that results in a substantive consolidation of Borrower with any of its Affiliates.
(c)    The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Note, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Notes (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose on any Collateral or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and may be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Notes upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable Legal Requirements, jointly and severally against any indemnitors and guarantors to the extent allowed by any applicable Loan Documents. The provisions set forth in this Section are not intended as a release or discharge of the obligations due under the Notes or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment except as required in order to realize on the Collateral.
Section 9.20    Right of Set-Off. In addition to any rights now or hereafter granted under Legal Requirements or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.
Section 9.21    Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Property or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.
Section 9.22    Servicer. At the option of Lender, the Loan may be serviced by a servicer or special servicer (the “Servicer”) selected by Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer. Servicer may, at any time, delegate all or any portion of its responsibilities for the servicing and administration of the Loan to a sub-servicer or sub-servicers. Borrower agrees that Strategic Asset Services LLC shall be the initial Servicer hereunder. Lender shall be responsible for the fees, costs and expenses of any Servicer (including any monthly servicing fees), except that, if the Loan has been securitized, Borrower shall be responsible for any special servicing fees due and owing during the continuance of an Event of Default in accordance with Section 9.17.
Section 9.23    No Fiduciary Duty.
(a)    Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Guarantor, Borrower or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.
(b)    It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Guarantor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (A) a fiduciary duty (or other implied duty) on the party of any Lending Party to Guarantor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Guarantor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor Guarantor nor any of their respective affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Guarantor of their respective affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower and Guarantor) any rights or remedies by reason of any fiduciary or similar duty.
(c)    Borrower acknowledges that it has been advised that the Lending Parties are a full service financial services firm engaged, either directly or through affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of affiliates of Borrower, including Guarantor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Transaction, (ii) be customers or competitors of Borrower, Guarantor and/or their respective affiliates, or (iii) have other relationships with Borrower, Guarantor and/or their respective affiliates. In addition, the Lending Parties may provide investment banking, underwriting and financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of affiliates of Borrower, including Guarantor, or such other Persons. The Transaction may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although the Lending Parties in the course of such other activities and relationships may acquire information about the Transaction or other Persons that may be the subject of the Transaction, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Guarantor or any of their respective affiliates or to use such information on behalf of Borrower, Guarantor or any of their respective affiliates.
(d)    Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.
Section 9.24    Borrower Information. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request that is reasonably available to Borrower or to any Affiliate of Borrower. Lender shall have the right to disclose any and all information provided to Lender by Borrower or Guarantor regarding Borrower, Guarantor, the Loan and the Property (i) to Lender, (i) to Affiliates of Lender and to Lender’s agents and advisors, (ii) to any actual or potential assignee, transferee or participant in connection with a Secondary Market Transaction, and to any investors or prospective investors, and their respective advisors and agents, including the operating advisor, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, or to any Person that is a party to a repurchase agreement with respect to the Loan; provided, that prior to providing any such information Lender shall notify such Person that the confidential information being provided is confidential and Lender shall instruct such person to keep the confidential information confidential, (iii) to any Rating Agency in connection with a Secondary Market Transaction or as otherwise required in connection with a disposition of the Loan, (iv) to any Person necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document following an Event of Default, (v) to any governmental agency, including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Securities and Exchange Commission and any other regulatory authority that may exercise authority over Lender or any investor in the Certificates (including the Servicer, the securitization trustee and their respective agents and employees) or any representative thereof, and to the National Association of Insurance Commissioners, in each case if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process (provided, that, Lender shall provide only that portion of the confidential information that is so requested or legally required to be provided), and (vi) in any disclosure documents in connection with a Secondary Market Transaction. In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents. Each party hereto (and each of their respective affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates.
Section 9.25    PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and Guarantor, which information includes the name and address of Borrower and Guarantor and other information that will allow Lender to identify Borrower or Guarantor in accordance with the PATRIOT Act.
Section 9.26    Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
Section 9.27    Publicity. All news releases, publicity or advertising by any party hereto or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents shall be subject to the prior review and approval of the other party (which approval shall not be unreasonably withheld, conditioned or delayed); provided, that Borrower may state in earnings calls and public filings that a financing has occurred which does not mention Lender or any Affiliates of Lender, any of the material terms of the Loan (other than the Loan amount including stating that there is a

$20,000,000 future funding component) without Lender’s consent. The foregoing shall not apply to any promotional or marketing materials that are prepared by or on behalf of Lender in connection with any actual and/or potential Secondary Market Transaction, it being agreed that Lender shall have the right to issue, without Borrower’s approval, and Borrower hereby authorizes Lender to issue, such promotional and marketing in connection with any actual and/or potential Secondary Market Transaction.
Section 9.28    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 9.29    Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 9.30    Lender’s Discretion; Rating Agency Review Waiver.
(a)    Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a securitization of the Loan, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefor.
(b)    Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Agency Confirmation is required from each applicable Rating Agency, in the event that any applicable Rating Agency “declines review”, “waives review” or otherwise indicates in writing or otherwise to Lender’s or Servicer’s satisfaction that no Rating Agency Confirmation will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the Rating Agency Confirmation requirement shall be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Agency Confirmation is required. Prior to a securitization of the Loan or in the event that there is a Review Waiver, if Lender does not have a separate and independent approval right with respect to the matter in question, then the term Rating Agency Confirmation shall be deemed instead to require the prior written consent of Lender.
Section 9.31    Co-Lender Agreement. Borrower hereby acknowledges and agrees that if Lender assigns any portion of its interest in the Loan pursuant to Section 9.7, Lender and any such assignees may enter into one or more co-lender agreements (each, a “Co-Lender Agreement”) pursuant to which, among other things, Lender shall agree upon rights of Lender and such assignees as among themselves and the manner in which Lender shall administer the Loan. Any Co-Lender Agreement will be solely for the benefit of Lender and the applicable assignees, and no Borrower Party nor any other Person shall be a third party beneficiary of any of the provisions therein, or have any rights thereunder or be entitled to rely on any of the provisions contained therein. Neither Lender nor any assignee shall have any obligation to disclose to Borrower Parties or any of their respective Affiliates the contents of any Co-Lender Agreement. Each Borrower Party’s obligations under the Loan Documents are and will be independent of any Co-Lender Agreement and shall remain unmodified by the provisions thereof (although Borrower acknowledges that with respect to certain approvals, calculations and other decisions hereunder, any Co-Lender Agreement may require Lender to consult with or receive the approval of one or more Persons who are a party to such Co-Lender Agreement prior to providing its own approval or determination regarding the same, it being agreed, however, that any such additional approval of a co-Lender shall not modify the standard of approval that Lender is bound to pursuant to the terms of this Agreement).
Section 9.32    Contractual Recognition of Bail-In.
(a)    Notwithstanding anything to the contrary herein, in any Loan Document or in any other agreement, arrangement or understanding between Borrower and/or Lender, each party hereto acknowledges and accepts that any liability of any EEA Financial Institution arising under this Agreement or any Loan Document, to the extent such liability in unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution;
(ii)    the effect of the Write-Down and Conversion Powers by the EEA Resolution Authority in relation to any such liabilities arising hereunder, including, if applicable: (1) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, or a cancellation of any such liability; (2) a conversion of all, or part of, any such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (3) the variation of the terms of any Loan Document in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
(b)    The following definitions apply only to this Section 9.32:
(i)    “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
(ii)    “Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU (as amended or re-enacted or successor thereto) establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or Regulation as described in the EU Bail-In Legislation Schedule from time to time.
(iii)    “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
(iv)    “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, Norway and any other member of the European Economic Area at any given time.
(v)    “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution and/or which otherwise has authority to exercise or regulate a Bail-In Action.
(vi)    “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
(vii)    “Regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.
(viii)    “Write-Down and Conversion Powers” means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time,

the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation.
Section 9.33    Sale of Loan.
(a)    Each Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof, (ii) to issue or sell one or more participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or one or more pooled loan securitizations, without the consent of Borrower or any other Person. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction”. Any certificates, notes or other securities issued in connection with a Secondary Market Transaction are hereinafter referred to as “Securities”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions. Notwithstanding the foregoing, so long as no Event of Default exists, until such time as all Future Advances have been fully funded, the obligation to fund Future Advances may only be assigned to a Lender with a minimum net worth of at least $270,000,000.00, which Future Advances may be evidenced by a separate Note.
(b)    If requested by Lender, Borrower shall reasonably and promptly assist and cooperate with Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by prospective investors, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:
(i)    (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager (provided, that, Borrower shall not be required to provide any financial statements of Manager), (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property, and (C) assist and cooperate with Lender’s procurement of updated appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender;
(ii)    provide updates to the opinions of counsel delivered in connection with the Closing, which may be relied upon by Lender and its successors, assigns and participants, underwriters and their respective counsel, agents and representatives, which counsel and opinions shall be reasonably satisfactory to Lender (provided, that, Borrower shall not be required to have its legal counsel deliver a “10b-5” opinion in connection with any Secondary Market Transaction);
(iii)    provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents to the extent applicable;

(iv)    execute amendments to the Loan Documents and Borrower’s organizational documents and such other documents requested by Lender, including without limitation, those documents required pursuant to Section 9.37 below; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (x) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (y) alter the rights or increase the obligations of Borrower or Guarantor under the Loan Documents, or (z) subject to Section 9.37, modify or amend any other economic or other material term of the Loan; and
(v)    at Lender’s request, make Guarantor and such representatives of Borrower requested by Lender available to meet with any to investors or prospective investors in any potential Secondary Market Transaction at Borrower’s offices, at reasonable times during normal business hours and upon not less than twenty-four (24) hour prior notice (which may be given telephonically).
(c)    Lender may disclose to an assignee (or proposed assignee), participant (or proposed participant), underwriter, investor (or proposed investor), lender (or proposed lender), regulator or other Governmental Authority and their representatives (including, without limitation, any commission or agency established pursuant to a legislative act of the United States Congress, the New York State Assembly and/or the applicable legislative body of the state in which the Property is located), accountants, and/or attorneys, representatives or agents of any of the foregoing, any information relating to the Loan and any Person that is a party to a Loan Document; provided, however, that, prior to any such disclosure of non-public or confidential information, any such Person shall be advised of and acknowledge the confidentiality of any non-public or confidential information received by it and executes Lender’s then standard form of confidentiality agreement.
(d)    In connection with any Secondary Market Transaction, Lender shall have the right, and Borrower hereby authorized Lender to disclose any and all information in Lender’s possession regarding Borrower, Guarantor, Approved Property Manager, the Property and/or the Loan in any document or in any promotional or marketing materials that are prepared by or on behalf of Lender in connection with such Secondary Market Transaction or in connection with any oral or written presentation made by or on behalf of Lender, including, without limitation, to any actual or potential investors; provided, that any recipient of such information shall be advised of the confidential nature of such information.
Section 9.34    Secondary Market Indemnification.
(a)    Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with any Secondary Market Transaction and may be made available to investors or prospective investors in the Securities, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to any Secondary Market Transaction (collectively, “Disclosure Recipients”).

(b)    Borrower hereby agrees to indemnify Lender (and for purposes of this Section 9.34, Lender shall include the initial lender(s), any of their assignees or their successors and assigns and their respective officers and directors) (collectively, the “Lender Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which the Lender Group may become subject insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement of any material fact contained in the information provided to Lender by Borrower and its agents, counsel and representatives, or (B) the omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading. Borrower also agrees to reimburse the Lender Group for any third party legal or other expenses actually and reasonably incurred by the Lender Group in connection with investigating or defending the Liabilities. Borrower’s liability under this paragraph will be limited to Liability that arises out of, or is based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property, which information was prepared by or on behalf of Borrower. This indemnification provision will be in addition to any liability which Borrower may otherwise have. Borrower acknowledges and agrees that any Person that is included in the Lender Group that is not a direct party to this Agreement shall be deemed to be a third-party beneficiary to this Agreement with respect to this Section 9.34(b). Notwithstanding the foregoing, Borrower shall not be responsible for any Liabilities to the extent arising out of untrue statements provided to Disclosure Recipients to the extent that Borrower notifies Lender in writing (which notice may be by electronic mail) that Borrower disagrees with such statement prior to Lender providing the same to such Disclosure Recipients; provided, that Borrower is provided such information at least five (5) Business Days prior to such information being provided to Disclosure Recipients. Within five (5) Business Days after Lender’s written request, Borrower shall execute and deliver to Lender a separate indemnification and reimbursement agreement in favor of the Lender Group in form and substance consistent with the indemnification and reimbursement obligations of Borrower under this Section 9.34(b), but subject to the terms of the prior sentence.
(c)    Promptly after receipt by an indemnified party under this Section 9.34 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.34, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party pursuant to the immediately preceding sentence of this Section 9.34(c), such indemnifying party shall not pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any other indemnified party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no indemnifying party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings, and such settlement requires no statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.
(d)    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 9.34(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Sections 9.34(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
(e)    The liabilities and obligations of both Borrower, Lender under this Section 9.34 shall survive the termination of this Agreement and the satisfaction and discharge of the Indebtedness.
Section 9.35    Register.
(a)    Lender, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders, and the principal amounts (and stated interest) of the Loan (or portions thereof) owing to each Lender pursuant to the terms hereof from time to time and each repayment with respect to the principal amount (and stated interest) of the Loan of each Lender (the “Register”). Failure to make any such recordation, or any error in such recordation shall not affect Borrower’s or any Lender’s obligations in respect of the Loan. Without limiting the terms and provisions of Section 9.33 hereof, no assignment, sale, negotiation, pledge, hypothecation or other transfer of any part of any Lender’s interest in and to the Loan shall be effective until such Lender shall have provided Lender maintaining the Register with written notice of such transfer and such assignee’s name and address. The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Lender hereby agrees to indemnify Lender and to hold Lender harmless from any actions, suits, claims, demands, liabilities, losses, damages, obligations and actual costs and expenses which Lender sustains or incurs as a consequence of Lender maintaining the Registry, except to the extent such loss or expense is caused by Lender’s fraud or willful misconduct.
(b)    Borrower agrees that each participant shall be entitled to the benefits of Section 1.8 (subject to the requirements and limitations therein, including the requirements under Section 1.8(b) (it being understood that the documentation required under Section 1.8(b) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.33; provided that such participant shall not be entitled to receive any greater payment under Section 1.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the participant acquired the applicable participation. Each Lender that sells a participation interest in the Loan shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan (or portion thereof) or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in the Loan or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Treasury Regulation Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Lender shall have no responsibility for maintaining a Participant Register.
(c)    This Section 9.35, the Register and the Participant Register are intended to be construed so that the Note is at all times maintained in “registered form” within the meaning of Treasury Regulation Section 5f.103-1(c) of the United States Treasury Regulations (or any other successor provision of such regulations).
Section 9.36    Severance. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any Secondary Market Transaction), to require to execute and deliver “component” notes and/or one or more substitute notes evidencing the portion of the Loan held by a particular Lender (and the term “Note” as used in this Agreement and in all the other Loan Documents shall include all such component notes and/or substitute notes but shall exclude any Note replaced by the same), and/or modify the Loan in order to create one or more senior and subordinate notes (e.g., an A/B or A/B/C structure) or pari passu notes and/or one or more additional components of the Note or Notes (including the implementation of a mezzanine loan structure secured by a pledge of direct and indirect ownership interests, which may require the creation of additional borrower entities), reduce the number of components of the Note, revise the interest rate for each component, reallocate the principal balances of the Note and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), and/or divide the Loan into one or more pari passu or mezzanine and mortgage component(s); provided that, in each case, the Principal Indebtedness of all components at all times after the effective date of such modification equals the Principal Indebtedness immediately prior to such modification and the weighted average of the interest rates for all components at all times after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification (provided, that, the weighted average interest rate may change only if there is a repayment of principal during the continuance of any Event of Default and/or the application of Net Proceeds as a result of a Casualty or Condemnation). At Lender’s election, each note comprising the Loan may be subject separately to one or more Secondary Market Transaction. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.36 and, provided that such modification shall comply with the terms of this Section 9.36, such modification shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification. Borrower shall (1) cooperate with all reasonable requests of Lender in order to establish the “component” notes or mezzanine loan documents, and (2) execute and deliver such documents as shall be required by Lender in connection therewith, all in form and substance satisfactory to Lender, including, without limitation, the severance of security documents if requested; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the weighted interest rate effective immediately prior to such modification, the stated maturity date or the amortization of principal as set forth herein or in the Note (provided, that, the weighted average interest rate may change only if there is a repayment of principal during the continuance of any Event of Default and/or the application of Net Proceeds as a result of a Casualty or Condemnation), (ii) alter the rights or increase the obligations of Borrower or Guarantor under the Loan Documents (other than to a de minimis extent and excluding obligations that are customary to the creation of a mezzanine structure or admission of new Lenders or participants), or (iii) subject to Section 9.36, modify or amend any other economic or other material term of the Loan (other than to a de minimis extent).
Section 9.37    Cooperation; Execution; Delivery. In the event Borrower fails to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower hereby ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.37 after expiration of ten (10) Business Days after notice thereof.

Section 9.38    Costs and Expenses. In connection with any Secondary Market Transaction, Borrower shall be responsible for its own legal fees incurred in connection with such Secondary Market Transaction and Lender shall be responsible for all other costs and expenses incurred in connection with such Secondary Market Transaction.
Section 9.39    Agent. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to an administrative and collateral agent for the ratable benefit of Lender and its successors and/or assigns as holders of the Notes (“Agent”) upon written notice by Lender to Borrower, whereupon any notice or consent from Agent to Borrower, and any action by Agent on Lender’s behalf, shall have the same force and effect as if Agent was Lender. Lender hereby advises Borrower that, as of the date hereof, Strategic Asset Services LLC (“SAS”) is designated by Lender as the initial Agent. Until Lender notifies Borrower in writing that SAS has been terminated as Agent or if SAS resigns as Agent, SAS (as the initial Agent) shall serve as the primary point of contact for Borrower with respect to the Loan and shall process all of Borrower’s requests for approval hereunder (including, without limitation, approval of each Notice of Borrowing and approval of any Major Lease). Borrower shall have the right to rely on instructions and other communications received from Agent to the same extent as if such instructions or other communications were received directly from Lender.
Section 9.40    Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
SIGNATURE PAGES TO FOLLOW

Lender and Borrower are executing this Agreement as of the date first above written.
LENDER:

H/2 FINANCIAL FUNDING I LLC,
a Delaware limited liability company

By: /s/ DAN OTTENSOSER
Name: Dan Ottensoser
Title: Authorized Signatory
By: /s/ KEITH LEE
Name: Keith Lee
Title: Authorized Signatory

[Signature Page to Loan Agreement]

BORROWER:

MAGUIRE PROPERTIES – 335 S. GRAND,
LLC, a Delaware limited liability company

By: /s/ JASON KIRSCHNER
Name: Jason Kirschner
Title: Senior Vice President, Finance

[Signature Page to Loan Agreement]

Exhibit I
Organizational Chart
[Attached]

Exhibit I
1

Exhibit II
Form of Subordination, Non-Disturbance and Attornment Agreement

Recording Requested by
and when Recorded Return to:
_____________________________
_____________________________
_____________________________
_____________________________

SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT
This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is dated as of _____________ ____, 2016, and is by and among MAGUIRE PROPERTIES - 355 S. GRAND, LLC, a Delaware limited liability company, having an office at 250 Vesey Street, 15th Floor, New York, New York (“Landlord”), [__________________________, a ____________________________, having an office at ________________________] (“Tenant”), and [H/2 FINANCIAL FUNDING I LLC, a Delaware limited liability company], having an address at 680 Washington Boulevard, Seventh Floor, Stamford, Connecticut 06901, as an agent and a lender (together with its successors and/or assigns, “Lender”)
WHEREAS, Lender has made or intends to make a loan to Landlord (the “Loan”), which Loan shall be evidenced by one or more promissory notes (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Promissory Note”) and secured by, among other things, that certain _____________________________________ (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, the “Mortgage”) recorded in the Official Records of Los Angeles County on _______________ _____, 2016, as Document No. _______________, encumbering the real property located at 355 S. Grand Avenue, Los Angeles California, 235 S. Hill Avenue, Los Angeles, California, and , more particularly described on Exhibit A annexed hereto and made a part hereof (the “Property”);
WHEREAS, by a lease agreement (the “Lease”) dated [___________, _____], between Landlord (or Landlord's predecessor in title) and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (such portion of the Property hereinafter referred to as the “Premises”);
WHEREAS, Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord; and

Exhibit II
1

WHEREAS, Lender and Tenant desire to evidence their understanding with respect to the Mortgage and the Lease as hereinafter provided.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.    Tenant covenants, stipulates and agrees that the Lease and all of Tenant's right, title and interest in and to the Property thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth herein. Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.
2.    Lender agrees that if Lender exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Lender will not disturb Tenant's right to use, occupy and possess the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period under any term, covenant or condition of the Lease.
3.    If, at any time Lender (or any person, or such person's successors or assigns, who acquires the interest of Landlord under the Lease through foreclosure of the Mortgage or otherwise) shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage, Tenant shall attorn to and recognize such person so succeeding to the rights of Landlord under the Lease (herein sometimes called “Successor Landlord”) as Tenant's landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments. Although said attornment shall be self-operative, Tenant agrees to execute and deliver to Lender or to any Successor Landlord, such other instrument or instruments as Lender or such other person shall from time to time request in order to confirm said attornment.
4.    Landlord authorizes and directs Tenant to honor any written demand or notice from Lender instructing Tenant to pay rent or other sums to Lender rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant's receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Lender and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Lender or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.
5.    If Lender shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the

Exhibit II
2

Property shall be transferred by deed in lieu of foreclosure, Lender, or any Successor Landlord shall not be:
(a)    liable for any act or omission of any prior landlord (including Landlord) or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior landlord (including Landlord); or
(b)    obligated to cure any defaults of any prior landlord (including Landlord) which occurred, or to make any payment to Tenant which was required to be paid by any prior landlord (including Landlord), prior to the time that Lender, or any Successor Landlord succeeded to the interest of such landlord under the Lease; or
(c)    obligated to perform any construction obligations of any prior landlord (including Landlord) under the Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property; or
(d)    subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord); or
(e)    bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance; or
(f)    bound by any amendment, modification, termination or surrender of the Lease made without the written consent of Lender; or
(g)    liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or any Successor Landlord has actually received said deposit for its own account as the landlord under the Lease as security for the performance of Tenant's obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease).
6.    Tenant hereby represents, warrants, covenants and agrees to and with Lender:
(a)    to deliver to Lender, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Lender a period of thirty (30) days beyond any period afforded to Landlord for the curing of such default during which period Lender may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be

Exhibit II
3

necessary to cure such default (including but not limited to commencement of foreclosure proceedings) during which period Lender may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Lease. If the Lease shall terminate for any reason, upon Lender’s written request given within thirty (30) days after such termination, Tenant, within fifteen (15) days after such request, shall execute and deliver to Lender a new lease of the Premises for the remainder of the term of the Lease and upon all of the same terms, covenants and conditions of the Lease;
(b)    that Tenant is the sole owner of the leasehold estate created by the Lease; and
(c)    to promptly certify in writing to Lender, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease and to deliver to Lender any tenant estoppel certificates required under the Lease.
7.    Tenant acknowledges that the interest of Landlord under the Lease is assigned to Lender solely as security for the Promissory Note, and Lender shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Lender shall specifically undertake such liability in writing or Lender becomes and then only with respect to periods in which Lender becomes, the fee owner of the Property.
8.    This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located (excluding the choice of law rules thereof).
9.    This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor holder of the Promissory Note) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
10.    All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant, or Lender appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

If to Lender:	H/2 Financial Funding I LLC
680 Washington Boulevard
Seventh Floor
Stamford, CT 06901
Attention: Daniel Ottensoser
Facsimile No.: (203) 569-4178

Exhibit II
4

With a copy to:	H/2 Financial Funding I LLC
680 Washington Boulevard
Seventh Floor
Stamford, CT 06901
Attention: Legal Department
Facsimile No.: (203) 569-4178
With a copy to:

Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Victoria Shusterman, Esq.
Facsimile No.: (212) 351-5287

If to Tenant:	_________________________
_________________________
_________________________
_________________________

With a copy to:	_________________________
_________________________
_________________________
_________________________

If to Landlord:	Brookfield Properties Management LLC
250 Vesey Street, 15th Floor
New York, NY 10281-1023
Attn: Jason Kirschner, Senior Vice President

With a copy to:	Brookfield Properties Management (CA) Inc.
601 South Figueroa Street, Suite 2200
Los Angeles, California 90071
Attn: Mark Phillips, Senior Vice President, Regional Counsel
11.    If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.
12.    In the event Lender shall acquire Landlord's interest in the Premises, Tenant shall look only to the estate and interest, if any, of Lender in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Lender shall be

Exhibit II
5

subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant's use or occupancy of the Premises or any claim arising under this Agreement.
13.    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.
14.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

Exhibit II
6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
TENANT:
_________________________________
By:    _____________________________
Name:
Title:

[Signatures continue on attached page]

Exhibit II
7

LANDLORD:
MAGUIRE PROPERTIES - 355 S. GRAND,
LLC

By:    _____________________________
Name:
Title:

[Signatures continue on attached page]

Exhibit II
8

LENDER:
H/2 FINANCIAL FUNDING I, LLC, a Delaware
limited liability company

By:	_____________________________
Name:
Title:

By:	_____________________________
Name:
Title:

Exhibit II
9

ACKNOWLEDGMENT (TENANT)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF _____________        )
) SS.
COUNTY OF ______________    )

On the ____ day of ______________, 2016, before me, ____________________, personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be one of the persons whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument he/she executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of __________ that the foregoing paragraph is true and correct. Witness my hand and official seal.
____________________________________
Notary Public

Exhibit II
10

ACKNOWLEDGMENT (LANDLORD)

STATE OF NEW YORK        )
) ss.
COUNTY OF NEW YORK        )

On the ___ day of ________ in the year ___________ before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)
Notary Public

Exhibit II
11

ACKNOWLEDGMENT (LENDER)

STATE OF NEW YORK        )
) ss.
COUNTY OF NEW YORK        )

On the ___ day of ________ in the year ___________ before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)
Notary Public

STATE OF NEW YORK        )
) ss.
COUNTY OF NEW YORK        )

On the ___ day of ________ in the year ___________ before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)
Notary Public

Exhibit II
12

Exhibit A

Legal Description of Property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOT 5 OF TRACT NO. 30780, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 912, PAGES 39 THROUGH 45, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING FROM THAT PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THAT CERTAIN STRIP SHOWN ON SHEET 7 OF THE MAP OF SAID TRACT NO. 30780 AS “EASEMENT TO CITY OF LOS ANGELES FOR STREET PURPOSES ABOVE PLANE”, ALL RIGHT, TITLE AND INTEREST CONVEYED AND/OR DEDICATED TO THE CITY OF LOS ANGELES, BY AND ON THE MAP OF SAID TRACT NO. 30780, AS RESERVED IN DEED FROM THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, OF THE STATE OF CALIFORNIA, RECORDED MARCH 31, 1981 AS INSTRUMENT NO. 81-320600 OF OFFICIAL RECORDS.

ALSO EXCEPTING FROM ALL PUBLIC STREETS, HIGHWAYS OR OTHER PUBLIC WAYS ADJOINING SAID LOT 5, ALL RIGHT, TITLE AND INTEREST CONVEYED TO THE CITY OF LOS ANGELES, BY THE MAP OF SAID TRACT NO. 30780.

ALSO EXCEPTING FROM ALL OF THE ABOVE DESCRIBED LAND, ALL OIL, GAS AND OTHER MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF A WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREAS, AS RECORDED AUGUST 07, 1958 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN VARIOUS DEEDS OF RECORD, AMONG THEM BEING THE DEED RECORDED MAY 20, 1966 AS INSTRUMENT NO. 3925, IN BOOK D-3311, PAGE 794 OF OFFICIAL RECORDS.

PARCEL B:

THAT PORTION OF LOT 6 OF TRACT NO. 30780, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 912, PAGES 39 THROUGH 45, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

Exhibit II
13

BEGINNING AT A POINT IN THE SOUTHEASTERLY LINE OF SAID LOT 6, THAT IS DISTANT THEREON NORTH 37°50’12” EAST 6.16 FEET FROM THE MOST SOUTHERLY CORNER OF SAID LOT 6; THENCE ALONG SAID SOUTHEASTERLY LINE, SOUTH 37°50’12” WEST 6.16 FEET TO SAID MOST SOUTHERLY CORNER; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 6, NORTH 52°09’40” WEST 317.76 FEET TO THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 6, NORTH 41°32’59” EAST 6.17 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE SOUTH 52°09’48” EAST 30.94 FEET; THENCE SOUTH 37°50’12” WEST 2.00 FEET; THENCE SOUTH 52°09’48” EAST 95.885 FEET; THENCE SOUTH 07°09’48” EAST 2.45 FEET; THENCE SOUTH 52°09’48” EAST 0.77 FEET; THENCE NORTH 82°50’12” EAST 2.45 FEET; THENCE SOUTH 52°09’48” EAST 95.885 FEET; THENCE NORTH 37°50’12” EAST 2.00 FEET; THENCE SOUTH 52°09’48” EAST 90.42 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM THAT PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THAT CERTAIN STRIP SHOWN ON SHEET 7 OF THE MAP OF SAID TRACT NO. 30780 AS “EASEMENT TO CITY OF LOS ANGELES FOR STREET PURPOSES ABOVE PLANE”, ALL RIGHT, TITLE AND INTEREST CONVEYED AND/OR DEDICATED TO THE CITY OF LOS ANGELES, BY AND ON THE MAP OF SAID TRACT NO. 30780.

ALSO EXCEPTING FROM ALL PUBLIC STREETS, HIGHWAYS OR OTHER PUBLIC WAYS ADJOINING SAID LOT 6, ALL RIGHT, TITLE AND INTEREST CONVEYED TO THE CITY OF LOS ANGELES, BY THE MAP OF SAID TRACT NO. 30780.

ALSO EXCEPTING FROM ALL OF THE ABOVE DESCRIBED LAND, ALL OIL, GAS AND OTHER MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF A WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR MOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREAS, AS RECORDED AUGUST 07, 1958 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN VARIOUS DEEDS OF RECORD, AMONG THEM BEING THE DEED RECORDED MAY 20, 1966 AS INSTRUMENT NO. 3925, IN BOOK D-3311, PAGE 794 OF OFFICIAL RECORDS.

PARCEL C:

PARCEL B IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP L.A. NO. 4932, FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THAT PORTION OF SAID PARCEL B INCLUDED WITHIN ALL SPACE LOCATED ABOVE ELEVATION 330.00 OVER THAT PORTION OF LOT 2 OF TRACT NO. 30781, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF

Exhibit II
14

CALIFORNIA, AS SHOWN IN BOOK 897, PAGES 8 THROUGH 12, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 2; THENCE SOUTHEASTERLY, ALONG THE SOUTHWESTERLY LINE OF SAID LOT 2 A DISTANCE OF 10 FEET; THENCE NORTHEASTERLY ALONG A LINE PARALLEL WITH THE NORTHWESTERLY LINE OF SAID LOT 2 A DISTANCE OF 35 FEET; THENCE NORTHWESTERLY ALONG A LINE PARALLEL WITH THE SOUTHWESTERLY LINE OF SAID LOT 2 TO THE NORTHWESTERLY LINE OF SAID LOT 2; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT 2 TO THE POINT OF BEGINNING.

ABOVE MENTIONED ELEVATION IS BASED ON NATIONAL GEODETIC VERTICAL DATUM OF 1929 PER ORDINANCE NO. 150.763 OF THE CITY OF LOS ANGELES, EFFECTIVE MAY 19, 1978.

ALSO EXCEPTING ALL OIL GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF THE WELL, HOLE SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED AUGUST 07, 1958 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED BY VARIOUS DEEDS OF RECORD AMONG THEM BEING THAT DEED RECORDED MAY 15, 1962 AS INSTRUMENT NO. 1762, IN BOOK M-1614, PAGE 654 OF OFFICIAL RECORDS.

PARCEL D: (FOR THE BENEFIT OF PARCEL C)

AN EXCLUSIVE EASEMENT, TO CONSTRUCT, MAINTAIN, USE, REPAIR, REPLACE, RECONSTRUCT, OPERATE, ADD TO, ALTER, AND AS TO NON-STRUCTURAL ELEMENTS ONLY, REMOVE AT ANY TIME AND FROM TIME TO TIME THE PORTION OF THE PROJECT AS SAID PROJECT IS DEFINED THE RECIPROCAL GRANT OF EASEMENTS, RECORDED FEBRUARY 12, 1982 AS INSTRUMENT NO. 82-160076, AS MODIFIED BY INSTRUMENT RECORDED NOVEMBER 20, 1986 AS INSTRUMENT NO. 86-1609429, BOTH OF OFFICIAL RECORDS, ON, UNDER AND ACROSS THE LAND DESCRIBED AS FOLLOWS:

A) THAT PORTION OF PARCEL A OF PARCEL MAP L.A. NO. 4932, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY (KNOWN AS PARCEL X-2(A)), LYING BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL GEODETIC VERTICAL DATUM OF 1929 AND LOCATED SOUTHEASTERLY OF A LINE THAT IS PARALLEL WITH AND DISTANT 3.00 FEET NORTHWESTERLY, MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE, IN THE

Exhibit II
15

BOUNDARY OF SAID PARCEL, HAVING A BEARING AND DISTANCE OF NORTH 37°53’08” EAST 35.00 FEET AND ITS NORTHEASTERLY PROLONGATION.

B) THAT PORTION OF LOT 4 OF SAID TRACT NO. 30781, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 897, PAGES 8 THROUGH 12, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL GEODETIC VERTICAL DATUM OF 1929, AND LOCATED SOUTHEASTERLY OF THE PARALLEL LINE LAST MENTIONED IN PARAGRAPH (A) ABOVE AND NORTHEASTERLY OF THE NORTHWESTERLY PROLONGATION OF THE MOST SOUTHWESTERLY LINE OF PARCEL B OF PARCEL MAP L.A. NO. 4932 IN SAID CITY, COUNTY AND STATE AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL E: (FOR THE BENEFIT OF PARCEL C)

NON-EXCLUSIVE EASEMENTS FOR THE SUPPORT OF THE PROJECT INCLUDING THE CONSTRUCTION, MAINTENANCE, INSPECTION AND USE, AT ANY TIME AND FROM TIME TO TIME OF PERMANENT TIEBACKS, FOR THE SUPPORT OF THE RETAINING WALL ON THE WEST SIDE OF THE PROJECT AS SAID PROJECT IS DEFINED IN THE RECIPROCAL GRANT OF EASEMENTS, RECORDED FEBRUARY 12, 1982 AS INSTRUMENT NO. 82-160076, AS AMENDED BY FIRST AMENDMENT RECORDED NOVEMBER 20, 1986 AS INSTRUMENT NO. 86-1609429, BOTH OF OFFICIAL RECORDS, OVER THE LAND DESCRIBED AS FOLLOWS:

THAT PORTION OF PARCEL A OF PARCEL MAP L.A. NO. 4932, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY (KNOWN AS PARCEL X-2(A)), LYING BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL GEODETIC VERTICAL DATUM OF 1929.

PARCEL F: (FOR THE BENEFIT OF PARCEL C)

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF FURNISHING SURFACE DRAINAGE OF WATER AND RIGHT OF WAY FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND TO CONSTRUCT, MAINTAIN, USE, REPAIR, REPLACE, RECONSTRUCT, ADD TO AND ALTER AT ANY TIME, AND FROM TIME TO TIME, SUBSURFACE PIPELINES, BEAMS, WALLS AND SLABS FOR SUPPORT OF A RETAINING WALL, OVER THE LAND DESCRIBED AS FOLLOWS:

THAT PORTION OF PARCEL A OF PARCEL MAP L.A. NO. 4932, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY (KNOWN AS PARCEL X-2(A)), LYING ABOVE AND BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL

Exhibit II
16

GEODETIC VERTICAL DATUM OF 1929, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID PARCEL A; THENCE ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL; THENCE SOUTH 37°43’50” WEST 200.17 FEET, SOUTH 52°16’10” EAST 9.00 FEET AND SOUTH 37°46’58” WEST ALONG SAID LINE AND ITS SOUTHWESTERLY PROLONGATION TO THAT CERTAIN SOUTHWESTERLY LINE OF SAID PARCEL HAVING A BEARING AND DISTANCE OF NORTH 52°11’46” WEST, 158.28 FEET; THENCE ALONG SAID SOUTHWESTERLY LINE TO A LINE PARALLEL WITH AND DISTANT 19.00 FEET NORTHWESTERLY MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE IN SAID SOUTHEASTERLY LINE SHOWN AS HAVING A BEARING AND DISTANCE OF NORTH 37°46’58” EAST, 55.90 FEET; THENCE NORTH 37°46’58” EAST, ALONG SAID PARALLEL LINE, 68.00 FEET, THENCE NORTH 52°16’10” WEST 7.00 FEET TO A LINE PARALLEL WITH AND DISTANT 17.00 FEET NORTHWESTERLY MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE IN SAID SOUTHEASTERLY LINE SHOWN AS HAVING A BEARING AND DISTANCE OF NORTH 37°43’50” EAST 200.17 FEET; THENCE NORTH 37°43’50” EAST TO THE NORTHEASTERLY LINE OF SAID PARCEL; THENCE SOUTH 52°11’33” EAST ALONG SAID NORTHEASTERLY LINE TO THE POINT OF BEGINNING.

PARCEL G:

THAT PORTION OF THE SUBSURFACE OF FOURTH STREET, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, LYING BELOW A DATUM PLANE OF ELEVATION 327.25 FEET, AS VACATED BY RESOLUTION NO. 81-01537, ADOPTED AUGUST 14, 1981, AND AS SHOWN IN VOLUME 23, PAGE 16 OF “STREET VACATION MAPS” ON FILE IN THE OFFICE OF THE CITY CLERK OF THE CITY OF LOS ANGELES, CITY HALL, LOS ANGELES, CALIFORNIA.

EXCEPTING THEREFROM ALL OIL, GAS, WATER AND MINERAL RIGHTS WITHOUT, HOWEVER, THE RIGHT TO USE ANY PORTION OF SAID LAND TO A DEPTH OF 500 FEET BELOW SAID DATUM FOR THE EXTRACTION OF SUCH OIL, GAS, WATER OR MINERALS, AS RESERVED IN THE DEED RECORDED MARCH 23, 1982 AS INSTRUMENT NO. 82-307989 OFFICIAL RECORDS, WHICH FURTHER PROVIDES THAT THE AREA CONVEYED IN THE DEED IS TO BE USED ONLY FOR THE PURPOSE OF PROVIDING STRUCTURAL SUPPORT AND FACILITATING THE CONSTRUCTION OF IMPROVEMENTS UPON THE ADJOINING REAL PROPERTY, AND FOR NO OTHER USE.

PARCEL H: (FOR THE BENEFIT OF PARCELS A AND B)

ALL EASEMENTS AND RIGHTS, MORE PARTICULARLY DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AND OPERATING AGREEMENT EXECUTED BY MAGUIRE PARTNERS-CROCKER PROPERTIES PHASE I, A CALIFORNIA LIMITED PARTNERSHIP, AND MAGUIRE PARTNERS-CROCKER PROPERTIES- SOUTH TOWER, A CALIFORNIA LIMITED PARTNERSHIP, DATED AS OF DECEMBER 20, 1982 AND RECORDED DECEMBER 22, 1982 AS INSTRUMENT NO. 82-

Exhibit II
17

1279463, AND AS MODIFIED BY DOCUMENT RECORDED AUGUST 26, 1987 AS INSTRUMENT NO. 87-1374869, BOTH OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA.

APN: 5149-010-024; 5151-015-013

Exhibit II
18

Exhibit III
Form of Tenant Notice
[BORROWER’S LETTERHEAD]
___________, 20__

Re:	Lease dated [________], 200_ between [________],
as Landlord, and [_____], as Tenant,
concerning premises known as [________] (the “Building”).
Dear Tenant:
[As of _______, 200_, ___________, the owner of the Building, has transferred the Building to _____________ (the “New Landlord”).] The undersigned hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease as follows:

(x)	If the payment is made by wire transfer, you shall transfer the applicable funds to the following account:
Bank:
Account Name
Account No.:
ABA No.:
Contact:
If the payment is made by check, you shall deliver your payment to the following address: [LOCKBOX ADDRESS].
[In addition, please amend the insurance policies that you are required to maintain under your lease to include the new owner as an additional insured thereon.]
The instructions set forth herein are irrevocable and are not subject to modification by us or the New Landlord in any manner. Only [name of then-current Lender], or its successors and assigns, may by written notice to you rescind or modify the instructions contained herein.
Thank you in advance for your cooperation and if you have any questions, please call _________ at (___) ___-_________.
Very truly yours,

Exhibit III
1

Exhibit IV
Form of Notice of Borrowing
[Letterhead of Borrower]
[Date]
H/2 Financial Funding I LLC
680 Washington Boulevard
Seventh Floor
Stamford, Connecticut 06901
Attention: Daniel Ottensoser
Dear Daniel:
Reference is hereby made to that certain Loan Agreement, by and between H/2 FINANCIAL FUNDING I LLC, a Delaware limited liability company (“Lender”), and MAGUIRE PROPERTIES-355 S. GRAND, LLC, a Delaware limited liability company (“Borrower”), dated as of [___________], 2016 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement.
Pursuant to [Section 1.5(b)(ii) and Section 1.5(b)(iii)] [Section 3.5] [Section 3.9] of the Loan Agreement, Borrower hereby requests Lender to disburse to Borrower [a Future Advance] [Unfunded Obligations Reserve Funds] [funds on deposit in the TI/LC Reserve Account] [funds on deposit in the Cash Collateral Reserve Account] in the aggregate principal amount of, and for the intended uses described in, Schedule A.
Borrower hereby certifies the following:

(a)	The undersigned is a Responsible Officer of Borrower;

(b)
No Event of Default or Default has occurred and is continuing, and all of the conditions precedent to [the Future Advance] [the disbursement from the TI/LC Reserve Account] [the disbursement from the Cash Collateral Reserve Account] [and] [the disbursement from the Unfunded Obligations Reserve Account] set forth herein have been complied with (other than those conditions that are dependent upon any action or determination of Lender);

(c)
[The Future Advance] [the disbursement from the TI/LC Reserve Account] [the disbursement from the Cash Collateral Reserve Account] will be used solely for Approved Leasing Costs, or to reimburse Borrower for such Approved Leasing Costs previously paid by Borrower, in either case as further described on Schedule A] [and] [the applicable disbursement from the Unfunded Obligations

Exhibit IV
1

Reserve Account will be used for Unfunded Obligations or to reimburse Borrower for such Unfunded Obligations previously paid by Borrower in either case as further described on Schedule A];

(d)	[Together with all previous Future Advances, the amount of the Future Advance requested hereunder does not exceed the Maximum Future Advance Amount;]

(e)
If items of Approved Leasing Costs are (1) in excess of $50,000.00, attached as Exhibit A are invoices and/or other evidence reasonably satisfactory to Lender that such amounts are due and payable or have been paid, or (2) less than or equal to $50,000.00, Borrower hereby certifies that such amounts are due and payable or have been paid;

(f)
The Approved Leasing Costs to be funded by [the requested Future Advance] [the requested disbursement from the TI/LC Reserve Account] [the requested disbursement from the Cash Collateral Reserve Account] [and] [the requested Unfunded Obligations to be funded by the disbursement from the Unfunded Obligations Reserve Account] have been performed by Borrower or requisitioned by the applicable Tenant substantially in accordance with the terms of the applicable Lease, if applicable;

(g)
[If a disbursement of Unfunded Obligations is in connection with a Tenant’s conversion of Tenant Allowance to free rent, the appropriate amount and the period for which such free rent is applicable are set forth on Schedule A;] and

(h)
All representations and warranties with respect to the Property set forth in the Loan Agreement and the other Loan Documents (except representations and warranties that are made as of a specific date) are true and correct in all material respects as of the date hereof, except as set forth in Schedule B attached hereto (provided that such representation and warranty exceptions shall only constitute valid exceptions if they do not constitute violations of the terms and conditions of this Agreement and the other Loan Documents, or are otherwise acceptable to Lender in its sole discretion).

After you have the opportunity to review the foregoing and the attached, please contact me with any questions you may have.

[Signature Page Follows]

Exhibit IV
2

Sincerely,

MAGUIRE PROPERTIES-355 S. GRAND, LLC,
a Delaware limited liability company

By:	______________________
Name:
Title:

Exhibit IV
3

SCHEDULE A

Funding Requested:	[Future Advance] [disbursement from the TI/LC
Reserve Account] [disbursement from the Cash
Collateral Reserve Account] [Unfunded Obligations
Reserve Account disbursement]

Maximum Principal Amount

Requested:	$______________________________

Intended Uses:	_______________________________
_______________________________
_______________________________

Requested Date of funding:	_______________________________
Tenant Allowance Conversion

Free Rent Amount and Period:	_______________________________

Exhibit IV
4

SCHEDULE B
EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exhibit IV
5

EXHIBIT A
INVOICES

Exhibit IV
6

Schedule A
Property
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOT 5 OF TRACT NO. 30780, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 912, PAGES 39 THROUGH 45, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING FROM THAT PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THAT CERTAIN STRIP SHOWN ON SHEET 7 OF THE MAP OF SAID TRACT NO. 30780 AS “EASEMENT TO CITY OF LOS ANGELES FOR STREET PURPOSES ABOVE PLANE”, ALL RIGHT, TITLE AND INTEREST CONVEYED AND/OR DEDICATED TO THE CITY OF LOS ANGELES, BY AND ON THE MAP OF SAID TRACT NO. 30780, AS RESERVED IN DEED FROM THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, OF THE STATE OF CALIFORNIA, RECORDED MARCH 31, 1981 AS INSTRUMENT NO. 81-320600 OF OFFICIAL RECORDS.

ALSO EXCEPTING FROM ALL PUBLIC STREETS, HIGHWAYS OR OTHER PUBLIC WAYS ADJOINING SAID LOT 5, ALL RIGHT, TITLE AND INTEREST CONVEYED TO THE CITY OF LOS ANGELES, BY THE MAP OF SAID TRACT NO. 30780.

ALSO EXCEPTING FROM ALL OF THE ABOVE DESCRIBED LAND, ALL OIL, GAS AND OTHER MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF A WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREAS, AS RECORDED AUGUST 07, 1958 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN VARIOUS DEEDS OF RECORD, AMONG THEM BEING THE DEED RECORDED MAY 20, 1966 AS INSTRUMENT NO. 3925, IN BOOK D-3311, PAGE 794 OF OFFICIAL RECORDS.

PARCEL B:

THAT PORTION OF LOT 6 OF TRACT NO. 30780, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 912, PAGES 39 THROUGH 45, INCLUSIVE OF MAPS, IN THE OFFICE OF THE

Schedule A
1

COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHEASTERLY LINE OF SAID LOT 6, THAT IS DISTANT THEREON NORTH 37°50’12” EAST 6.16 FEET FROM THE MOST SOUTHERLY CORNER OF SAID LOT 6; THENCE ALONG SAID SOUTHEASTERLY LINE, SOUTH 37°50’12” WEST 6.16 FEET TO SAID MOST SOUTHERLY CORNER; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 6, NORTH 52°09’40” WEST 317.76 FEET TO THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 6, NORTH 41°32’59” EAST 6.17 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE SOUTH 52°09’48” EAST 30.94 FEET; THENCE SOUTH 37°50’12” WEST 2.00 FEET; THENCE SOUTH 52°09’48” EAST 95.885 FEET; THENCE SOUTH 07°09’48” EAST 2.45 FEET; THENCE SOUTH 52°09’48” EAST 0.77 FEET; THENCE NORTH 82°50’12” EAST 2.45 FEET; THENCE SOUTH 52°09’48” EAST 95.885 FEET; THENCE NORTH 37°50’12” EAST 2.00 FEET; THENCE SOUTH 52°09’48” EAST 90.42 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM THAT PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THAT CERTAIN STRIP SHOWN ON SHEET 7 OF THE MAP OF SAID TRACT NO. 30780 AS “EASEMENT TO CITY OF LOS ANGELES FOR STREET PURPOSES ABOVE PLANE”, ALL RIGHT, TITLE AND INTEREST CONVEYED AND/OR DEDICATED TO THE CITY OF LOS ANGELES, BY AND ON THE MAP OF SAID TRACT NO. 30780.

ALSO EXCEPTING FROM ALL PUBLIC STREETS, HIGHWAYS OR OTHER PUBLIC WAYS ADJOINING SAID LOT 6, ALL RIGHT, TITLE AND INTEREST CONVEYED TO THE CITY OF LOS ANGELES, BY THE MAP OF SAID TRACT NO. 30780.

ALSO EXCEPTING FROM ALL OF THE ABOVE DESCRIBED LAND, ALL OIL, GAS AND OTHER MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF A WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR MOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREAS, AS RECORDED AUGUST 07, 1958 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN VARIOUS DEEDS OF RECORD, AMONG THEM BEING THE DEED RECORDED MAY 20, 1966 AS INSTRUMENT NO. 3925, IN BOOK D-3311, PAGE 794 OF OFFICIAL RECORDS.

PARCEL C:

PARCEL B IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP L.A. NO. 4932, FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THAT PORTION OF SAID PARCEL B INCLUDED WITHIN ALL SPACE LOCATED ABOVE ELEVATION 330.00 OVER THAT PORTION OF LOT 2 OF TRACT NO. 30781, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF

Schedule A
2

CALIFORNIA, AS SHOWN IN BOOK 897, PAGES 8 THROUGH 12, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 2; THENCE SOUTHEASTERLY, ALONG THE SOUTHWESTERLY LINE OF SAID LOT 2 A DISTANCE OF 10 FEET; THENCE NORTHEASTERLY ALONG A LINE PARALLEL WITH THE NORTHWESTERLY LINE OF SAID LOT 2 A DISTANCE OF 35 FEET; THENCE NORTHWESTERLY ALONG A LINE PARALLEL WITH THE SOUTHWESTERLY LINE OF SAID LOT 2 TO THE NORTHWESTERLY LINE OF SAID LOT 2; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT 2 TO THE POINT OF BEGINNING.

ABOVE MENTIONED ELEVATION IS BASED ON NATIONAL GEODETIC VERTICAL DATUM OF 1929 PER ORDINANCE NO. 150.763 OF THE CITY OF LOS ANGELES, EFFECTIVE MAY 19, 1978.

ALSO EXCEPTING ALL OIL GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF THE WELL, HOLE SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED AUGUST 07, 1958 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED BY VARIOUS DEEDS OF RECORD AMONG THEM BEING THAT DEED RECORDED MAY 15, 1962 AS INSTRUMENT NO. 1762, IN BOOK M-1614, PAGE 654 OF OFFICIAL RECORDS.

PARCEL D: (FOR THE BENEFIT OF PARCEL C)

AN EXCLUSIVE EASEMENT, TO CONSTRUCT, MAINTAIN, USE, REPAIR, REPLACE, RECONSTRUCT, OPERATE, ADD TO, ALTER, AND AS TO NON-STRUCTURAL ELEMENTS ONLY, REMOVE AT ANY TIME AND FROM TIME TO TIME THE PORTION OF THE PROJECT AS SAID PROJECT IS DEFINED THE RECIPROCAL GRANT OF EASEMENTS, RECORDED FEBRUARY 12, 1982 AS INSTRUMENT NO. 82-160076, AS MODIFIED BY INSTRUMENT RECORDED NOVEMBER 20, 1986 AS INSTRUMENT NO. 86-1609429, BOTH OF OFFICIAL RECORDS, ON, UNDER AND ACROSS THE LAND DESCRIBED AS FOLLOWS:

A) THAT PORTION OF PARCEL A OF PARCEL MAP L.A. NO. 4932, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY (KNOWN AS PARCEL X-2(A)), LYING BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL GEODETIC VERTICAL DATUM OF 1929 AND LOCATED SOUTHEASTERLY OF A LINE THAT IS PARALLEL WITH AND DISTANT 3.00 FEET NORTHWESTERLY, MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE, IN THE

Schedule A
3

BOUNDARY OF SAID PARCEL, HAVING A BEARING AND DISTANCE OF NORTH 37°53’08” EAST 35.00 FEET AND ITS NORTHEASTERLY PROLONGATION.

B) THAT PORTION OF LOT 4 OF SAID TRACT NO. 30781, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 897, PAGES 8 THROUGH 12, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL GEODETIC VERTICAL DATUM OF 1929, AND LOCATED SOUTHEASTERLY OF THE PARALLEL LINE LAST MENTIONED IN PARAGRAPH (A) ABOVE AND NORTHEASTERLY OF THE NORTHWESTERLY PROLONGATION OF THE MOST SOUTHWESTERLY LINE OF PARCEL B OF PARCEL MAP L.A. NO. 4932 IN SAID CITY, COUNTY AND STATE AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL E: (FOR THE BENEFIT OF PARCEL C)

NON-EXCLUSIVE EASEMENTS FOR THE SUPPORT OF THE PROJECT INCLUDING THE CONSTRUCTION, MAINTENANCE, INSPECTION AND USE, AT ANY TIME AND FROM TIME TO TIME OF PERMANENT TIEBACKS, FOR THE SUPPORT OF THE RETAINING WALL ON THE WEST SIDE OF THE PROJECT AS SAID PROJECT IS DEFINED IN THE RECIPROCAL GRANT OF EASEMENTS, RECORDED FEBRUARY 12, 1982 AS INSTRUMENT NO. 82-160076, AS AMENDED BY FIRST AMENDMENT RECORDED NOVEMBER 20, 1986 AS INSTRUMENT NO. 86-1609429, BOTH OF OFFICIAL RECORDS, OVER THE LAND DESCRIBED AS FOLLOWS:

THAT PORTION OF PARCEL A OF PARCEL MAP L.A. NO. 4932, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY (KNOWN AS PARCEL X-2(A)), LYING BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL GEODETIC VERTICAL DATUM OF 1929.

PARCEL F: (FOR THE BENEFIT OF PARCEL C)

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF FURNISHING SURFACE DRAINAGE OF WATER AND RIGHT OF WAY FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AND TO CONSTRUCT, MAINTAIN, USE, REPAIR, REPLACE, RECONSTRUCT, ADD TO AND ALTER AT ANY TIME, AND FROM TIME TO TIME, SUBSURFACE PIPELINES, BEAMS, WALLS AND SLABS FOR SUPPORT OF A RETAINING WALL, OVER THE LAND DESCRIBED AS FOLLOWS:

THAT PORTION OF PARCEL A OF PARCEL MAP L.A. NO. 4932, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 134, PAGE 71 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY (KNOWN AS PARCEL X-2(A)), LYING ABOVE AND BELOW A PLANE WHOSE ELEVATION IS 332.00 FEET, BASED ON THE NATIONAL

Schedule A
4

GEODETIC VERTICAL DATUM OF 1929, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID PARCEL A; THENCE ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL; THENCE SOUTH 37°43’50” WEST 200.17 FEET, SOUTH 52°16’10” EAST 9.00 FEET AND SOUTH 37°46’58” WEST ALONG SAID LINE AND ITS SOUTHWESTERLY PROLONGATION TO THAT CERTAIN SOUTHWESTERLY LINE OF SAID PARCEL HAVING A BEARING AND DISTANCE OF NORTH 52°11’46” WEST, 158.28 FEET; THENCE ALONG SAID SOUTHWESTERLY LINE TO A LINE PARALLEL WITH AND DISTANT 19.00 FEET NORTHWESTERLY MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE IN SAID SOUTHEASTERLY LINE SHOWN AS HAVING A BEARING AND DISTANCE OF NORTH 37°46’58” EAST, 55.90 FEET; THENCE NORTH 37°46’58” EAST, ALONG SAID PARALLEL LINE, 68.00 FEET, THENCE NORTH 52°16’10” WEST 7.00 FEET TO A LINE PARALLEL WITH AND DISTANT 17.00 FEET NORTHWESTERLY MEASURED AT RIGHT ANGLES FROM THAT CERTAIN COURSE IN SAID SOUTHEASTERLY LINE SHOWN AS HAVING A BEARING AND DISTANCE OF NORTH 37°43’50” EAST 200.17 FEET; THENCE NORTH 37°43’50” EAST TO THE NORTHEASTERLY LINE OF SAID PARCEL; THENCE SOUTH 52°11’33” EAST ALONG SAID NORTHEASTERLY LINE TO THE POINT OF BEGINNING.

PARCEL G:

THAT PORTION OF THE SUBSURFACE OF FOURTH STREET, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, LYING BELOW A DATUM PLANE OF ELEVATION 327.25 FEET, AS VACATED BY RESOLUTION NO. 81-01537, ADOPTED AUGUST 14, 1981, AND AS SHOWN IN VOLUME 23, PAGE 16 OF “STREET VACATION MAPS” ON FILE IN THE OFFICE OF THE CITY CLERK OF THE CITY OF LOS ANGELES, CITY HALL, LOS ANGELES, CALIFORNIA.

EXCEPTING THEREFROM ALL OIL, GAS, WATER AND MINERAL RIGHTS WITHOUT, HOWEVER, THE RIGHT TO USE ANY PORTION OF SAID LAND TO A DEPTH OF 500 FEET BELOW SAID DATUM FOR THE EXTRACTION OF SUCH OIL, GAS, WATER OR MINERALS, AS RESERVED IN THE DEED RECORDED MARCH 23, 1982 AS INSTRUMENT NO. 82-307989 OFFICIAL RECORDS, WHICH FURTHER PROVIDES THAT THE AREA CONVEYED IN THE DEED IS TO BE USED ONLY FOR THE PURPOSE OF PROVIDING STRUCTURAL SUPPORT AND FACILITATING THE CONSTRUCTION OF IMPROVEMENTS UPON THE ADJOINING REAL PROPERTY, AND FOR NO OTHER USE.

PARCEL H: (FOR THE BENEFIT OF PARCELS A AND B)

ALL EASEMENTS AND RIGHTS, MORE PARTICULARLY DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AND OPERATING AGREEMENT EXECUTED BY MAGUIRE PARTNERS-CROCKER PROPERTIES PHASE I, A CALIFORNIA LIMITED PARTNERSHIP, AND MAGUIRE PARTNERS-CROCKER PROPERTIES- SOUTH TOWER, A CALIFORNIA LIMITED PARTNERSHIP, DATED AS OF DECEMBER 20, 1982 AND RECORDED DECEMBER 22, 1982 AS INSTRUMENT NO. 82-

Schedule A
5

1279463, AND AS MODIFIED BY DOCUMENT RECORDED AUGUST 26, 1987 AS INSTRUMENT NO. 87-1374869, BOTH OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA.

APN: 5149-010-024; 5151-015-013

Schedule A
6

Schedule B
Property Agreements

1.
Reciprocal Grant of Easement and Declaration of Establishment of Restrictions and Covenants - Parcels X-2(a) and X-2(b), dated as of September 25, 1981 and recorded in the Official Records of Los Angeles County, California on February 12, 1982 as number 82-160076, by and among Maguire Partners - Crocker Properties-South Tower, a joint venture organized and existing under the California Uniform Partnership Act (as predecessor-in-interest to Borrower), The Community Redevelopment Agency of the City of Los Angeles, California, a public body corporate and politic established pursuant to Chapter 2 of the Community Redevelopment Law of the State of California, and The RHF-Bunker Hill Corporation, a California non-profit corporation, as amended by that certain First Amendment to Reciprocal Grant of Easement and Declaration of Establishment of Restrictions and Covenants - Parcels X-2(a) and X-2(b) and Lot 4 of Tract 30781, dated as of November 14, 1986 and recorded in the Official Records of Los Angeles County, California on November 20, 1986 as number 86-1609429, by and among Maguire Partners - Crocker Properties-South Tower, a joint venture organized and existing under the California Uniform Partnership Act (as predecessor-in-interest to Borrower), The Community Redevelopment Agency of the City of Los Angeles, California, a public body corporate and politic established pursuant to Chapter 2 of the Community Redevelopment Law of the State of California, and The RHF-Bunker Hill Corporation, a California non-profit corporation.

2.
Reciprocal Easement and Operating Agreement, dated as of December 20, 1982 and recorded in the Official Records of Los Angeles County, California on December 22, 1982 as number 82-1279463, by and between Maguire Partners - Crocker Properties Phase I, a California limited partnership (as predecessor-in-interest to North Tower LLC, a Delaware limited liability company), and Maguire Partners - Crocker Properties-South Tower, a California limited partnership (as predecessor-in-interest to Borrower), as amended by that certain First Amendment to Reciprocal Easement and Operating Agreement, dated as of June 28, 1985 and recorded in the Official Records of Los Angeles County, California on August 26, 1987 as number 87-1374869, by and between Maguire Partners - Crocker Properties Phase I, a California limited partnership (as predecessor-in-interest to North Tower LLC, a Delaware limited liability company), and Maguire Partners - Crocker Properties-South Tower, a California limited partnership (as predecessor-in-interest to Borrower), as supplemented by that certain Transient Parking Capacity Agreement, dated as of June 28, 1985, by and between Maguire Partners - Crocker Properties Phase I, a California limited partnership (as predecessor-in-interest to North Tower LLC, a Delaware limited liability company), and Maguire Partners - Crocker Properties-South Tower, a California limited partnership (as predecessor-in-interest to Borrower).

Schedule B
1

Schedule C
Monthly Property Tax Deposits
[Attached]

Schedule C
1

Schedule D
Unfunded Obligations

Schedule D
1

Schedule E
Exception Report

Schedule E
1

Schedule F
[RESERVED]

Schedule F
1

Schedule G
Rent Roll

Schedule G
1

Schedule H
Material Agreements
None

Schedule H
1

Schedule I
Deferred Maintenance Conditions

Schedule I
1